FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-06

Dated April 23, 2025	BMO 2025-5C10
Structural and Collateral Term Sheet
BMO 2025-5C10 Mortgage Trust
$627,973,292 (Approximate Mortgage Pool Balance)

$552,563,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-5C10

Bank of Montreal

Citi Real Estate Funding Inc.

German American Capital Corporation

Starwood Mortgage Capital LLC

Goldman Sachs Mortgage Company

Greystone Commercial Mortgage Capital LLC

Societe Generale Financial Corporation

Zions Bancorporation, N.A.

UBS AG

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 23, 2025	BMO 2025-5C10

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Publicly Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C10 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated April 23, 2025	BMO 2025-5C10

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-5C10
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$420,000		30.000%	%	(6)	2.48	06/25-12/29
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$433,383,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$119,180,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa3(sf)	$61,138,000		20.125%	%	(6)	4.91	04/30-04/30
Class B	AA-sf/AA(sf)/NR	$32,503,000		14.875%	%	(6)	4.97	04/30-05/30
Class C	A-sf/A-(sf)/NR	$25,539,000		10.750%	%	(6)	5.00	05/30-05/30

Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D	BBB-sf/BBB(sf)/NR	$20,121,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$13,930,000		8.500%	%	(6)	5.00	05/30-05/30
Class E	BBB-sf/BBB(sf)/NR	$6,191,000		7.500%	%	(6)	5.00	05/30-05/30
Class F-RR(11)	BB-sf/BB+(sf)/NR	$12,383,000		5.500%	%	(6)	5.00	05/30-05/30
Class XFRR(11)	BB-sf/BB+(sf)/NR	$12,383,000(8)		N/A	%	Variable IO(9)	N/A	N/A
Class G-RR(11)	B-sf/B+(sf)/NR	$8,513,000		4.125%	%	(6)	5.00	05/30-05/30
Class XGRR(11)	B-sf/B+(sf)/NR	$8,513,000(8)		N/A	%	Variable IO(9)	N/A	N/A
Class J-RR(11)	NR/NR/NR	$25,538,867		0.000%	%	(6)	5.00	05/30-05/30
Class XJRR(11)	NR/NR/NR	$25,538,867(8)		N/A	%	Variable IO(9)	N/A	N/A
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Non-Offered Vertical Risk Retention Interest(10)(13)
Non-Offered Eligible Vertical Interest	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Combined VRR Interest Balance(2)		Approximate Initial Credit Support(3)	Initial Effective Interest Rate (4)	Effective Interest Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Combined VRR Interest(13)	NR/NR/NR	$8,854,424	(14)	N/A(15)	%(16)	(16)	4.85	06/25-05/30

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class XFRR, Class XGRR and Class XJRR certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of non-vertically retained principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of non-vertically retained principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of non-vertically retained principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of non-vertically retained principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates, if any, junior to the subject class of non-vertically retained principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest (as defined in footnote (13) below).
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-5C10
Indicative Capital Structure
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “non-vertically retained principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “non-vertically retained certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $432,963,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $200,000,000	N/A – 4.72	N/A – 12/29-03/30
Class A-3	$232,963,000 - $432,963,000	4.80 – 4.87	03/30-04/30 – 12/29-04/30

(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class XFRR	Class F-RR
Class XGRR	Class G-RR
Class XJRR	Class J-RR

(9)	For any Distribution Date, the pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates and uncertificated interests set forth below “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table are not offered hereby.
(11)	In partial satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR and Class XJRR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 3.5907% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates) and the Uncertificated VRR Interest) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by RREF V - D AIV RR L, LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(13)	In partial satisfaction of Bank of Montreal’s remaining risk retention obligations as retaining sponsor for this securitization transaction, Bank of Montreal is expected to acquire (or cause one or more other parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $8,854,424 (the “Combined VRR Interest”), which is expected to represent approximately 1.4100% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the certificates (other than the Class R certificates) and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the closing date for this transaction, subject to any variance in the initial principal balance of the Combined VRR Interest following calculation of the actual fair value of the HRR Certificates, all of the other classes of certificates (other than the Class R certificates) and the Uncertificated VRR Interest, as described under “Credit Risk Retention” in the Preliminary Prospectus. The Combined VRR Interest will consist of the “Uncertificated VRR Interest” and the "Class VRR certificates” (each as defined under “Credit Risk Retention” in the Preliminary Prospectus). The Combined VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest” and “single vertical security” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus. The Combined VRR Interest is not offered hereby.
(14)	Constitutes the Combined VRR Interest Balance, which consists of the aggregate of the certificate balance of the Class VRR certificates and the principal balance of the Uncertificated VRR Interest.
(15)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The Class VRR certificates and the non-vertically retained principal balance certificates are collectively referred to as the “principal balance certificates”, and the Class VRR certificates and the non-vertically retained certificates are collectively referred to as the “Certificates”.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-5C10
Summary of Transaction Terms
Publicly Offered Certificates:	$552,563,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (24.4%); Citi Real Estate Funding Inc. (“CREFI”) (29.0%); German American Capital Corporation (“GACC”) (12.2%); Starwood Mortgage Capital LLC (“SMC”) (9.6%); Goldman Sachs Mortgage Company (“GSMC”) (7.2%); Greystone Commercial Mortgage Capital LLC (“GCMC”) (7.0%); Societe Generale Financial Corporation (“SGFC”) (4.5%); Zions Bancorporation, N.A. (“ZBNA”) (4.4%); and UBS AG (“UBS”) (1.7%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Directing Holder/Controlling Class Representative:	RREF V - D AIV RR L, LLC
Trustee:	Wilmington Savings Fund Society, FSB
Certificate Administrator:	Citibank, N.A.
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about May 16, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in May 2025, or in the case of any mortgage loan that has its first due date after May 2025, the date that would have been its due date in May 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in June 2025.
Assumed Final Distribution Date:	The Distribution Date in May 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in May 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E, Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR, Class XJRR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-5C10
Summary of Transaction Terms
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
CREFI	5	10	$169,325,000	27.0%	$182,325,000	29.0%
BMO	8	12	$117,365,292	18.7%	$153,365,292	24.4%
GACC	3	3	$76,600,000	12.2%	$76,600,000	12.2%
SMC	7	10	$60,325,000	9.6%	$60,325,000	9.6%
GSMC	1	1	$30,000,000	4.8%	$45,000,000	7.2%
GCMC	3	5	$43,830,000	7.0%	$43,830,000	7.0%
SGFC	2	4	$28,400,000	4.5%	$28,400,000	4.5%
ZBNA	1	3	$27,500,000	4.4%	$27,500,000	4.4%
UBS AG	2	10	$10,628,000	1.7%	$10,628,000	1.7%
BMO, GSMC	1	1	$45,000,000	7.2%	-	-
BMO, CREFI	1	8	$19,000,000	3.0%	-	-
Total:	34	67	$627,973,292	100.0%	$627,973,292	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$627,973,292
Number of Mortgage Loans:	34
Number of Mortgaged Properties:	67
Average Cut-off Date Balance per Mortgage Loan:	$18,469,803
Weighted Average Current Mortgage Rate(1):	6.79133%
10 Largest Mortgage Loans as % of IPB:	59.5%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.80x
Weighted Average UW NOI Debt Yield(2):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	55.1%
Weighted Average Maturity Date/ARD LTV(2)(4):	55.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	15.1%
% of Mortgage Loans with Single Tenants(5):	2.6%
% of Mortgage Loans secured by Multiple Properties:	30.9%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	355 months
% of Mortgage Loans with Interest-Only:	98.1%
% of Mortgage Loans with Amortizing Balloon:	1.9%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	66.1%
% of Mortgage Loans with Springing Lockboxes:	28.7%
% of Mortgage Loans with Soft Lockboxes:	5.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	79.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	79.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	65.4%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
(1)	In case of Loan No. 12, the Weighted Average Current Mortgage Rate is calculated based the interest rate of 5.911647% per annum. The weighted average interest rate of the related whole loan is 6.65459975163399% per annum.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 3, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 33 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use, multifamily (with commercial tenants) and self storage (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	NJ Asden Portfolio	Various, NJ	CREFI	6	$60,000,000	9.6%	1,011	Multifamily	1.37x	8.9%	62.8%	62.8%
2	Marriott JFK	Jamaica, NY	CREFI	1	$60,000,000	9.6%	360	Hospitality	1.52x	13.0%	65.8%	65.8%
3	1535 Broadway	New York, NY	BMO, GSMC	1	$45,000,000	7.2%	106,481	Retail	3.34x	21.6%	26.6%	26.6%
4	Muse at Torrey Pines	San Diego, CA	GACC	1	$45,000,000	7.2%	91,521	Mixed Use	2.51x	14.5%	39.5%	39.5%
5	Herald Center	New York, NY	BMO	1	$31,000,000	4.9%	267,207	Mixed Use	3.10x	17.1%	34.6%	34.6%
6	Radius Nashville	Nashville, TN	GSMC	1	$30,000,000	4.8%	252,470	Office	1.67x	14.2%	57.4%	57.4%
7	EVEN Hotel Chicago – Tinley Park	Tinley Park, IL	BMO	1	$28,500,000	4.5%	202	Hospitality	1.57x	15.5%	60.0%	60.0%
8	CPC Retail Portfolio	Various, Various	ZBNA	3	$27,500,000	4.4%	296,120	Retail	1.30x	9.9%	69.4%	69.4%
9	9-11 Maiden Lane	New York, NY	GCMC	1	$25,500,000	4.1%	66	Multifamily	1.51x	9.6%	57.3%	57.3%
10	Redmond Town Center	Redmond, WA	CREFI	1	$21,125,000	3.4%	389,431	Retail	1.48x	10.6%	67.5%	67.5%

	Top 3 Total/Weighted Average			8	$165,000,000	26.3%			1.96x	13.9%	54.0%	54.0%
	Top 5 Total/Weighted Average			10	$241,000,000	38.4%			2.21x	14.4%	48.8%	48.8%
	Top 10 Total/Weighted Average			17	$373,625,000	59.5%			1.96x	13.6%	53.5%	53.5%
	Non-Top 10 Total/Weighted Average			50	$254,348,292	40.5%			1.57x	11.8%	57.5%	57.4%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	NJ Asden Portfolio	CREFI	$60,000,000	$30,000,000	BMO 2025-5C10	Midland	Rialto	BBCMS 2025-5C34	$30,000,000
2	Marriott JFK	CREFI	$60,000,000	$40,000,000	BMO 2025-5C10	Midland	Rialto	Future Securitization(s)	$40,000,000
3	1535 Broadway	BMO, GSMC	$45,000,000	$232,100,000	BWAY Trust 2025-1535(2)	Midland(2)	Rialto(2)	BWAY Trust 2025-1535	$247,100,000
5	Herald Center	BMO	$31,000,000	$128,000,000	Benchmark 2025-V13	Midland	LNR	Benchmark 2025-V13 Benchmark 2025-V14 BMO 2025-5C9	$50,000,000 $18,000,000 $60,000,000
6	Radius Nashville	GSMC	$30,000,000	$48,000,000	BMO 2025-5C10(3)	Midland(3)	Rialto(3)	Future Securitization(s)	$48,000,000
10	Redmond Town Center	CREFI	$21,125,000	$100,375,000	Benchmark 2025-V14	Midland	Greystone	Benchmark 2025-V14 BANK 2025-5YR14	$70,000,000 $30,375,000
12	Project Midway	BMO, CREFI	$19,000,000	$511,000,000	BX 2025-BIO3	KeyBank	CWCapital	BX 2025-BIO3 BBCMS 2025-5C33 BMO 2025-5C9 MSBAM 2025-5C1 Benchmark 2025-V14	$300,000,000 $52,000,000 $20,000,000 $69,000,000 $70,000,000
13	Pinnacle Hills Promenade	SGFC	$18,000,000	$112,000,000	BMO 2025-5C9	Midland	3650 REIT	Benchmark 2025-V13 BMO 2025-5C9	$52,000,000 $60,000,000
16	Las Olas City Centre	GACC	$15,000,000	$130,000,000	Benchmark 2025-V14	Midland	Greystone	Benchmark 2025-V14 BANK5 2025-5YR14 BMO 2025-5C9 Future Securitization(s)	$70,000,000 $30,000,000 $10,000,000 $20,000,000
20	Riverwalk West	BMO	$12,500,000	$67,500,000	BBCMS 2024-5C31(4)	Midland(4)	LNR(4)	BBCMS 2024-5C31 BMO 2024-5C8 BBCMS 2025-5C33 Future Securitization(s)	$20,000,000 $20,000,000 $15,000,000 $12,500,000
21	Newport on the Levee	BMO	$11,965,292	$29,913,229	BMO 2024-5C8	Wells Fargo	Greystone	BMO 2024-5C8	$30,000,000
25	Commando Self Storage Portfolio	UBS AG	$7,500,000	$60,000,000	BMO 2025-5C9	Midland	3650 REIT	BMO 2025-5C9	$60,000,000
(1)	In the case of Loan Nos. 3, 5 and 12, the Aggregate Pari Passu Companion Loan Cut-off Date Balance and Related Pari Companion Passu Loan(s) Original Balance exclude the related subordinate companion loan(s).
(2)	The BWAY Trust 2025-1535 securitization transaction is expected to close after the date of this Term Sheet but prior to the closing date of this securitization transaction.
(3)	In the case of Loan No. 6, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C10 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(4)	In the case of Loan No. 20, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2024-5C31 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(4)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
3	1535 Broadway	$45,000,000	$232,100,000	$172,900,000	$450,000,000	3.34x	1.89x	26.6%	43.3%	21.6%	13.3%
5	Herald Center	$31,000,000	$128,000,000	$141,000,000	$300,000,000	3.10x	1.35x	34.6%	65.2%	17.1%	9.1%
12	Project Midway	$19,000,000	$511,000,000	$235,000,000	$765,000,000	2.23x	1.51x	41.1%	59.3%	14.9%	10.3%
(1)	In each case of Loan Nos. 3, 5 and 12, subordinate debt represents subordinate companion loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loan(s).
(3)	In case of Loan No. 12, the Mortgage Loan UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s).
(4)	In case of Loan No. 3, Total Debt UW NCF DSCR is calculated based on the whole loan interest rate of 6.899016087% per annum. In case of Loan No. 5, Total Debt UW NCF DSCR is calculated based on the whole loan interest rate of 6.5932% per annum. The weighted average of interest rate of the related subordinate companion loan(s) is 7.90376110673759% per annum. In case of Loan No. 12, the Total Debt UW NCF DSCR is calculated based on the whole loan interest rate of 6.65459975163399% per annum. The weighted average of interest rate of the related subordinate companion loan(s) is 6.97400% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Multifamily	High Rise	7	$85,500,000	13.6%	1.41x	9.1%	61.2%	61.2%
	Garden	3	24,358,769	3.9	1.71x	12.1%	43.6%	43.6%
	Mid Rise	2	18,100,000	2.9	1.27x	8.7%	65.1%	65.1%
	Student Housing	3	5,800,000	0.9	1.40x	10.3%	68.2%	68.2%
	Low Rise	1	4,330,000	0.7	1.30x	8.6%	63.7%	63.7%
	Subtotal / Weighted Average:	16	$138,088,769	22.0%	1.44x	9.6%	59.0%	59.0%
Mixed Use	R&D/Lab/Office	1	$45,000,000	7.2%	2.51x	14.5%	39.5%	39.5%
	Retail/Office	2	42,965,292	6.8	2.64x	16.4%	36.0%	35.6%
	Lab/Office	7	18,716,863	3.0	2.23x	14.9%	41.1%	41.1%
	Multifamily/Retail	4	18,369,231	2.9	1.38x	9.6%	63.3%	63.3%
	Office/Retail	1	8,468,750	1.3	1.50x	11.1%	61.6%	61.6%
	Subtotal / Weighted Average:	15	$133,520,135	21.3%	2.29x	14.3%	43.3%	43.2%
Hospitality	Full Service	4	$105,500,000	16.8%	1.58x	14.4%	63.8%	63.8%
	Limited Service	2	10,600,000	1.7	1.64x	14.7%	54.9%	54.9%
	Subtotal / Weighted Average:	6	$116,100,000	18.5%	1.58x	14.4%	63.0%	63.0%
Retail	Anchored	4	$45,500,000	7.2%	1.49x	11.4%	59.2%	59.2%
	Retail/Signage	1	45,000,000	7.2	3.34x	21.6%	26.6%	26.6%
	Lifestyle Center	1	21,125,000	3.4	1.48x	10.6%	67.5%	67.5%
	Shadow Anchored	1	4,000,000	0.6	1.38x	9.9%	53.3%	53.3%
	Unanchored	1	143,551	0.0	1.30x	9.0%	62.7%	62.7%
	Subtotal / Weighted Average:	8	$115,768,551	18.4%	2.20x	15.1%	47.8%	47.8%
Office	CBD	2	$45,000,000	7.2%	1.71x	13.7%	60.0%	60.0%
	Suburban/R&D	1	4,031,250	0.6	1.50x	11.1%	61.6%	61.6%
	Suburban	1	283,137	0.0	2.23x	14.9%	41.1%	41.1%
	Subtotal / Weighted Average:	4	$49,314,387	7.9%	1.69x	13.5%	60.0%	60.0%
Self Storage	Self Storage	13	$32,781,449	5.2%	1.38x	9.3%	63.2%	63.2%
Industrial	R&D/Flex	1	$16,600,000	2.6%	1.41x	10.5%	66.7%	66.7%
	Flex	1	11,300,000	1.8	1.42x	11.0%	63.8%	63.8%
	Subtotal / Weighted Average:	2	$27,900,000	4.4%	1.41x	10.7%	65.5%	65.5%
Manufactured Housing	Manufactured Housing	3	$14,500,000	2.3%	1.47x	10.2%	67.4%	67.4%
Total / Weighted Average:		67	$627,973,292	100.0%	1.80x	12.9%	55.1%	55.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	11	$209,230,000	33.3%	2.10x	14.2%	51.4%	51.4%
Illinois	6	76,784,000	12.2	1.65x	14.7%	56.0%	56.0%
California	8	74,158,693	11.8	2.17x	13.4%	46.5%	46.5%
New Jersey	7	68,200,000	10.9	1.36x	8.9%	63.2%	63.2%
Tennessee	1	30,000,000	4.8	1.67x	14.2%	57.4%	57.4%
Massachusetts	5	23,425,551	3.7	1.77x	12.4%	53.8%	53.8%
Washington	2	22,533,235	3.6	1.53x	10.9%	65.9%	65.9%
Arkansas	1	18,000,000	2.9	1.77x	13.6%	43.5%	43.5%
Florida	1	15,000,000	2.4	1.78x	12.8%	65.1%	65.1%
Kentucky	6	14,617,486	2.3	1.41x	13.5%	44.0%	42.7%
Delaware	3	14,500,000	2.3	1.47x	10.2%	67.4%	67.4%
North Carolina	1	13,510,000	2.2	1.30x	9.9%	69.4%	69.4%
South Carolina	3	10,400,000	1.7	1.36x	9.2%	61.4%	61.4%
Wisconsin	1	7,606,000	1.2	1.30x	9.9%	69.4%	69.4%
Michigan	1	6,825,000	1.1	1.64x	10.6%	63.2%	63.2%
Pennsylvania	2	6,200,608	1.0	1.67x	14.4%	55.0%	55.0%
Ohio	3	5,800,000	0.9	1.40x	10.3%	68.2%	68.2%
Texas	2	5,600,000	0.9	1.46x	10.2%	61.5%	61.5%
Nevada	1	3,128,000	0.5	1.30x	9.5%	57.9%	57.9%
Virginia	2	2,454,719	0.4	1.30x	9.0%	62.7%	62.7%
Total / Weighted Average:	67	$627,973,292	100.0%	1.80x	12.9%	55.1%	55.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$3,128,000	-	$4,999,999	5	$20,158,000	3.2%	6.94996%	58	1.38x	10.4%	59.6%	59.6%
$5,000,000	-	$9,999,999	6	39,625,000	6.3	6.81364%	58	1.44x	10.4%	62.9%	62.9%
$10,000,000	-	$19,999,999	12	174,565,292	27.8	6.94824%	57	1.60x	12.2%	58.0%	57.9%
$20,000,000	-	$29,999,999	5	122,625,000	19.5	7.14200%	58	1.52x	11.7%	59.6%	59.6%
$30,000,000	-	$39,999,999	2	61,000,000	9.7	6.72002%	57	2.40x	15.7%	45.8%	45.8%
$40,000,000	-	$60,000,000	4	210,000,000	33.4	6.45742%	59	2.08x	14.0%	50.9%	50.9%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.43100%	-	5.99999%	3	$95,000,000	15.1%	5.55792%	57	2.65x	15.4%	38.2%	38.2%
6.00000%	-	6.49999%	7	155,855,000	24.8	6.23675%	59	1.97x	12.8%	51.5%	51.5%
6.50000%	-	6.99999%	11	135,525,000	21.6	6.71327%	58	1.49x	10.6%	61.2%	61.2%
7.00000%	-	7.49999%	6	83,528,000	13.3	7.18199%	57	1.46x	11.0%	61.6%	61.6%
7.50000%	-	8.50000%	7	158,065,292	25.2	7.93996%	59	1.59x	14.4%	60.2%	60.0%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
55	-	60	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	33	$616,008,000	98.1%	6.75999%	58	1.81x	12.8%	55.4%	55.4%
360	1	11,965,292	1.9	8.40500%	55	1.44x	14.5%	39.8%	38.3%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	33	$616,008,000	98.1%	6.75999%	58	1.81x	12.8%	55.4%	55.4%
355	1	11,965,292	1.9	8.40500%	55	1.44x	14.5%	39.8%	38.3%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	33	$616,008,000	98.1%	6.75999%	58	1.81x	12.8%	55.4%	55.4%
Amortizing Balloon	1	11,965,292	1.9	8.40500%	55	1.44x	14.5%	39.8%	38.3%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.25x	-	1.49x	18	$244,048,292	38.9%	6.76175%	58	1.37x	9.8%	63.6%	63.5%
1.50x	-	1.99x	12	243,925,000	38.8	7.38604%	58	1.63x	13.3%	58.5%	58.5%
2.00x	-	2.99x	2	64,000,000	10.2	5.61940%	58	2.43x	14.6%	40.0%	40.0%
3.00x	-	3.34x	2	76,000,000	12.1	5.96446%	58	3.24x	19.8%	29.9%	29.9%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
26.6%	-	49.9%	7	$189,965,292	30.3%	6.17496%	58	2.56x	16.4%	36.3%	36.2%
50.0%	-	59.9%	6	73,228,000	11.7	7.24503%	59	1.58x	12.2%	56.8%	56.8%
60.0%	-	64.9%	12	192,255,000	30.6	6.89749%	58	1.45x	11.1%	62.5%	62.5%
65.0%	-	69.4%	9	172,525,000	27.5	7.15914%	59	1.47x	11.3%	66.9%	66.9%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
26.6%	-	49.9%	7	$189,965,292	30.3%	6.17496%	58	2.56x	16.4%	36.3%	36.2%
50.0%	-	59.9%	6	73,228,000	11.7	7.24503%	59	1.58x	12.2%	56.8%	56.8%
60.0%	-	64.9%	12	192,255,000	30.6	6.89749%	58	1.45x	11.1%	62.5%	62.5%
65.0%	-	69.4%	9	172,525,000	27.5	7.15914%	59	1.47x	11.3%	66.9%	66.9%
Total / Weighted Average:			34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	27	$496,683,000	79.1%	6.63276%	58	1.82x	12.6%	55.8%	55.8%
Yield Maintenance	3	70,465,292	11.2	8.29314%	58	1.59x	14.8%	55.5%	55.2%
Defeasance or Yield Maintenance	4	60,825,000	9.7	6.34637%	58	1.91x	13.1%	49.2%	49.2%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	28	$502,148,292	80.0%	6.95710%	58	1.62x	12.1%	58.3%	58.3%
Acquisition	5	80,825,000	12.9	6.01720%	58	2.09x	13.0%	51.0%	51.0%
Recapitalization	1	45,000,000	7.2	6.33195%	60	3.34x	21.6%	26.6%	26.6%
Total / Weighted Average:	34	$627,973,292	100.0%	6.79133%	58	1.80x	12.9%	55.1%	55.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 12, 13, 16, 20, 21 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 5 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s). In case of Loan No. 12, the UW NCF DSCR is calculated based the weighted average interest rate of 6.51297888679245% per annum which includes the interest rate(s) of the related mortgage loan and related Pari Passu Companion loan(s). The interest rate of the related mortgage loan is 5.911647% per annum.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 28 and 30, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	BMO	Herald Center	New York, NY	Mixed Use	$31,000,000	4.9%	MSBAM 2015-C25, MSBAM 2015-C26 and MSBAM 2015- C27
8	ZBNA	CPC Retail Portfolio	Various, Various	Retail	$27,500,000	4.4%	BMARK 2021-B28
10	CREFI	Redmond Town Center	Redmond, WA	Retail	$21,125,000	3.4%	BMARK 2020-B19, BMARK 2020-B20, BMARK 2020-B21, GSMS 2020-GSA2
11	CREFI	Maple Leaf Apartments	University Park, IL	Multifamily	$20,000,000	3.2%	WFCM 2015-C27
12.01	BMO, CREFI	500 Kendall Street	Cambridge, MA	Mixed Use	$7,910,458	1.3%	LIFE 2021-BMR
12.02	BMO, CREFI	i3	San Diego, CA	Mixed Use	$3,176,601	0.5%	LIFE 2021-BMR
12.03	BMO, CREFI	Science Center at Oyster Point	South San Francisco, CA	Mixed Use	$2,662,484	0.4%	LIFE 2021-BMR
12.04	BMO, CREFI	500 Fairview Avenue	Seattle, WA	Mixed Use	$1,408,235	0.2%	DBGS 2018-BIOD
12.05	BMO, CREFI	MODA Sorrento	San Diego, CA	Mixed Use	$1,236,863	0.2%	DBGS 2018-BIOD
12.06	BMO, CREFI	Road to the Cure	San Diego, CA	Mixed Use	$1,199,608	0.2%	DBGS 2018-BIOD
12.07	BMO, CREFI	450 Kendall Street	Cambridge, MA	Mixed Use	$1,122,614	0.2%	LIFE 2021-BMR
12.08	BMO, CREFI	10240 Science Center Drive	San Diego, CA	Office	$283,137	0.0%	DBGS 2018-BIOD
17.01	SMC	Briarwood	Laurel, DE	Manufactured Housing	$3,510,000	0.6%	COMM 2015-LC21
17.02	SMC	Hollyview	Seaford, DE	Manufactured Housing	$3,100,000	0.5%	COMM 2015-LC21
17.03	SMC	Mobile Gardens	Seaford, DE	Manufactured Housing	$7,890,000	1.3%	COMM 2015-LC21
18	SMC	310 Graham Avenue	Brooklyn, NY	Multifamily	$14,300,000	2.3%	FREMF 2018-K730
20.01	BMO	280 and 290 Merrimack Street	Lawrence, MA	Mixed Use	$8,468,750	1.3%	UBSCM 2018-C14, CGCMT 2018-C6
20.02	BMO	350 Merrimack Street	Lawrence, MA	Office	$4,031,250	0.6%	UBSCM 2018-C14, CGCMT 2018-C6
32	SMC	Orchard Station	Murrieta, CA	Retail	$4,000,000	0.6%	JPMBB 2015-C28
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR, Class XJRR, Class VRR and Class R certificates. The Certificates (exclusive of the Class VRR certificates) are referred to as the “Non-Vertically Retained Certificates”. The Non-Vertically Retained Certificates other than the Class R Certificates are referred to as the “Non-Vertically Retained Regular Certificates”. The Non-Vertically Retained Regular Certificates and the Class VRR certificates are collectively referred to as “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Non-Vertically Retained Principal Balance Certificates”. The Non-Vertically Retained Principal Balance Certificates and the Class VRR certificates are collectively referred to as “Principal Balance Certificates”. The Class X-A, Class X-B, Class X-D, Class XFRR, Class XGRR and Class XJRR certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Allocation Between Combined VRR Interest and Non-Vertically Retained Certificates:

The aggregate amount available for distribution to holders of the Non-Vertically Retained Certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the Non-Vertically Retained Certificates (exclusive of the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates (exclusive of the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the Non-Vertically Retained Percentage. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of Non-Vertically Retained Principal Balance Certificates and (y) the initial principal balance of the Combined VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

■ Distributions:

On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.         Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.       Class A-1, Class A-2 and Class A-3 certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, first (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, and then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

3.       Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.       Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.       Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.       Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.       After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest to the Class D, Class E, Class F-RR and Class XFRR (pro rata based on interest entitlements), Class G-RR and Class XGRR (pro rata based on interest entitlements) and Class J-RR and Class XJRR (pro rata based on interest entitlements) certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Non-Vertically Retained Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Non-Vertically Retained Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Non-Vertically Retained Principal Balance Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR and Class XJRR certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, collectively, the “YM Groups”) comprised of the Class D, Class E and Class X-D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Non-Vertically Retained Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2025-5C10 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class XFRR, Class XGRR, Class XJRR and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-5C10 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-5C10 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-5C10 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-5C10 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-5C10 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, pro rata based on interest entitlements, to the Class J-RR and Class XJRR certificates, then, pro rata based on interest entitlements, to the Class G-RR and Class XGRR certificates, then, pro rata based on interest entitlements, to the Class F-RR and Class XFRR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-5C10 pooling and servicing agreement (including, with respect to the Non-Vertically Retained Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balance of the Combined VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated by the special servicer as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-5C10 pooling and servicing agreement will be:

●       except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●       with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class G-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, RREF V - D AIV RR L, LLC, is expected to (i) purchase the HRR Certificates and (ii) appoint itself (or an affiliate) as the initial Controlling Class Representative. RREF V - D AIV RR L, LLC or an affiliate may acquire additional Certificates.

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:	With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-5C10 pooling and servicing agreement with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-5C10 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-5C10 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Risk Retention Consultation Party:

The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Bank of Montreal and the party selected by Citi Real Estate Funding Inc. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, a risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Bank of Montreal and Citi Real Estate Funding Inc. are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-5C10 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-5C10 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owner (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Non-Vertically Retained Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-5C10 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-5C10 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

■ Voting Rights:

At all times during the term of the BMO 2025-5C10 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)               1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)             in the case of any class of Non-Vertically Retained Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Non-Vertically Retained Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Non-Vertically Retained Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates and the Uncertificated VRR Interest will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or, in the case of the Muse at Torrey Pines mortgage loan, 0.50%) or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or, in the case of the Muse at Torrey Pines mortgage loan, 0.50%) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●             reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-5C10 pooling and servicing agreement;

●      reviewing for accuracy certain calculations made by the special servicer;

●     issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-5C10 pooling and servicing agreement and identifying any material deviations therefrom;

●    recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the owners of the Uncertificated VRR Interest (as a collective whole); and

●    after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-5C10 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-5C10 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-5C10 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-5C10 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates (other than the holder of Class VRR certificates) wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates (other than the holder of Class VRR certificates) does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2025-5C10 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-5C10 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-5C10
Structural Overview

to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the Combined VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to partially satisfy its risk retention obligation through (i) the purchase by a third party purchaser of the HRR Certificates and (ii) the acquisition by Citi Real Estate Funding Inc. (as an originator) of a portion of the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ The Combined VRR Interest Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) will be required to be distributed to the holders of the Combined VRR Interest.
■ Appraisal Reduction Amounts:	On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the principal balance thereof.
■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-5C10 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-5C10 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●          all special notices delivered.

●          summaries of final asset status reports.

●          all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●          an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-5C10 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) and the Uncertificated VRR Interest for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily - High Rise
% of IPB:	9.6%	Net Rentable Area (Units):	1,011
Loan Purpose:	Refinance	Location(4):	Various, NJ
Borrowers(2):	Various	Year Built / Renovated(4):	Various / 2019-2024
Borrower Sponsor:	Asden (US) Inc.	Occupancy:	96.2%
Interest Rate:	6.13000%	Occupancy Date:	3/6/2025
Note Date:	4/4/2025	4th Most Recent NOI (As of)(5):	$5,415,342 (12/31/2021)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of) (5):	$4,550,202 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (5):	$6,761,467 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(6):	$7,162,394 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$16,810,167
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$8,824,754
Lockbox / Cash Management:	Springing / Springing	UW NOI(6):	$7,985,413
Additional Debt(1):	Yes	UW NCF:	$7,682,207
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per Unit(7):	$143,400,000 / $141,840
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	3/6/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$89,021
Taxes:	$483,686	$241,843	N/A	Maturity Date Loan / Unit:	$89,021
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	$25,267	N/A	Maturity Date LTV:	62.8%
Deferred Maintenance:	$413,203	$0	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	86.5%	Loan Payoff(8)	$97,864,638	94.1%
Sponsor Equity	14,040,330	13.5	Closing Costs(9)	5,278,803	5.1
			Upfront Reserves	896,889	0.9
Total Sources	$104,040,330	100.0%	Total Uses	$104,040,330	100.0%
(1)	The NJ Asden Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 (the “NJ Asden Portfolio Whole Loan”). The information under Financial Information in the chart above is based on the outstanding principal balance as of the Cut-off Date of the NJ Asden Portfolio Whole Loan.
(2)	The borrowers are 44 S Munn LLC, 77 S Munn LLC, 175 Prospect LLC, 40 Washington Towers LLC, 777 W State LLC and 610 Sewall Ave Towers LLC.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	The decrease from 4th Most Recent NOI to 3rd Most Recent NOI and subsequent increase to 2nd Most Recent NOI is primarily attributable to fluctuations in repairs and maintenance expenses. In 2021 and 2022, repairs and maintenance included heavy HVAC related costs and a security contract that was not renewed in 2023.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributable to a reduction in payroll and benefits expense for which historical periods incorrectly included time and payment attributable to other properties the borrower sponsor owns.
(7)	Represents the “as portfolio” appraised value of the NJ Asden Portfolio Properties (as defined below), which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser. The aggregate of the “As-Is” Appraised Values of the NJ Asden Portfolio Properties as of the appraisals dated between March 4, 2025 to March 6, 2025 is $137,800,000, which results in a Cut-off Date LTV and Maturity Date LTV of 65.3% each.
(8)	The prior loan secured by the NJ Asden Portfolio Properties in the amount of $105,000,000 was originated by New York Community Bank, which in the fourth quarter of 2024 was rebranded as Flagstar Bank. As part of Flagstar Bank’s recent restructuring efforts, the borrower sponsor agreed to buy back the prior loan at a price of $100,000,000 (a $5,000,000 discount from the outstanding balance). The loan payoff amount of $97,864,638 represents the loan payoff net of reserves.
(9)	Closing Costs include a rate buydown fee of $3,150,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Loan. The largest mortgage loan (the “NJ Asden Portfolio Mortgage Loan”) is part of the NJ Asden Portfolio Whole Loan and is secured by the borrowers’ fee interest in a six property, 1,011-unit high rise multifamily portfolio located in East Orange, Trenton, and Asbury Park, New Jersey (the “NJ Asden Portfolio Properties”). The NJ Asden Portfolio Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The NJ Asden Portfolio Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.13000% per annum on an Actual/360 basis. The NJ Asden Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the NJ Asden Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The NJ Asden Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C10 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the NJ Asden Portfolio Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-5C10	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2025-5C34	No
A-3	$20,000,000	$20,000,000	BMO 2025-5C10	No
Whole Loan	$90,000,000	$90,000,000

The Properties. The NJ Asden Portfolio Properties are comprised of six high-rise multifamily properties totaling 1,011 units located in East Orange, Asbury Park and Trenton, New Jersey. As of March 6, 2025, the NJ Asden Portfolio Properties were 96.2% occupied. Approximately 25 units across the portfolio receive Section 8 assistance. In addition, the NJ Asden Portfolio Properties are located in cities that have enacted limitations on rent increases.

The following table presents certain information relating to the NJ Asden Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Whole Loan Amount (“ALA”)	% of ALA	% of UW NOI(2)	Appraised Value(1)
Monroe Tower	Asbury Park, NJ	1963 / 2019-2024	261	93.5%	$35,455,500	39.4%	39.0%	$51,200,000
Executive House	East Orange, NJ	1965 / 2019-2024	228	96.9%	$21,435,500	23.8%	23.6%	$32,500,000
Washington Towers	East Orange, NJ	1964 / 2019-2024	197	96.4%	$12,871,500	14.3%	14.2%	$18,750,000
Ambassador Tower	East Orange, NJ	1960 / 2019-2024	161	97.5%	$10,561,500	11.7%	11.9%	$18,500,000
Lafayette House	Trenton, NJ	1965 / 2019-2024	89	97.8%	$5,427,500	6.0%	6.3%	$8,900,000
Munn Heritage	East Orange, NJ	1918 / 2019-2024	75	98.7%	$4,248,500	4.7%	5.1%	$7,950,000
Total/ Wtd. Avg			1,011	96.2%	$90,000,000	100.0%	100.0%	$143,400,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated March 6, 2025.
(3)	Total Appraised Value represents the “as portfolio” appraised value of the NJ Asden Portfolio Properties, which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser. The aggregate of the “As-Is” Appraised Values of the NJ Asden Portfolio Properties as of the appraisals dated between March 4, 2025 to March 6, 2025 is $137,800,000.

Monroe Tower

The Monroe Tower property consists of a 15-story, 261-unit, high-rise multifamily property located in Asbury Park, New Jersey (the “Monroe Tower Property”). The Monroe Tower Property was originally constructed in 1963 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $3,922,064 and included renovations to 120 units as well as the common areas at the Monroe Tower Property. The Monroe Tower Property has a unit mix of 176 one-bedroom units, 84 two-bedroom units, and one three-bedroom unit. Amenities at the Monroe Tower Property include an on-site laundry, an Amazon package center, and bike storage. The Monroe Tower Property also features 261 parking spaces, resulting in a parking ratio of 1.00 space per unit. As of March 6, 2025, the Monroe Tower Property was 93.5% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

Executive House

The Executive House property consists of a 23-story, 228-unit, high-rise multifamily property located in East Orange, New Jersey (the “Executive House Property”). The Executive House Property was originally constructed in 1965 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $6,080,701 and included renovations to 101 units as well as the common areas at the Executive House Property. The Executive House Property has a unit mix of 41 studio units, 135 one-bedroom units, 39 two-bedroom units, and 13 three-bedroom units. Amenities at the Executive House Property include an on-site laundry, tennis courts, and an outdoor swimming pool. The Executive House Property also features 239 parking spaces, resulting in a parking ratio of approximately 1.05 spaces per unit. As of March 6, 2025, the Executive House Property was 96.9% leased.

Washington Towers

The Washington Towers property consists of a 14-story, 197-unit, high-rise multifamily property located in East Orange, New Jersey (the “Washington Towers Property”). The Washington Towers Property was originally constructed in 1964 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $2,237,882 and included renovations to 76 units as well as the common areas at the Washington Towers Property. The Washington Towers Property has a unit mix of 70 studio units, 98 one-bedroom units, and 29 two-bedroom units. Amenities at the Washington Towers Property include an on-site laundry and 170 parking spaces, resulting in a parking ratio of approximately 0.86 spaces per unit. As of March 6, 2025, the Washington Towers Property was 96.4% leased.

Ambassador Tower

The Ambassador Tower property consists of a nine-story, 161-unit, high-rise multifamily property located in East Orange, New Jersey (the “Ambassador Tower Property”). The Ambassador Tower Property was originally constructed in 1960 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $2,808,917 and included renovations to 47 units as well as the common areas at the Ambassador Tower Property. The Ambassador Tower Property has a unit mix of two studio units, 120 one-bedroom units, and 39 two-bedroom units. Amenities at the Ambassador Tower Property include an on-site laundry, an Amazon package center, and bike storage. The Ambassador Tower Property also features 181 parking spaces, resulting in a parking ratio of approximately 1.12 spaces per unit. As of March 6, 2025, the Ambassador Tower Property was 97.5% leased.

Lafayette House

The Lafayette House property consists of a 12-story, 89-unit, high-rise multifamily property located in Trenton, New Jersey (the “Lafayette House Property”). The Lafayette House Property was originally constructed in 1965 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $1,604,553 and included renovations to 48 units as well as the common areas at the Lafayette House Property. The Lafayette House Property has a unit mix of 67 one-bedroom units and 22 two-bedroom units. Amenities at the Lafayette House Property include an on-site laundry and electric vehicle charging stations. The Lafayette House Property also features 106 parking spaces, resulting in a parking ratio of approximately 1.19 spaces per unit. As of March 6, 2025, the Lafayette House Property was 97.8% leased.

Munn Heritage

The Munn Heritage property consists of an eight-story, 75-unit, high-rise multifamily property located in East Orange, New Jersey (the “Munn Heritage Property”). The Munn Heritage Property was originally constructed in 1918 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $1,868,887 and included renovations to 26 units as well as the common areas at the Munn Heritage Property. The Munn Heritage Property has a unit mix of 44 one-bedroom units, 17 two-bedroom units, and 14 three-bedroom units. Amenities at the Munn Heritage Property include an on-site laundry and 80 parking spaces, resulting in a parking ratio of approximately 1.07 spaces per unit. As of March 6, 2025, the Munn Heritage Property was 98.7% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to the multifamily unit mix at the NJ Asden Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
Monroe Tower
1BD/1BA	173	66.3%	160	92.5%	688	$1,617	$1,900
1BD/1BA - Sec.8	3	1.1%	3	100.0%	677	$1,425	$1,900
2BD/2BA	80	30.7%	77	96.3%	1,053	$1,891	$2,400
2BD/2BA - Sec.8	4	1.5%	4	100.0%	1,054	$1,803	$2,400
3BD/1BA	1	0.4%	0	0.0%	1,065	NAP	$2,800
Property Total / Wtd Avg.	261	100.0%	244	93.5%	807	$1,704	$2,064
Executive House
Studio	40	17.5%	39	97.5%	558(3)	$1,128	$1,200
Studio - Sec.8	1	0.4%	1	100.0%	536	$1,175	$1,200
1BD/1BA	132	57.9%	130	98.5%	891	$1,426	$1,450
1BD/1BA - Sec.8	3	1.3%	3	100.0%	942	$1,378	$1,500
2BD/1BA	6	2.6%	6	100.0%	1,198	$1,947	$1,950
2BD/2BA	32	14.0%	29	90.6%	1,231	$1,894	$2,000
2BD/2BA - Sec.8	1	0.4%	1	100.0%	1,259	$2,425	$2,000
3BD/2BA	12	5.3%	11	91.7%	1,487	$2,318	$2,350
3BD/2BA - Sec.8	1	0.4%	1	100.0%	1,488	$2,387	$2,350
Property Total / Wtd Avg.	228	100.0%	221	96.9%	923	$1,501	$1,550
Washington Towers
Studio	67	34.0%	63	94.0%	426	$933	$935
Studio - Sec.8	3	1.5%	3	100.0%	422	$975	$935
1BD/1BA	96	48.7%	95	99.0%	802	$1,134	$1,400
1BD/1BA - Sec.8	2	1.0%	2	100.0%	771	$1,007	$1,450
2BD/2BA	29	14.7%	27	93.1%	989	$1,188	$1,700
Property Total / Wtd Avg.	197	100.0%	190	96.4%	695	$1,071	$1,279
AmBDssador Tower
Studio	2	1.2%	2	100.0%	703	$887	$1,200
1BD/1BA	117	72.7%	114	97.4%	867	$1,182	$1,417
1BD/1BA - Sec.8	3	1.9%	3	100.0%	833	$1,067	$1,417
2BD/1BA	2	1.2%	2	100.0%	1,156	$1,463	$1,700
2BD/1BA - Sec.8	1	0.6%	1	100.0%	1,180	$1,560	$1,700
2BD/2BA	36	22.4%	35	97.2%	1,141	$1,332	$1,700
Property Total / Wtd Avg.	161	100.0%	157	97.5%	931	$1,215	$1,483
Lafayette House
1BD/1BA	64	71.9%	62	96.9%	804	$1,208	$1,475
1BD/1BA - Sec.8	3	3.4%	3	100.0%	738	$1,110	$1,433
2BD/2BA	22	24.7%	22	100.0%	1,316	$1,341	$1,600
Property Total / Wtd Avg.	89	100.0%	87	97.8%	928	$1,238	$1,504
Munn Heritage
1BD/1BA	44	58.7%	43	97.7%	834	$1,055	$1,400
2BD/2BA	17	22.7%	17	100.0%	1,071	$1,136	$1,750
3BD/2BA	14	18.7%	14	100.0%	1,363	$1,430	$2,000
Property Total / Wtd Avg.	75	100.0%	74	98.7%	987	$1,145	$1,591
Portfolio Total / Wtd Avg.	1,011	100.0%	973	96.2%	855	$1,371	$1,618
(1)	Based on the underwritten rent rolls dated March 6, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units.
(3)	Average Unit Size (SF) for the studio units at the Executive House Property excludes one corporate management office for which no square feet was attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

Appraisals. According to the appraisals, the NJ Asden Portfolio Properties had an aggregate “as-is” appraised value of $137,800,000 as of the appraisals dated between March 4, 2025 and March 6, 2025. The table below shows the appraisals’ aggregate “as-is” conclusions. In addition, a portfolio appraisal determined a portfolio appraised value of $143,400,000, which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser.

NJ Asden Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Monroe Tower	$51,200,000	6.00%
Executive House	$32,500,000	6.00%
Washington Towers	$18,750,000	6.00%
Ambassador Tower	$18,500,000	6.00%
Lafayette House	$8,900,000	6.50%
Munn Heritage	$7,950,000	6.00%
Total / Wtd. Avg.	$137,800,000	6.03%
Portfolio Appraised Value	$143,400,000	5.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated March 13, 2025, there were recognized environmental conditions at three of the NJ Asden Portfolio Properties, including (i) at the Executive House Property relating to a 20,000 gallon heating oil underground storage tank (“UST”) and a reported release, for which documentation was not available, (ii) at the Ambassador Tower Property relating to a 10,000 gallon heating oil UST for which removal documentation was not available, and (iii) at the Lafayette House Property relating to four heating oil USTs for which removal documentation was not available. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current multifamily occupancy of the NJ Asden Portfolio Properties:

Historical and Current Occupancy
	2021	2022	2023	2024	Current(1)
NJ Asden Portfolio	94.9%	94.7%	95.6%	93.5%	96.2%
(1)	Current occupancy represents occupancy as of the underwritten rent rolls dated March 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the NJ Asden Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	2024(2)	U/W(2)	Per Unit	%(3)
Base Rent(4)	$14,623,611	$14,937,479	$15,686,202	$15,839,710	$16,010,936	$15,837	95.3%
Potential Income from Vacant Units	0	0	0	0	791,880	783	4.7
Gross Potential Rent	$14,623,611	$14,937,479	$15,686,202	$15,839,710	$16,802,816	$16,620	100.0%
Other Income(4)(5)	465,811	445,917	539,113	629,009	1,015,520	1,004	6.0
Net Rental Income	$15,089,422	$15,383,396	$16,225,314	$16,468,719	$17,818,336	$17,624	106.0%
(Vacancy / Credit Loss)	(505,985)	(441,913)	(296,181)	(269,115)	(1,008,169)	(997)	(6.0)
Total Effective Gross Income	$14,583,438	$14,941,483	$15,929,133	$16,199,604	$16,810,167	$16,627	100.0%

Real Estate Taxes	2,148,837	2,512,191	2,714,192	2,767,284	2,850,207	2,819	17.0
Insurance	459,472	605,136	805,709	803,488	861,115	852	5.1
Management Fee	437,503	448,244	477,874	485,988	504,305	499	3.0
Payroll & Benefits(2)	1,678,988	1,712,082	1,555,450	1,552,278	1,180,955	1,168	7.0
Repairs & Maintenance	2,124,296	2,539,437	1,178,737	983,828	983,828	973	5.9
Utilities	2,036,608	2,290,133	2,131,900	2,196,134	2,196,134	2,172	13.1
General & Administrative	282,390	284,059	303,803	248,209	248,209	246	1.5
Total Expenses	$9,168,096	$10,391,281	$9,167,667	$9,037,209	$8,824,754	$8,729	52.5%

Net Operating Income	$5,415,342	$4,550,202	$6,761,467	$7,162,394	$7,985,413	$7,899	47.5%
Replacement Reserves	0	0	0	0	303,207	300	1.8
Net Cash Flow	$5,415,342	$4,550,202	$6,761,467	$7,162,394	$7,682,207	$7,599	45.7%
(1)	The decrease from 2021 NOI to 2022 NOI and subsequent increase to 2023 NOI is primarily attributable to fluctuations in repairs and maintenance expenses. In 2021 and 2022, repairs and maintenance included heavy HVAC related costs and a security contract that was not renewed in 2023.
(2)	The increase in Base Rent and Net Operating Income from 2024 to U/W is primarily attributable to a reduction in payroll and benefits expense for which historical periods incorrectly included time and payment attributable to other properties the borrower sponsor owns.
(3)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Total Effective Gross Income for the remainder of the fields.
(4)	The increase in Other Income from historical periods to U/W is primarily attributable to historical periods previously including parking income in Base Rent instead of Other Income.
(5)	Other Income includes storage income, laundry income and pet fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Market. The NJ Asden Portfolio Properties are located in East Orange (four properties, 54.7% of underwritten NOI), Asbury Park (one property, 39.0% of underwritten NOI), and Trenton, New Jersey (one property, 6.3% of underwritten NOI). The four properties within East Orange include the Executive House Property, Washington Towers Property, Ambassador Tower Property, and Munn Heritage Property, all of which are located within one mile of each other. The Monroe Tower Property is located in Asbury Park, and the Lafayette House Property is located in Trenton.

According to a third-party market research report, the Executive House Property, Washington Towers Property, Ambassador Tower Property, and Munn Heritage Property are all located within the Lower Essex County multifamily submarket. As of March 25, 2025, the submarket had total inventory of 26,170 units, a vacancy rate of 5.7%, and effective monthly rent per unit of $1,995.

According to a third-party market research report, the Monroe Tower Property is located within the East Monmouth multifamily submarket. As of March 25, 2025, the submarket had total inventory of 24,087 units, a vacancy rate of 3.0%, and effective monthly rent per unit of $2,212.

According to a third-party market research report, the Lafayette House Property is located within the Trenton/Hamilton/Ewing multifamily submarket. As of March 27, 2025, the submarket had total inventory of 6,715 units, a vacancy rate of 4.5%, and effective monthly rent per unit of $1,906.

According to the appraisal, the weighted average 2024 population within a one-, three- and five- mile radius of the NJ Asden Portfolio Properties was 39,236, 232,473, and 512,836, respectively. The 2024 average household income within the same radii was $95,842, $113,562, and $124,228, respectively.

The following table presents certain information relating to the demographics of the NJ Asden Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Monroe Tower	Asbury Park, NJ	23,225	64,772	127,560	$112,624	$131,359	$138,860
Executive House	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Washington Towers	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Ambassador Tower	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Lafayette House	Trenton, NJ	20,297	145,881	255,384	$74,979	$96,115	$117,495
Munn Heritage	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Wtd. Avg. (based on UW NOI)		39,236	232,473	512,836	$95,842	$113,562	$124,228
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to multifamily properties comparable to the NJ Asden Portfolio Properties:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size (SF)	Average Monthly Rent per Unit
Monroe Tower(2)	-	1963 / 2019-2024	261	1BR/1BA	688 SF	$1,613
				2BR/2BA	1,054 SF	$1,887
				3BR/1BA	1,065 SF	NAP
550 Cookman 550 Cookman Avenue Asbury Park, NJ	0.3 mi	1938 / NAV	31	1BR/1BA	912 SF	$2,255
				2BR/2BA	1,188 SF	$2,753
				3BR/2BA	1,708 SF	$3,150
Frederick Douglas Apartments 1026 Mattison Avenue Asbury Park, NJ	0.5 mi	1971 / NAV	90	1BR/1BA	667 SF	$1,778
				2BR/1BA	1,000 SF	$1,988
Ocean Gate Arms 151 Stockton Avenue Ocean Grove, NJ	0.9 mi	1963 / NAV	26	1BR/1BA	562 SF	$1,423
				2BR/1BA	650 SF	$1,661
Executive House(2)	-	1965 / 2019-2024	228	Studio	558 SF(3)	$1,129
				1BR/1BA	892 SF	$1,425
				2BR/1BA	1,198 SF	$1,947
				2BR/2BA	1,232 SF	$1,912
				3BR/2BA	1,487 SF	$2,323
Washington Towers(2)	-	1964 / 2019-2024	197	Studio	426 SF	$935
				1BR/1BA	801 SF	$1,132
				2BR/2BA	989 SF	$1,188
Ambassador Tower(2)	-	1960 / 2019-2024	161	Studio	703 SF	$887
				1BR/1BA	866 SF	$1,179
				2BR/1BA	1,164 SF	$1,495
				2BR/2BA	1,141 SF	$1,332
Munn Heritage(2)	-	1918 / 2019-2024	75	1BR/1BA	834 SF	$1,055
				2BR/2BA	1,071 SF	$1,136
				3BR/2BA	1,363 SF	$1,430
120 S Harrison St 120 South Harrison Street East Orange, NJ	0.8 mi(4)	1930 / NAV	44	1BR/1BA	750 SF	$2,000
				2BR/1BA	1,000 SF	$2,388
				3BR/1BA	1,500 SF	$2,836
60 North Arlington 60 North Arlington Avenue East Orange, NJ	0.9 mi(4)	1920 / NAV	52	1BR/1BA	450 SF	$1,350
				2BR/1BA	1,065 SF	$1,550
				3BR/1BA	1,379 SF	$1,900
179 South Harrison 179 South Harrison Street East Orange, NJ	1.0 mi(4)	1924 / NAV	50	1BR/1BA	900 SF	$1,800
				2BR/1BA	1,175 SF	$2,150
				3BR/1BA	1,450 SF	$2,605
Lafayette House(2)	-	1965 / 2019-2024	89	1BR/1BA	801 SF	$1,203
				2BR/2BA	1,316 SF	$1,341
Sanhican Commons 9 & 11 Sanhican Drive Trenton, NJ	0.9 mi	1950 / NAV	16	1BR/1BA	720 SF	$1,100
				2BR/1BA	960 SF	$1,275
Beechwood Gardens 225 Beechwood Avenue Trenton, NJ	1.2 mi	1964 / NAV	62	1BR/1BA	700 SF	$1,250
				2BR/1BA	875 SF	$1,425
Trenton Watch Factory 720 Monmouth Street Trenton, NJ	2.9 mi	1965 / NAV	71	1BR/1BA	815 SF	$1,300
				2BR/1BA	1,000 SF	$1,575
(1)	Source: Appraisals.
(2)	Average Unit Size (SF) and Average Monthly Rent per Unit are based on the underwritten rent rolls dated March 6, 2025. Average Monthly Rent per Unit reflects the average values inclusive of Section 8 Units.
(3)	Average Unit Size (SF) for the studio units at the Executive House Property excludes one corporate management office for which no square feet was attributable.
(4)	Represent the distances from the Executive House Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Borrowers. The borrowers are 44 S Munn LLC, 77 S Munn LLC, 175 Prospect LLC, 40 Washington Towers LLC, 777 W State LLC and 610 Sewall Ave Towers LLC, each a New Jersey limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the NJ Asden Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Asden (US) Inc., a privately owned, New Jersey-based, fully integrated real estate developer. The firm seeks to invest in stable markets with low vacancy rates, and opportunities for further growth. Asden (US) Inc.’s portfolio is comprised of only multifamily properties and includes eight properties in the Bronx, four properties in the Atlanta metropolitan area, eight properties in New Jersey (including the NJ Asden Portfolio Properties), one property in Memphis, ten properties in Miami, three properties in Houston, and three properties in Ohio.

Property Management. The NJ Asden Portfolio Properties are managed by Asden Management LLC and Asden Management II LLC, both borrower affiliated management companies.

Escrows and Reserves. At origination of the NJ Asden Portfolio Whole Loan, the borrower deposited approximately (i) $483,686 into a reserve account for real estate taxes and (ii) $413,203 into a reserve account for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $241,843).

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date of the NJ Asden Portfolio Whole Loan, a blanket insurance policy was in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $25,267 into a replacement reserve.

Lockbox / Cash Management. The NJ Asden Portfolio Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the NJ Asden Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the NJ Asden Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the NJ Asden Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the NJ Asden Portfolio Whole Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the NJ Asden Portfolio Whole Loan documents and (ii) the debt service coverage ratio being less than 1.18x (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the NJ Asden Portfolio Whole Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.18x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit which, in either case, will serve as additional collateral for the NJ Asden Portfolio Whole Loan, in an amount equal to $995,000 (the “Collateral Deposit Amount”) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must deposit additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrower, provided no event of default is continuing under the NJ Asden Portfolio Whole Loan Documents, at such time as the debt service coverage ratio is equal to or greater than 1.18x for two consecutive calendar quarters without taking into account such collateral.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	9.6%	Net Rentable Area (Rooms):	360
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	135th Avenue JFK Property III LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Nicholas D. Newman	Occupancy / ADR / RevPAR:	87.3% / $272.46 / $237.81
Interest Rate:	7.60000%	Occupancy / ADR / RevPAR Date:	2/28/2025
Note Date:	4/15/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$13,077,224 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$13,637,864 (TTM 2/28/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	87.3% / $272.46 / $237.81
Amortization Type:	Interest Only	UW Revenues:	$32,408,931
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$19,363,879
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,045,052
Additional Debt(1):	Yes	UW NCF:	$11,748,694
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per Room:	$152,000,000 / $422,222
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/11/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$277,778
Taxes:	$293,351	$48,892	N/A	Maturity Date Loan / Room:	$277,778
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.8%
FF&E Reserve:	$0	$108,030	N/A	Maturity Date LTV:	65.8%
				UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff	$63,544,204	63.5%
			Principal Equity Distribution	32,823,684	32.8
			Closing Costs(5)	3,338,761	3.3
			Upfront Reserves	293,351	0.3
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Marriott JFK Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 (the “Marriott JFK Whole Loan”). The information under Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Marriott JFK Whole Loan.
(2)	Defeasance of the Marriott JFK Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Marriott JFK Whole Loan to be securitized and (b) April 15, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C10 securitization in May 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	4th Most Recent NOI and 3rd Most Recent NOI are not available because the Marriott JFK Property (as defined below) was recently built in 2023.
(5)	Closing Costs include a rate buydown fee of $1,000,000.

The Loan. The second largest mortgage loan (the “Marriott JFK Mortgage Loan”) is part of the Marriott JFK Whole Loan secured by the borrower’s fee interest in a 360-room, full service hotel located in Queens, New York (the “Marriott JFK Property”). The Marriott JFK Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Marriott JFK Whole Loan was originated on April 15, 2025 by Citi Real Estate Funding Inc. (“CREFI”). The Marriott JFK Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.60000% per annum on an Actual/360 basis. The Marriott JFK Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000. The scheduled maturity date of the Marriott JFK Whole Loan is May 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

The relationship between the holders of the Marriott JFK Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Marriott JFK Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C10 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the Marriott JFK Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C10	Yes
A-2(1)	$40,000,000	$40,000,000	CREFI	No
Whole Loan	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Marriott JFK Property is an 11-story, 360-room, full service hotel located in the Jamaica neighborhood of Queens, New York. The Marriott JFK Property was originally constructed in 2023 and is located in close proximity to John F. Kennedy International Airport (“JFK”). JFK spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. According to the appraisal, the estimated demand segmentation for the Marriott JFK Property consisted of 45.0% commercial, 35.0% meeting and group and 20.0% leisure.

The Marriott JFK Property contains 189 king guestrooms,159 double / double guestrooms, and 12 ADA rooms. Amenities at the Marriott JFK Property include three food and beverage outlets, a business center, fitness center, sundry shop, and 4,224 square feet of meeting space. The Marriott JFK Property also features 51 parking spaces. The food and beverage outlets are comprised of the Quimby Restaurant, a 100-seat restaurant serving three meals daily and room service, the Q-Lounge, a 50-seat lounge serving beverages and small bites, and M-Club (concierge lounge), a 50-seat lounge located on the 11th floor that serves Marriott Bonvoy Club members that overlooks JFK.

The following table presents certain information relating to the 2024 estimated demand analysis with respect to the Marriott JFK Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Meeting & Group	Contract
Marriott JFK	360	73.7%	4.1%	22.3%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Marriott JFK Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Marriott JFK(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	83.3%	$274.46	$228.60	79.6%	$247.72	$197.10	104.7%	110.8%	116.0%
TTM 2/28/2025	87.3%	$272.46	$237.81	78.9%	$248.97	$196.54	110.6%	109.4%	121.0%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott JFK Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Marriott JFK Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes DoubleTree by Hilton New York JFK Airport, Courtyard New York JFK Airport, Hilton Garden Inn Queens/JFK Airport, TWA Hotel, and Hyatt Regency JFK Airport at Resorts World New York.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

Appraisal. According to the appraisal, the Marriott JFK Property had an “as-is” appraised value of $152,000,000 as of February 11, 2025. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” appraised value are each 65.8%. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$152,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 4, 2025, there was no evidence of any recognized environmental conditions at the Marriott JFK Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Marriott JFK Property:

Operating History and Net Cash Flow(1)
	2024	TTM 2/28/2025	Underwritten	Per Room(2)	%(3)
Occupancy (%)	83.3%	87.3%	87.3%
ADR	$274.46	$272.46	$272.46
RevPar	$228.60	$237.81	$237.81

Rooms Revenue	$30,119,921	$31,248,312	$31,248,312	$86,801	96.4%
Parking Revenue	553,137	565,015	565,015	1,569	1.7%
Other Revenue(4)	436,659	595,605	595,605	1,654	1.8%
Total Revenue	$31,109,717	$32,408,931	$32,408,931	$90,025	100.0%

Rooms Expense	$8,374,730	$8,816,319	$8,816,319	$24,490	28.2%
Parking Expense	441,209	413,216	413,216	1,148	73.1%
Other Departmental Expenses(5)	15,065	16,112	16,112	45	2.7%
Departmental Expenses	$8,831,004	$9,245,647	$9,245,647	$25,682	28.5%

Departmental Profit	$22,278,713	$23,163,284	$23,163,284	$64,342	71.5%

Management Fee	$933,291	$972,268	$972,268	$2,701	3.0%
Franchise Fee	1,978,111	2,085,544	2,637,608	7,327	8.1%
Other Undistributed Expenses(6)	5,535,850	5,658,923	5,709,716	15,860	17.6%
Total Undistributed Expenses	$8,447,252	$8,716,735	$9,319,592	$25,888	28.8%

Real Estate Taxes(7)	$488,498	$535,456	$558,764	$1,552	1.7%
Property Insurance	265,739	273,229	239,876	666	0.7%
Net Operating Income	$13,077,224	$13,637,864	$13,045,052	$36,236	40.3%

FF&E	$1,244,389	$1,296,357	$1,296,357	$3,601	4.0%
Net Cash Flow	$11,832,835	$12,341,506	$11,748,694	$32,635	36.3%
(1)	Information prior to 2024 is not available because the Marriott JFK Property was built in 2023.
(2)	Per Room values are based on 360 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Parking Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue includes food & beverage commissions revenue as well as guest laundry-valet services.
(5)	Other Departmental Expenses includes the laundry valet expense.
(6)	Other Undistributed Expenses include administrative and general, sales and marketing, operations and maintenance, heat, power, and light, and information and telecom expenses.
(7)	The Marriott JFK Property benefits from an Industrial and Commercial Property (“ICAP”) tax exemption that began in the 2022/2023 tax year, pursuant to which the difference in assessed value of the improvements prior to construction and after construction is 100% exempt for a period of 11 years, with the exempt percentage reducing by 20% for each of the 5 years thereafter. The appraisal estimated the present value of the tax savings from such exemption to be $13,241,990. The lender underwrote real estate taxes based on the estimated abated taxes for the 2025/2026 year of $558,764. Estimated unabated taxes for such tax year are $2,340,488.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

The Market. The Marriott JFK Property is located at 135-25 142nd Street in the Jamaica neighborhood of Queens, New York and is less than one mile from JFK. The primary demand driver for the Marriott JFK Property is its proximity to JFK which spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. The Marriott JFK Property also benefits from many broader demand drivers of New York City tourism such as Broadway theaters, museums and art galleries, and landmark attractions such as Times Square, the Empire State Building, and Central Park.

The following table presents certain information relating to the competitive set of the Marriott JFK Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPAR
Marriott JFK(2)	360	2023	83.3%	$274.46	$228.60
DoubleTree by Hilton New York JFK Airport	385	1970	80% - 85%	$195 - $205	$160 - $170
Courtyard New York City JFK Airport	166	2001	90% - 95%	$240 - $250	$220 - $230
Hilton Garden Inn Queens/JFK Airport	192	2005	80% - 85%	$230 - $240	$190 - $200
TWA Hotel	512	2019	80% - 85%	$305 - $325	$255 - $265
Hyatt Regency JFK Airport at Resorts World New York	400	2021	65% - 70%	$205 - $215	$130 - $140
Total Avg. Competitive Set			80.0%	$252.09	$202.46
(1)	Source: Appraisal. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott JFK Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Based on the underwritten cash flow.

The Borrower. The borrower is 135th Avenue JFK Property III LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott JFK Whole Loan.

The Borrower Sponsor. The borrower sponsor is Nicholas D. Newman of Soundview Real Estate Partners and the non-recourse carveout guarantors are Nicholas D. Newman of Soundview Real Estate Partners and Robert G. Schaedle, III of Chartwell Hospitality. Founded in 2003, Soundview Real Estate Partners uses a joint venture-driven investment model built on an established network of local and regional real estate operators. Soundview has invested in over 170 separate transactions totaling a combined real estate value in excess of $3 billion. Chartwell Hospitality is a fully integrated real estate firm founded in 2003 and based in Nashville, Tennessee. Chartwell Hospitality specializes in the acquisition, development, and management of high-quality branded limited and full service hotels.

Property Management. The Marriott JFK Property is managed by JFK Hospitality Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Marriott JFK Whole Loan, the borrower deposited approximately $293,351 into a real estate tax reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $48,892).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Marriott JFK Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) on account of FF&E under the Franchise Agreement (as defined below). The “FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (1) the annual gross revenues for the hotel related operations at the Marriott JFK Property for the immediately preceding calendar year and (2) the projected annual gross revenues for the hotel related operations at the Marriott JFK Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget, or where no approved annual budget exists as of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

the date of determination, the amount of the FF&E Payment determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $108,030.

Lockbox / Cash Management. The Marriott JFK Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit, or cause to be deposited, all revenue generated by the Marriott JFK Property. The borrower is required to deliver direction letters to (i) all tenants occupying space in the Marriott JFK Property directing them to pay to the lender-controlled lockbox account all rent and other sums due under the lease to which they are a party and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower or property manager under the applicable credit card processing agreement. In addition, the borrower and property manager are required to immediately deposit all revenue from the Marriott JFK Property received by them into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Marriott JFK Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott JFK Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott JFK Whole Loan. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Marriott JFK Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), and (iv) the occurrence of a manager bankruptcy event; and expiring upon (w) with respect to clause (i) above, the cure of the applicable event of default, (x) with respect to clause (ii) above, the debt service coverage ratio remaining at or above 1.25x for one calendar quarter, (y) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, and (z) with respect to clause (iv) above, the borrower’s replacement of the applicable manager with a manager and a management agreement each approved by the lender.

A “Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrower being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination or cancellation or expiration of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and, (iv) any bankruptcy or insolvency of the franchisor, (v) the Marriott JFK Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to lender of (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Marriott JFK Property pursuant to a replacement Franchise Agreement approved by the lender with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott JFK Property and approved by the lender, entered into in accordance with the Marriott JFK Whole Loan documents.

“Franchise Agreement Cure Conditions” shall mean each of the following: (i) the borrower has cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Marriott JFK Property continues to be operated, “flagged” or branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

“Franchise Agreement” means the Marriott franchise agreement in effect on the origination date or any replacement franchise agreement approved by the lender in accordance with the terms of the Marriott JFK Whole Loan Documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

Subordinate or Mezzanine Debt. None.

Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Retail – Retail/Signage
% of IPB:	7.2%	Net Rentable Area (SF):	106,481
Loan Purpose:	Recapitalization	Location:	New York, NY
Borrowers:	1535 Broadway LLC and 1535 Broadway Sign LLC	Year Built / Renovated:	1985 / 2014
Borrower Sponsor:	Vornado Realty Trust	Occupancy:	99.3%
Interest Rate(2):	6.33195%	Occupancy Date:	2/1/2025
Note Date:	4/14/2025	4th Most Recent NOI (As of):	$61,803,803 (12/31/2021)
Maturity Date:	5/1/2030	3rd Most Recent NOI (As of):	$63,780,550 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$67,131,866 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$69,153,753 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	98.3%
Amortization Type:	Interest Only	UW Revenues:	$74,830,350
Call Protection(3):	L(24),D(29),O(7)	UW Expenses:	$14,935,901
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$59,894,449
Additional Debt(1):	Yes	UW NCF:	$59,504,867
Additional Debt Balance(1):	$232,100,000 / $172,900,000	Appraised Value / Per SF:	$1,040,000,000 / $9,767
Additional Debt Type(1):	Pari Passu / Secured Subordinate	Appraisal Date:	10/1/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$2,602	$4,226
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,602	$4,226
Replacement Reserves:	$0	Springing	$441,551	Cut-off Date LTV:	26.6%	43.3%
TI / LC Reserve:	$100,000	$17,747	$532,405	Maturity Date LTV:	26.6%	43.3%
Free Rent Reserve:	$4,135,136	$0	N/A	UW NCF DSCR:	3.34x	1.89x
Critical Tenant TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	21.6%	13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$277,100,000	61.6%	Principal Equity Distribution	$426,023,114	94.7%
Subordinate Debt	172,900,000	38.4	Closing Costs	19,741,750	4.4
			Upfront Reserves	4,235,136	0.9
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The 1535 Broadway Mortgage Loan (as defined below) is part of the 1535 Broadway Whole Loan (as defined below), which is evidenced by nine pari passu senior promissory notes and three junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $450,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 1535 Broadway Whole Loan. The Mortgage Loan Financial Information presented above is based on the 1535 Broadway Senior Loan.
(2)	The interest rate on the trust notes is 6.33195%. The interest rate on the Whole Loan is 6.899016086666670%.
(3)	Defeasance of the 1535 Broadway Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 1535 Broadway Whole Loan note to be securitized and (ii) June 1, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C10 securitization trust in May 2025. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The third largest mortgage loan (the “1535 Broadway Mortgage Loan”) is part of a whole loan with an aggregate original principal balance and Cut-off Date Balance of $450,000,000 (the “1535 Broadway Whole Loan”) secured by the Borrowers’ (as defined below) fee interest in a 106,481 square foot retail/signage property located in New York, New York (the “1535 Broadway Property”).

The 1535 Broadway Whole Loan was co-originated on April 14, 2025 by Goldman Sachs Bank USA (“GSBI”), Bank of America, N.A. (“BANA”) and Bank of Montreal (“BMO”) and has an aggregate outstanding principal balance as of the Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

off Date of $450,000,000. The 1535 Broadway Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.899016086666670% on an Actual/360 basis. The scheduled maturity date of the 1535 Broadway Whole Loan is May 1, 2030.

The 1535 Broadway Whole Loan is comprised of nine pari passu componentized senior promissory notes with an aggregate original principal balance and Cut-off Date Balance of $277,100,000 (collectively, the “1535 Pari Passu Senior Notes”, and the portion of the 1535 Broadway Whole Loan evidenced by such nine pari passu senior notes, the “1535 Broadway Senior Loan”) and three pari passu componentized junior promissory notes with an aggregate original principal balance and Cut-off Date Balance of $172,900,000 (collectively, the “1535 Broadway Junior Notes”, and the portion of the 1535 Broadway Whole Loan evidenced by such three junior promissory notes, the “1535 Broadway Junior Companion Loan”). The 1535 Pari Passu Senior Notes are generally senior in right of payment to the 1535 Broadway Junior Notes. Three 1535 Pari Passu Senior Notes with an aggregate principal balance of $127,100,000 and the 1535 Broadway Junior Notes are expected to be contributed to the BWAY 2025-1535 securitization. The 1535 Broadway Mortgage Loan is evidenced by the non-controlling Note A-1-C2 and Note A-3-C1 with an aggregate original principal balance and Cut-off Date Balance of $45,000,000. The remaining 1535 Pari Passu Senior Notes are anticipated to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The 1535 Broadway Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BWAY 2025-1535 securitization. The relationship between the holders of the 1535 Broadway Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The 1535 Broadway Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1535 Broadway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$50,840,000	$50,840,000	BWAY 2025-1535(1)	Yes
A-1-C1(2)	45,000,000	45,000,000	GSBI	No
A-1-C2	15,000,000	15,000,000	BMO 2025-5C10	No
A-2-S1	38,130,000	38,130,000	BWAY 2025-1535(1)	No
A-2-C1(2)	25,000,000	25,000,000	BANA	No
A-2-C2(2)	20,000,000	20,000,000	BANA	No
A-3-S1	38,130,000	38,130,000	BWAY 2025-1535(1)	No
A-3-C1	30,000,000	30,000,000	BMO 2025-5C10	No
A-3-C2(2)	15,000,000	15,000,000	BMO	No
Senior Loan	$277,100,000	$277,100,000
B-1	69,160,000	69,160,000	BWAY 2025-1535(1)	No
B-2	51,870,000	51,870,000	BWAY 2025-1535(1)	No
B-3	51,870,000	51,870,000	BWAY 2025-1535(1)	No
Whole Loan	$450,000,000	$450,000,000
(1)	The BWAY 2025-1535 transaction is expected to close on April 24, 2025.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The 1535 Broadway Property, located in the New York Times Square Bowtie (the “Bowtie”), is a 106,481 square foot purpose-built retail and theater condominium featuring flagship retail space and one of the world’s largest 4K LED signs. The 1535 Broadway Property benefits from visibility and foot traffic, including approximately 283,000 average daily pedestrian visitors and 229,000 average daily subway passengers, and generates an estimated 1.0 million to 1.9 million daily impressions. Located beneath the 1,971-key Marriott Marquis Hotel (non-collateral), the 1535 Broadway Property encompasses six stories (including two sub-grade levels) that are 99.3% leased to tenants across a variety of merchandise categories. The 1535 Broadway Property features five nationally recognized tenants, including Sephora, T-Mobile, Swatch, Levi’s, and Anita La Mamma Del Gelato. In addition to the retail tenants, the second through fourth floors of the 1535 Broadway Property are home to the 1,611 seat Marquis Theatre (the “Marquis Theatre”), which was completed in 1986, making it one of two Broadway theaters constructed in the last 50 years. The Marquis Theatre is one of the newest and largest official Broadway theaters as the 41 official Broadway theaters have an average age and capacity of 95 years and 1,196 seats, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

The 1535 Broadway Property includes signage that measures six stories high and 330 feet wide, spanning the entire block-front of 7th Avenue between 45th and 46th Streets within the Bowtie. T-Mobile, Sephora, and Swatch have direct, long-term licenses for the signage above their respective stores and Levi’s has signage included in its retail lease. The remaining top portion of the signage is managed and leased to third-party advertisers by Silvercast Media, LLC (“Silvercast”) on varying terms. Silvercast currently sells advertisements in a continuous 90-second loop for four-week cycles. Additionally, third-party advertisers can reserve the entire signage, including signage reserved for retail tenants, in a roadblock. The signage has generated over $31.5 million in annual revenue (net of commission) in each year since 2019 (excluding 2020).

The following information presents certain information relating to the historical and current occupancy of the 1535 Broadway Property:

Historical and Current Occupancy(1)(2)
2019	2021	2022	2023	2024	Current(3)
98.2%	98.2%	100.0%	100.0%	99.3%	99.3%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise noted.
(2)	2020 Historical Occupancy is excluded due to volatility during the COVID-19 pandemic at the 1535 Broadway Property.
(3)	Current occupancy is based on the underwritten rent roll as of February 1, 2025.

Appraisal. According to the appraisal, the 1535 Broadway Property had an “as-is” appraised value of $1,040,000,000 as of October 1, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,040,000,000	6.71%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated November 19, 2024, there are no recognized environmental conditions or recommendations for further action at the 1535 Broadway Property.

Major Tenants. The three largest retail tenants by underwritten base rent (excluding signage revenue) at the 1535 Broadway Property are Sephora, T-Mobile and Swatch.

Sephora (16,146 square feet; 15.2% of NRA; 37.5% of underwritten base rent): Established in 1970, Sephora is a French retailer of personal care and beauty products that operates over 2,700 stores in 35 countries worldwide with more than 52,000 employees. The company is owned by LVMH Moët Hennessy Louis Vuitton and features products from nearly 340 brands, along with its own private label, Sephora Collection.

T-Mobile (4,600 square feet; 4.3% of NRA; 23.6% of underwritten base rent): Founded in 1994 as a subsidiary of Deutsche Telekom AG, T-Mobile is an American wireless network operator headquartered in Bellevue, Washington. T-Mobile delivers an advanced 4G LTE and nationwide 5G network that provides coverage worldwide.

Swatch (4,299 square feet; 4.0% of NRA; 19.2% of underwritten base rent): Established in 1983 and owned by the Swatch Group, Swatch is a Swiss watchmaker with more than 32,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

The following table presents certain information relating to the major tenants at the 1535 Broadway Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)(3)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sephora	Aa3/AA-/NR	16,146	15.2%	$788	$12,721,595	37.5%	1/31/2029
T-Mobile	NR/BBB/BBB+	4,600	4.3%	$1,739	8,000,000	23.6%	6/30/2035
Swatch	NR/NR/NR	4,299	4.0%	$1,516	6,518,005	19.2%	12/27/2030
Levi’s(4)	Ba2/BB+/BBB-	17,313	16.3%	$318	5,500,000	16.2%	1/31/2029
Marquis Theatre Associates LP	NR/NR/NR	61,681	57.9%	$13	811,096	2.4%	7/31/2050
Anita La Mamma Del Gelato	NR/NR/NR	1,738	1.6%	$220	381,926	1.1%	7/29/2033
Total Occupied		105,777	99.3%	$321	$33,932,622	100.0%
Vacant		704	0.7%
Total		106,481	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes storage SF.
(4)	Levi’s can terminate its lease and license agreement with notice to the Borrower by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12-month period as of December 31, 2024. We cannot assure you that the termination right will not be triggered and that Levi’s will not exercise its right.

The following table presents certain information relating to the signage tenants at the 1535 Broadway Property:

Tenant Summary - Signage(1)
Tenant	Lease Begin	Lease Expiration	Total UW Signage Revenue(2)	% of Total UW Signage Revenue
Sublease with TRS	Annual Lease	Annual Lease	$10,000,000	31.5%
Swatch	1/2/2016	12/27/2030	$6,865,998	21.7%
T-Mobile	12/17/2015	6/30/2035	$6,338,648	20.0%
Third-Party Sign (Net of Commission)(3)	NAV	NAV	$5,951,111	18.8%
Sephora	6/6/2018	1/31/2029	$2,554,286	8.1%
Total			$31,710,044	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Excludes electric reimbursements.
(3)	Based on income from third-party advertising contracts that flow to the Borrowers. Third-Party Sign UW Signage Revenue is based on the 2025 budget.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

The following table presents certain information relating to the lease rollover schedule at the 1535 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	704	0.7%	NAP	NAP	704	0.7%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.00%
2026	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2029	2	33,459	31.4%	$18,221,595	53.7%	34,163	32.1%	$18,221,595	53.7%
2030	1	4,299	4.0%	$6,518,005	19.2%	38,462	36.1%	$24,739,600	72.9%
2031	0	0	0.0%	$0	0.0%	38,462	36.1%	$24,739,600	72.9%
2032	0	0	0.0%	$0	0.0%	38,462	36.1%	$24,739,600	72.9%
2033	1	1738	1.6%	$381,926	1.1%	40,200	37.8%	$25,121,526	74.0%
2034	0	0	0.0%	$0	0.0%	40,200	37.8%	$25,121,526	74.0%
2035	1	4,600	4.3%	$8,000,000	23.6%	44,800	42.1%	$33,121,526	97.6%
2036 & Beyond	1	61,681	57.9%	$811,096	2.4%	106,481	100.0%	$33,932,622	100.0%
Total/Wtd. Avg.	6	106,481	100.0%	33,932,622	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Excludes signage revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1535 Broadway Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)(2)
	2019	2021	2022	2023	2024	U/W(1)(3)	U/W Per SF	%(4)
Base Retail Rental Revenue(1)	$35,911,991	$38,042,710	$39,199,009	$40,331,769	$39,823,021	$33,932,622	$318.67	44.6%
Market Revenue from Vacant Units	0	0	0	0	0	1,310,500	$12.31	1.7%
Overage Rent	779,312	660,749	814,766	404,802	727,735	1,143,053	$10.73	1.5%
Other Retail Revenue	7,174	0	0	0	51,439	0	$0.00	0.0%
Retail Operating Expenses (CAM) Reimbursement	859,512	948,692	1,000,816	1,056,148	1,097,041	1,120,195	$10.52	1.5%
Real Estate Tax Reimbursement	2,038,915	1,158,699	2,040,954	3,704,761	5,092,809	5,685,455	$53.39	7.5%
Retail Utility Reimbursement	603,412	746,836	783,355	571,451	691,687	641,580	$6.03	0.8%
Total Retail Revenue	$40,200,316	$41,557,686	$43,838,901	$46,068,933	$47,483,732	$43,833,406	$411.65	57.6%
Signage Rental Revenue From Retail Tenants	12,904,527	13,848,531	13,934,370	14,514,330	15,068,332	15,404,330	$144.67	20.2%
Third-Party Signage Revenue to Borrower (net of commission)(5)	19,429,173	11,866,884	6,127,205	5,313,541	4,791,338	5,951,111	$55.89	7.8%
Revenue From TRS Sublease	0	1,201,783	7,954,000	11,823,000	12,608,000	10,000,000	$93.91	13.1%
Signage OpEx Reimbursement	308,403	341,103	370,765	390,246	384,577	354,603	$3.33	0.5%
Signage Utility Reimbursement	380,440	561,048	547,495	473,684	739,196	597,400	$5.61	0.8%
Total Signage Revenue	$33,022,542	$27,819,349	$28,933,835	$32,514,801	$33,591,443	$32,307,444	$303.41	42.4%
Potential Gross Revenue	$73,222,859	$69,377,035	$72,772,735	$78,583,734	$81,075,175	$76,140,850	$715.07	100.0%
Vacancy Loss	0	0	0	0	0	(1,310,500)	($12.31)	(1.7%)
Rent Abatements / Concessions(5)	0	(1,023,284)	(125,993)	(208,065)	0	0	$0.00	0.0%
Commercial Credit Loss(6)	(8,915)	419,459	(923,584)	(704,116)	1,464,618	0	$0.00	0.0%
Effective Gross Revenue	$73,213,943	$68,773,210	$71,723,158	$77,671,553	$82,539,792	$74,830,350	$702.76	98.3%
Real Estate Taxes	3,511,954	2,356,269	3,712,117	6,091,038	8,024,362	9,908,135	$93.05	13.2%
Insurance	74,425	125,581	152,317	167,961	104,979	100,514	$0.94	0.1%
Utilities	642,632	663,303	895,079	787,165	839,383	851,398	$8.00	1.1%
Repairs & Maintenance	1,101,828	544,930	750,045	970,302	1,339,952	1,332,109	$12.51	1.8%
Management Fee	1,051,506	872,715	853,495	927,342	912,002	1,000,000	$9.39	1.3%
Payroll (Office, Security, Maintenance)	202,033	98,560	129,170	128,982	151,115	172,060	$1.62	0.2%
General and Administrative	120,786	29,473	119,318	263,328	144,381	76,777	$0.72	0.1%
Signage - Utility Expense	1,087,163	1,305,081	882,740	755,828	1,205,688	848,294	$7.97	1.1%
Signage - R&M Expense	831,381	772,246	500,896	447,709	663,423	646,614	$6.07	0.9%
Signage - Other Expenses	241726	201,249	(52,568)	34	754	0	$0.00	0.0%
Total Expenses	$8,865,434	$6,969,408	$7,942,609	$10,539,687	$13,386,040	$14,935,901	$140.27	20.0%
Net Operating Income	$64,348,509	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,894,449	$562.49	80.0%
Replacement Reserves	0	0	0	0	0	176,620	$1.66	0.2%
TI/LC	0	0	0	0	0	212,962	$2.00	0.3%
Net Cash Flow	$64,348,509	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,504,867	$558.83	79.5%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	2020 financials are excluded due to volatility during the COVID-19 pandemic at the 1535 Broadway Property.
(3)	Lender U/W base rent reflects in-place rental revenue, which is below historical levels due to the recent T-Mobile renewal.
(4)	Revenue lines are calculated as a % of Potential Gross Revenues. All other lines are calculated based on Effective Gross Revenue.
(5)	2019 Third-Party Signage Revenue represents all third-party signage revenue including contracts that now flow into the TRS entity, which is not a borrower of the 1535 Broadway Whole Loan.
(6)	Commercial Credit Loss is driven by Invicta, which vacated in January 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

The Market. The 1535 Broadway Property is located in Times Square, a 24-hour district in New York City offering 14 hours of shopping time per day, with stores such as Sephora, Levi’s and H&M open daily from 9:00 a.m. to 11:00 p.m. The market benefits from established flagship stores of diverse retailers, including American Eagle Outfitters, Gap, Raising Cane’s, Old Navy, and Disney. Alongside flagship retail, the area attracts consumers with experiential retail attractions such as a Uniqlo pop-up previously hosted at the 1535 Broadway Property.

The 1535 Broadway Property benefits from a combination of local and tourist demand. NYC Tourism + Conventions has forecasted 64.5 million visitors to New York City through 2024, just 3.2% shy of the record breaking 66.6 million tourists in 2019, many of whom travel through Times Square. According to the REBNY Manhattan Retail Report for the first half of 2024, lagging international tourism, particularly from China which is the city’s second-largest overseas market, is a key reason tourism has not recovered to 2019 levels.

The Bowtie has the highest pedestrian foot traffic in New York City, positioning the 1535 Broadway Property as a premier signage location. Times Square is also home to 5,800 residents, 172,000 office workers, and the largest hospitality concentration in New York. Notably, an average visitor spends 81 minutes in the area and 8 minutes looking at billboards. Times Square signage generates anywhere from 1.0 million to 1.9 million daily impressions.

The Borrowers. The Borrowers under the 1535 Broadway Whole Loan are 1535 Broadway LLC (the “Fee Borrower”) and 1535 Broadway Sign LLC (the “Sign Borrower” and, together with the Fee Borrower, the “Borrowers”), each a Delaware limited liability company. Each of the Borrowers is a recycled special purpose entity whose primary business is the performance of the obligations under the 1535 Broadway Whole Loan documents and the ownership, maintenance, leasing, management and operation of the 1535 Broadway Property. The Borrowers are required to observe certain single purpose entity covenants as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” in the Preliminary Prospectus. Each of the Borrowers are indirectly owned and controlled by a joint venture between the Borrower Sponsor (as defined below) and a group of institutional investors advised by Crown Acquisitions. None of the Borrowers are permitted to have any significant assets other than the 1535 Broadway Property owned or leased by such Borrower. All obligations of the Borrowers under the 1535 Broadway Whole Loan are joint and several and secured by the Borrowers’ respective interests in the 1535 Broadway Property.

The Borrower Sponsor. The Borrowers are indirectly owned and controlled by a joint venture between Vornado Realty Trust, a Maryland real estate investment trust (“Vornado” or the “Borrower Sponsor”), and a group of institutional investors advised by Crown Acquisitions. Vornado is one of the largest owners, managers, and developers of New York City office and high street retail real estate. As one of the largest commercial real estate owners in New York, Vornado’s office holdings are located primarily in Midtown Manhattan. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1535 Broadway Whole Loan.

Property Management. The 1535 Broadway Property is currently managed by Vornado Office Management LLC, a New York limited liability company (“Vornado Office Management”) and Silvercast Media, LLC pursuant to a separate management agreement (the “Management Agreement”) between the Fee Borrower and the property manager. The property manager is subject to replacement with a qualified manager in accordance with the terms and provisions of the 1535 Broadway Whole Loan documents pursuant to a new management agreement. Vornado Office Management is affiliated with the Borrowers.

Escrows and Reserves. At origination of the 1535 Broadway Whole Loan, the Borrowers deposited approximately $100,000 into an upfront rollover reserve and approximately $4,135,136 into a free rent reserve.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the Borrowers are required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the Borrowers maintain a blanket policy meeting the requirements of the 1535 Broadway Whole Loan documents and the Borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

Replacement Reserve – On a monthly basis during a Trigger Period, the Borrowers are required to escrow approximately $14,718.35 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $441,550.63.

Rollover Reserve – On a monthly basis, the Borrowers are required to escrow $17,746.83 for approved leasing expenses. Such monthly deposits will not be required once the amount deposited into the capital expense reserve over the term of the 1535 Broadway Whole Loan, cumulatively (not, for certainty, the amount on deposit at the time of determination), equals or exceeds $532,405.00.

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the 1535 Broadway Whole Loan documents.

Critical Tenant TI / LC Reserve - On each payment date during a Critical Tenant Trigger Event Period (as defined below), all excess cash flow after payment of debt service, required reserves and budget operating expenses will be deposited into a Critical Tenant (as defined below) TI / LC reserve.

Lockbox and Cash Management. The 1535 Broadway Whole Loan is structured with a hard lockbox and in place cash management. The Borrowers were required to deliver tenant direction letters to the existing tenants at the 1535 Broadway Property, directing them to remit their rent directly to the lender-controlled lockbox. The Borrowers are required to cause revenue received by the Borrowers or the property manager, as applicable, from the 1535 Broadway Property to be deposited into such lockbox within 10 business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 1535 Broadway Whole Loan documents. All excess cash flow after payment of debt service, required reserves (including the Critical Tenant TI / LC reserve during a Critical Tenant Trigger Event Period as described under “Escrows and Reserves” above) will be deposited, (A) provided no Trigger Period is continuing, into the Borrowers’ account, or (B) during the continuance of a Trigger Period, into the excess cash trap subaccount held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1535 Broadway Whole Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Critical Tenant Trigger Event Period, and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), such Critical Tenant Trigger Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 8.5%, and ending if the NOI Debt Yield is equal to or in excess of 8.5% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist as of such related calculation date if, not later than 15 business days after the Borrowers’ receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the Borrowers (a) prepay a portion of the 1535 Broadway Whole Loan, along with any yield maintenance premium, or (b) deliver to the lender as additional collateral for the 1535 Broadway Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below). If the Borrowers deliver to the lender such Low Debt Yield Avoidance Collateral (as defined below), then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 1535 Broadway Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the outstanding principal balance, as of such date, of the 1535 Broadway Whole Loan; provided that the outstanding principal balance of any Approved Mezzanine Loan (as defined below) will be added to the outstanding principal balance to the extent any Approved Mezzanine Loan exists as of the date of calculation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied to the reduction of the then-current outstanding principal balance of the 1535 Broadway Whole Loan would cause the NOI Debt Yield to equal at least 8.5%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the Borrowers and then held by the lender.

“Low Debt Yield Avoidance Collateral” means (i) cash or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount.

A “Critical Tenant Trigger Event Period” means the period commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and ending upon the occurrence of a Critical Tenant Trigger Event Cure (as defined below) with respect to each and every continuing Critical Tenant Trigger Event.

“Critical Tenant Trigger Event” means each occurrence of any of the following with respect to any Critical Tenant (as defined below) lease: (i) the related Critical Tenant gives written notice of its intention to not extend or renew its Critical Tenant lease; (ii) the related Critical Tenant has failed to give irrevocable notice of its election to renew its Critical Tenant lease on or prior to the earliest to occur of (x) twelve (12) months prior to the then applicable expiration date under the applicable Critical Tenant lease, (y) the date by which the applicable Critical Tenant is required under its Critical Tenant lease to notify the landlord of its election to renew its Critical Tenant lease, or (z) twelve (12) months prior to the maturity date; (iii) a default occurs under the related Critical Tenant lease and such default continues for more than (I) sixty (60) days beyond any applicable notice and cure period for monetary defaults (provided, that, it will not constitute a default for purposes hereof if the Critical Tenant is disputing in good faith and in accordance with its lease the amount of any reimbursable or recoverable costs and expenses (as opposed to base or fixed rent)), or (II) one hundred and eighty (180) days beyond any applicable notice and cure period for non-monetary defaults; (iv) a bankruptcy action with respect to the related Critical Tenant or any guarantor of such Critical Tenant lease occurs, or (v) the applicable Critical Tenant discontinues its normal business operations at its leased premises (other than because of pandemic or government mandated closure, alterations, casualty restoration or similar reason, provided in such cases the Critical Tenant continues to pay all contractual rent); provided that the foregoing clause (v) will not apply to Critical Tenants that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents or Critical Tenant leases guaranteed by guarantors that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents.

“Critical Tenant Trigger Event Cure” means the earliest of: (A) the occurrence of a Critical Tenant space re-tenanting event in accordance with the 1535 Broadway Whole Loan documents; or (B) (1) in the event of a Critical Tenant Trigger Event described in clause (i) or (ii) of the definition thereof with respect to a Critical Tenant lease, the date that a Critical Tenant lease extension is duly executed and delivered by the Borrowers and the related Critical Tenant for all of the related Critical Tenant space, and, to the extent applicable, all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been deposited into (or be on deposit in) the Critical Tenant tenant improvements and leasing commissions account and allocable to such applicable Critical Tenant space; (2) in the event of a Critical Tenant Trigger Event described in clause (iii) of the definition thereof, a cure of the applicable default under the related Critical Tenant lease; (3) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof relating to a bankruptcy action of a Critical Tenant, the affirmation of the related Critical Tenant lease in the applicable bankruptcy proceeding, provided that Critical Tenant will be actually paying all rents and other amounts due under its lease, or (4) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof, the related Critical Tenant re-commences its normal business operations at its leased premises; or (C) the date on which Critical Tenant tenant improvements and leasing commissions funds in the Critical Tenant tenant improvements and leasing commissions account (1) collected with respect to the applicable Critical Tenant lease (including any Critical Tenant lease termination payments with respect to such Critical Tenant lease deposited into the Critical Tenant tenant improvements and leasing commissions account) and/or (2) deposited by the Borrowers with the lender equals or exceeds $10,000,000.00 (measured on a cumulative basis for the term of the 1535 Broadway Whole Loan) for each applicable Critical Tenant lease (i.e., if two Critical Tenant leases are subject to a Critical Tenant Trigger Event, such total amount will equal $20,000,000.00, and if only one Critical Tenant lease is subject to a Critical Tenant Trigger Event, such total amount will equal $10,000,000.00); provided that in lieu of a deposit by the Borrowers pursuant to clause (2) above, at the Borrowers’ option, the Borrowers may, subject to the 1535 Broadway Whole Loan documents, provide to the lender a letter of credit for all or a portion of the amount described above; provided, however, that such letter of credit may not be used as a substitute for any cash collected pursuant to clause (1) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – 1535 Broadway

“Critical Tenant” means each of the T-Mobile tenant and the Sephora tenant at the 1535 Broadway Property.

Subordinate and Mezzanine Debt. The 1535 Broadway Property also secures the 1535 Broadway Junior Companion Loan, which has a Cut-off Date principal balance of $172,900,000. The 1535 Broadway Junior Companion Loan is co-terminus with the 1535 Broadway Senior Loan and accrues interest at 7.80783050318103% per annum. The 1535 Pari Passu Senior Notes are senior in right of payment to the 1535 Broadway Junior Notes. Note B-1, Note B-2 and Note B-3 are subordinate to the 1535 Pari Passu Senior Notes in right of payment. See “Description of the Mortgage Pool—The Whole Loans—The 1535 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. The 1535 Broadway Whole Loan documents permit future mezzanine debt secured by a pledge of direct or indirect equity interests in the Borrowers subject to the satisfaction of certain conditions (a mezzanine loan that satisfies such conditions, an “Approved Mezzanine Loan”) including, among others, (i) no event of default has occurred and is continuing, (ii) the amount of such Approved Mezzanine Loan does not exceed an amount that, when added to the outstanding principal balance as of the closing of such Approved Mezzanine Loan, will result in (x) a loan to value ratio based on a new appraisal of the 1535 Broadway Property equal to the loan to value ratio that existed as of the origination date, and (y) a debt yield equal to the debt yield that existed as of the origination of the 1535 Broadway Whole Loan, (iii) such Approved Mezzanine Loan will be coterminous with the 1535 Broadway Whole Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the 1535 Broadway Whole Loan documents, and (v) receipt of a rating agency confirmation from each applicable rating agency.

Partial Release. Not permitted.

Ground Lease. None.

Preferred Equity. Vornado Realty L.P., a Delaware limited partnership (“VRLP”), a member of 1535 Broadway Holdings II LLC (“1535 Broadway Holdings”), which is the sole member of one of the borrowers, made a capital contribution of $800,000,000, referred to as the “Preferred Capital Contributions.” In exchange, 1535 Broadway Holdings issued 800,000,000 preferred units (“Preferred Units”) to VRLP. On the date of the limited liability company agreement of 1535 Broadway Holdings, 11,125,000 Preferred Units were redeemed, resulting in 788,875,000 Preferred Units remaining outstanding. These Preferred Units are to be certificated if VRLP requests a pledge, and in such case, the limited liability company agreement of 1535 Broadway Holdings must be amended accordingly. Distributions of available cash, including from any capital events, will be made in the following order: first, 100% to VRLP in respect of its Preferred Units until it has received cumulative distributions sufficient to provide a return on its Preferred Capital Contributions equal to a preferred return rate of 4.75%; thereafter, 100% of distributions will be made pro rata to the holders of the common units. In connection with the origination of the 1535 Broadway Whole Loan, approximately $431,500,000 of the existing $628,900,000 of preferred equity was paid down, resulting in approximately $197,400,000 of preferred equity remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Mixed Use – R&D/Lab/Office
% of IPB:	7.2%	Net Rentable Area (SF):	91,521
Loan Purpose:	Acquisition	Location:	San Diego, CA
Borrower:	3040-3050 Science Park Owner, L.L.C.	Year Built / Renovated:	1985 / 2021
Borrower Sponsor(1):	Breakthrough Properties LLC	Occupancy:	100.0%
Interest Rate:	5.49600%	Occupancy Date:	2/25/2025
Note Date:	2/28/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,229,747
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,707,264
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,522,483
Additional Debt:	No	UW NCF:	$6,298,256
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$114,000,000 / $1,246
Additional Debt Type:	N/A	Appraisal Date:	2/11/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$492
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$492
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	39.5%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.51x
				UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	39.1%	Purchase Price(5)	$114,000,000	99.1%
Borrower Sponsor Equity	70,071,310	60.9	Closing Costs	1,071,310	0.9
Total Sources	$115,071,310	100.0%	Total Uses:	$115,071,310	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Muse at Torrey Pines Mortgage Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Historical cash flows are unavailable as the borrower recently acquired the Muse at Torrey Pines Property (as defined below) and the property seller did not provide historical information.
(4)	The appraisal concluded to a dark value of $34,600,000 for the 3040 Science Park Road property and a dark value of $55,900,000 for 3050 Science Park Road property, which results in a Cut-Off Date LTV and Maturity Date LTV of 49.7% each.
(5)	The acquisition of the Muse at Torrey Pines Property was made in January 2025, and the Muse at Torrey Pines Mortgage Loan recapitalized the borrower after the acquisition. The related borrower sponsor also acquired an adjacent non-collateral life sciences building located at 3030 Science Park Road (the "3030 Building") as part of the acquisition. The purchase price above represents the amount of the total purchase price that was allocated to the Muse at Torrey Pines Property.

The Loan. The fourth largest mortgage loan (the “Muse at Torrey Pines Mortgage Loan”) is secured by the borrower’s fee interest in a 91,521 square foot mixed use R&D/Lab/Office facility located in San Diego, California (the “Muse at Torrey Pines Property”).The Muse at Torrey Pines Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 7.2% of the Initial Pool Balance. The Muse at Torrey Pines Mortgage Loan was originated on February 28, 2025 by German American Capital Corporation and accrues interest at a fixed rate of 5.49600% per annum on an Actual/360 basis. The Muse at Torrey Pines Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Muse at Torrey Pines Mortgage Loan requires interest-only payments during the full term. The scheduled maturity date of the Muse at Torrey Pines Mortgage Loan is the payment date in March 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

The Property. The Muse at Torrey Pines Property is a 91,521 SF two building mixed use R&D/Lab/Office facility located at 3050 & 3040 Science Park Road, San Diego, CA 92121. The Muse at Torrey Pines Property is 100% leased to Prometheus Biosciences (60.2% of NRA), Organogenesis, Inc. (25.1% of NRA), Aegis Life, Inc (10.5% of NRA), and Halloran Consulting Group, Inc. (2.6% of NRA) as well as a café occupying the remainder of the square footage. Prometheus Biosciences was acquired by Merck & Co., Inc. (NYSE: MRK / Moody’s: Aa3 / S&P: A+), in 2023. Prometheus Biosciences is the primary tenant at the Muse at Torrey Pines Property, occupying both floors of the 3050 Science Park Road building. The Muse at Torrey Pines Property is predominantly utilized by tenants for medical research and development purposes, and features lab-to-office ratios of 40% / 60% at 3040 Science Park Road, and 35% / 65% at 3050 Science Park Road. These recently renovated spaces include over 120 lab benches and 25 lab support rooms and were modernized by prior ownership. Both buildings benefit from dedicated ingress and egress points, providing access for parking and shipping/receiving.

The Muse at Torrey Pines Property has benefited from significant recent capital investment, totaling $57.9 million ($633 PSF) since 2021. The Muse at Torrey Pines Property was comprehensively redeveloped and modernized to meet the standards of similar facilities located throughout the Torrey Pines submarket. Prior ownership undertook a full remodel of the façade, replacing outdated brickwork with modern glass frontage, and relandscaped the surrounding area to take advantage of the unique grading and views provided by the hilltop location. Alongside its high-quality lab infrastructure, the campus was improved with a wide array of amenities, including a café, fitness center, conference center, bike and surf storage and outdoor gathering spaces distributed throughout the site.

The Muse at Torrey Pines Property is part of an overall project which also includes the non-collateral adjacent 3030 Building, which is also owned by the borrower sponsor. The 3030 Building and the two buildings comprising the Muse at Torrey Pines Property are subject to a reciprocal parking and amenity agreement, which provides for these three buildings to mutually share in the use and operating costs of the recreational amenities, infrastructure facilities and surface parking facilities in the combined project that consists of such three buildings.

The following information presents certain information relating to the historical and current occupancy of the Muse at Torrey Pines Property:

Historical and Current Occupancy(1)
2023	2024	Current(2)
NAV	NAV	100.0%
(1)	Historical occupancy is unavailable as the borrower recently acquired the Muse at Torrey Pines Property and the property seller did not provide historical information.
(2)	Current occupancy is based on the underwritten rent roll as of February 25, 2025.

Appraisal. According to the appraisal, the Muse at Torrey Pines Property had an “as-is” appraised value of $114,000,000 as of February 11, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$114,000,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated December 1, 2024, there are no recognized environmental conditions or recommendations for further action at the Muse at Torrey Pines Property.

Major Tenants. The three largest tenants by underwritten base rent at the Muse at Torrey Pines Property are Prometheus Biosciences, Organogenesis and Aegis Life, Inc.

Prometheus Biosciences (55,102 square feet; 60.2% of NRA; 61.3% of underwritten base rent): Prometheus Biosciences, a wholly owned subsidiary of Merck and Co., Inc. (Moody’s: Aa3 / S&P: A+), is a biotechnology company specializing in precision medicine for immune-mediated diseases. The company focuses on discovering, developing, and commercializing novel therapeutic and companion diagnostic products, particularly targeting conditions such as ulcerative colitis and Crohn’s disease. Prometheus Biosciences leases two spaces at the Muse at Torrey Pines Property through April 30, 2033 with rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

for the 27,268 square foot suite equal to $78.29 PSF and rent for the 27,834 square foot suite equal to $71.29 PSF. Prometheus Biosciences has the option to terminate its lease on its entire space or either of its two separate suites effective May 31, 2030, with at least 12 months’ notice and payment of a termination fee.

Organogenesis, Inc. (22,966 square feet; 25.1% of NRA; 25.2% of underwritten base rent): Organogenesis, Inc., (NASDAQ: ORGO) is a regenerative medicine company founded in 1985 dedicated to providing innovative solutions in the fields of advanced wound care in surgical and sports medicine. The company’s product portfolio includes bioactive and acellular products designed to treat a wide range of acute and chronic wounds, including diabetic foot ulcers, venous leg ulcers, and pressure injuries. Organogenesis, Inc. also develops surgical biologics and orthopedic products aimed at improving healing and reducing complications in soft tissue injuries and surgeries. With a strong focus on research and development, the company is committed to advancing the science of regenerative medicine. Several existing and pipeline products in the company’s portfolio have Premarket Application (PMA) approval, or 510(k) clearance from the United States Food and Drug Administration (FDA). Organogenesis, Inc. leases 22,966 square feet through June 30, 2031.

Aegis Life, Inc. (9,638 square feet; 10.5% of NRA; 11.3% of underwritten base rent): Aegis Life, Inc., founded in early 2020, is a biotechnology company dedicated to preventing and treating infectious diseases through the development of nucleic acid-based vaccines and therapeutics. In March 2024, the company secured a program-related investment from the Bill and Melinda Gates Foundation to advance DNA-based encoded antibody therapeutics targeting HIV and malaria. The Muse at Torrey Pines Property is the headquarters for Aegis Life, Inc. Aegis Life, Inc. leases 9,638 square feet through March 31, 2032.

The following table presents certain information relating to the major tenants at the Muse at Torrey Pines Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Prometheus Biosciences(3)	Aa3 / A+ / NR	55,102	60.2%	$74.75	$4,119,098	61.3%	4/30/2033(4)
Organogenesis, Inc.	NR / NR / NR	22,966	25.1%	$73.76	$1,693,972	25.2%	6/30/2031
Aegis Life, Inc.	NR / NR / NR	9,638	10.5%	$78.68	$758,318	11.3%	3/31/2032
Halloran Consulting Group, Inc.	NR / NR / NR	2,425	2.6%	$60.32	$146,276	2.2%	2/28/2027
Major Tenants Total		90,131	98.5%	$74.53	6,717,664	100.0%
Non-Major Tenants		1,390	1.5%	$0.00	$0	0.0%
Occupied Total Collateral		91,521(5)	100.0%	$73.40	$6,717,664	100.0%
Vacant Space		0	0.0%
Total		91,521	100.0%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Prometheus Biosciences leases two spaces at the Muse at Torrey Pines Property with rent for the 27,268 square foot suite equal to $78.29 PSF and rent for the 27,834 square foot suite equal to $71.29 PSF.
(4)	Prometheus Biosciences has the option to terminate its lease on its entire space or either of its two separate suites effective May 31, 2030, with at least 12 months’ notice and payment of a termination fee.
(5)	Includes a 1,390 square foot café amenity space that has zero rent associated with it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

The following table presents certain information relating to the lease rollover schedule at the Muse at Torrey Pines Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.00%	NAP	NAP	0	0.00%	NAP	NAP
2025 & MTM	0	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
2026	0	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
2027	1	2,425	2.6%	$146,276	2.2%	2,425	2.6%	$146,276	2.2%
2028	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2029	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2030	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2031	1	22,966	25.1%	$1,693,972	25.2%	25,391	27.7%	$1,840,248	27.4%
2032(2)	2	11,028	12.0%	$758,318	11.3%	36,419	39.8%	$2,598,566	38.7%
2033	1	55,102	60.2%	$4,119,098	61.3%	91,521	100.0%	$6,717,664	100.0%
2034	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
2035	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
2036 & Beyond	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
Total/Wtd. Avg.	5	91,521	100.0%	$6,717,664	100.0%
(1)	Based on the underwritten rent roll dated February 25, 2025
(2)	Includes 1,390 SF café space that has zero base rent associated with it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

The following table presents certain information relating to the Underwritten Net Cash Flow at the Muse at Torrey Pines Property:

Underwritten Net Cash Flow(1) (2)
	Underwritten	PSF(3)	%(4)
Base Rental Revenue	$6,717,664	$73.40	69.1%
12 Month Rent Step	197,171	2.15	2.0%
Investment Grade Rent Step	225,853	2.47	2.3%
Gross Potential Rent	7,140,687	78.02	73.5%
Reimbursements	2,574,836	28.13	26.5%
Total Gross Income	9,715,523	106.16	100.0%
Vacancy Loss	(485,776)	($5.31)	-5.0%
Effective Gross Revenue	$9,229,747	$100.85	95.0%
Real Estate Taxes	1,399,968	15.30	15.2%
Insurance	72,168	0.79	0.8%
Management Fee	276,892	3.03	3.0%
General and Administrative	32,988	0.36	0.4%
Utilities	322,872	3.53	3.5%
Security	86,832	0.95	0.9%
Janitorial	67,128	0.73	0.7%
Payroll	289,968	3.17	3.1%
Landscaping	34,800	0.38	0.4%
Repairs and Maintenance	123,648	1.35	1.3%
Total Expenses	2,707,264	29.58	29.3%
Net Operating Income	$6,522,483	$71.27	70.7%
Replacement Reserves	$41,184	0.45	0.4%
TI/LC	183,042	2.00	2.0%
Net Cash Flow	$6,298,256	$68.82	68.2%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Historical cash flows are unavailable as the borrower recently acquired the Muse at Torrey Pines Property and the property seller did not provide historical information.

(3)	PSF is based on 91,521 SF.
(4)	% column represents percent of Total Gross Income for revenue lines and percent of Effective Gross Revenue for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

The Market. The Muse at Torrey Pines Property is located in the Torrey Pines submarket in San Diego, California. As of the third quarter of 2024, the San Diego market vacancy rate was 20.4% and the average monthly asking rent PSF was $6.21 ($74.52 annually) for Class A product, per a third party market report. As of the third quarter of 2024, the Torrey Pines submarket vacancy rate was 11.0% and the average monthly asking rent PSF was $6.34 ($76.08 annually) for Class A product, per a third-party market report.

According to the appraisal, Torrey Pines is now the second largest life sciences submarket in San Diego County (trailing Sorrento Mesa which has delivered significant new inventory in recent years), but it is considered “ground zero” for biotechnology innovation in San Diego and is home to some of the world’s significant research institutes, including the five majors University of California San Diego, The Sanford-Burnham Medical Research Institute (SBMRI), The Salk Institute, The Scripps Research Institute (TSRI), and more recently The J. Craig Venter Institute (JCVI). Torrey Pines is also home to large pharmaceuticals companies such as Novartis, Takeda, Johnson & Johnson, and Pfizer.

The following table presents certain information relating to comparable sales for the Muse at Torrey Pines Property:

Summary of Comparable Sales(1)
Property Name / Address	Sale Date	Sale Price	Square Feet	Price per SF
Muse at Torrey Pines 3050 & 3040 Science Park Road San Diego, CA	Jan-25	$114,000,000	91,521 SF	$1,245.62
Eleven65 1165 Eastlake Avenue East Seattle, WA	Sep-24	$149,985,000	100,086 SF	$1,498.56
Callan Ridge 3020 & 3030 Callan Road San Diego, CA	Jan-24	$236,000,000	185,000 SF	$1,275.68
ARE Towne Centre 9625 Towne Centre Drive San Diego, CA	Jun-23	$160,500,000	163,648 SF	$980.76
The Pointe at Torrey Pines 11119 North Torrey Pines Road La Jolla, CA	May-23	$86,000,000	72,506 SF	$1,186.11
Ionis Campus 2850, 2855 & 2859 Gazelle Court Carlsbad, CA	Oct-22	$263,400,000	246,699 SF	$1,067.70
(1)	Source: Appraisal.

The Borrower. The borrower for the Muse at Torrey Pines Mortgage Loan is 3040-3050 Science Park Owner, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Muse at Torrey Pines Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Breakthrough Properties LLC (“Breakthrough Properties”). Breakthrough Properties is a life science real estate investment firm that leverages cross-sector collaboration to deliver environments that foster innovation and scientific breakthroughs. There is no non-recourse guarantor or separate environmental indemnitor for the Muse at Torrey Pines Mortgage Loan.

The Breakthrough Properties team combines Tishman Speyer’s (“Tishman”) real estate platform with Bellco Capital’s (“Bellco”) biotechnology experience in investing in the life sciences sector in a joint venture investing in the life science real estate industry. Breakthrough Properties is a joint venture between Tishman and Bellco. Breakthrough Properties has an eight member board of directors, with four directors appointed by Tishman and four appointed by Bellco. The borrower sponsor also owns the non-collateral life science 3030 Building, adjacent to the Muse at Torrey Pines Property, which it purchased together with the Muse at Torrey Pines Property.

Property Management. The Muse at Torrey Pines Property is currently managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Muse at Torrey Pines

Escrows and Reserves.

Tax Escrow – On a monthly basis during a Cash Trap Event Period (as defined below) or if the borrower fails to timely deliver evidence to the lender of payment of taxes prior to the date that such amount becomes delinquent, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrow – On a monthly basis during a Cash Trap Event Period or if the borrower fails to timely deliver evidence to the lender of payment of insurance premiums prior to the applicable payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Muse at Torrey Pines Mortgage Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow approximately $3,432 for the payment or reimbursement of approved capital expenses.

TI/LC Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow approximately $15,254 into a reserve for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Muse at Torrey Pines Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit rents from the Muse at Torrey Pines Property directly to a lender-controlled lockbox account, and if notwithstanding such directions the borrower or property manager receives any rents, it is required to deposit them into the lockbox account within two business days of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and disbursed according to the Muse at Torrey Pines Mortgage Loan documents to make required deposits into the tax and insurance accounts (if any), pay debt service on the Muse at Torrey Pines Mortgage Loan, pay operating expenses set forth in the annual budget, make deposits into the replacement reserve and TI/LC reserve, and pay lender-approved extraordinary expenses, and all funds remaining in the cash management account after the foregoing disbursements are required to be held by the lender (i) if a Lease Sweep Period (as defined below) exists, in a lease sweep reserve, and (ii) if a Cash Trap Event Period other than a Lease Sweep Period exists, in an excess cash flow reserve account as additional collateral for the Muse at Torrey Pines Mortgage Loan. To the extent that no Cash Trap Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Trap Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.25x on a trailing twelve-month basis tested quarterly or (iii) a Lease Sweep Period. A Cash Trap Event Period will end (a) with respect to clause (i) above, if a cure or waiver of the event of default has been accepted or granted by the lender, (b) with respect to clause (ii) above, if (x) the debt service coverage ratio is greater than or equal to 1.25x on a trailing twelve month basis tested quarterly, or (y) the borrower deposits with or delivers to the lender cash or a letter of credit in an amount that, if applied to the reduction of the outstanding principal balance of the Muse at Torrey Pines Mortgage Loan, would result in a debt service coverage ratio as of the most recent quarter of not less than 1.25x, and (c) with respect to clause (iii) above, upon termination of the applicable Lease Sweep Period.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease (defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and in each of clause (i) and (ii) the unless the subject Sweep Tenant (as defined below) has given notice of renewal or extension of the applicable Sweep Lease in accordance with the term thereof provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building) (“Replacement Leases”) and has satisfied the Lease Sweep Cure Conditions (as defined below); (b) upon a Sweep Tenant terminating or giving notice to terminate and such termination will occur within 12 months a majority of its premises under a Sweep Lease; provided, however, that no Lease Sweep Period will occur if borrower simultaneously or theretofore enters into one or more Replacement Leases and satisfies the Lease Sweep Cure Conditions; (c) if a Sweep Tenant is neither rated investment grade nor has an investment grade rated lease guarantor, upon such Sweep Tenant ceasing to operate its business (i.e., “goes dark”) in a majority of its space at the Muse at Torrey Pines Property (a “Go Dark Event”); (d) upon a monetary default in respect of base rent or a material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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nonmonetary default under a Sweep Lease by a Sweep Tenant, in each case, beyond any applicable notice and cure period; provided that a Sweep Tenant’s non-payment of rents up to $500,000 in the aggregate will not constitute a Lease Sweep Period if (x) such non-payment is the result of a good faith dispute on the part of the Sweep Tenant, (y) the borrower is in a commercially reasonable manner pursuing an expeditious resolution of such dispute, and (z) such dispute is resolved within 180 days of the occurrence of the applicable non-payment, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its lease guarantor.

A Lease Sweep Period will end (i) with respect to any Lease Sweep Period, once the space demised under the Sweep Lease has been retenanted pursuant to one or more Replacement Leases and the Lease Sweep Cure Conditions have been satisfied, (ii) with respect to any Lease Sweep Period, the date upon which the amount of funds in the lease sweep reserve equals $75.00 per square foot of the affected space, (iii) with respect to a Go Dark Event, the date upon which the Sweep Tenant has reoccupied space (such that it occupies at least 50% of the space under the Sweep Lease) for at least three months, (iv) with respect to a Lease Sweep Period caused by a lease default, the date on which such default has been cured and (v) with respect to a Lease Sweep Period caused by a bankruptcy or insolvency, the date upon which the applicable proceedings have terminated and the Sweep Lease or guaranty, as applicable, has been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Lease Sweep Cure Conditions” means each of (i) the tenant under the Replacement Lease has no contractual right to terminate or cancel said Replacement Lease (other than due to casualty, condemnation or landlord default) prior to taking occupancy and/or possession, (ii) any gap or abated rent has been reserved with the lender (in the form of cash or a letter of credit) to the extent that funds in the lease sweep reserve are not sufficient to cover the same (provided, that if the Replacement Tenant or its lease guarantor is rated investment grade, only the amount of gap or free rent that extends beyond nine months from the date of execution of the Replacement Lease must be reserved), and (iii) all out of pocket expenses of the borrower in leasing such space (including but not limited to brokerage commissions, tenant improvements and landlord work) and any shortfalls in required payments under the Muse at Torrey Pines Mortgage Loan or operating expenses as a result of anticipated down time prior to the commencement of payments under the Replacement Lease must be either paid, reserved in the lease sweep reserve and/or covered by a letter of credit or by a guaranty from a guarantor meeting requirements set forth in the loan documents.

“Sweep Lease” means the lease for Prometheus Biosciences and any lease covering 30% or more of the rentable square footage of the Muse at Torrey Pines Property.

“Sweep Tenant” means any tenant under a Sweep Lease.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,000,000	Title(6):	Fee
Cut-off Date Principal Balance(1):	$31,000,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	4.9%	Net Rentable Area (SF):	267,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC	Year Built / Renovated:	1902 / 2015
Borrower Sponsor:	J.E.M.B. Realty Corp.	Occupancy(7):	97.9%
Interest Rate(2):	5.43100430157233%	Occupancy Date:	9/1/2024
Note Date:	1/3/2025	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(9):	$27,025,375 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(9):	$18,238,477 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(10):	$19,274,531 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy(7):	98.6%
Amortization Type:	Interest Only	UW Revenues:	$37,797,061
Call Protection(3):	L(28),D(25),O(7)	UW Expenses:	$10,592,417
Lockbox / Cash Management:	Hard / Springing	UW NOI(7)(10):	$27,204,644
Additional Debt(1):	Yes	UW NCF(7):	$27,151,203
Additional Debt Balance(1):	$128,000,000 / $141,000,000	Appraised Value / Per SF:	$460,000,000 / $1,722
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	8/14/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$1,196,026	$598,013	N/A	Cut-off Date Loan / SF:	$595	$1,123
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$595	$1,123
Replacement Reserves:	$0	$4,453	N/A	Cut-off Date LTV:	34.6%	65.2%
Deferred Maintenance:	$502,807	$0	N/A	Maturity Date LTV:	34.6%	65.2%
Other Reserves(5):	$34,539,189	Springing	N/A	UW NCF DSCR(7):	3.10x	1.35x
				UW NOI Debt Yield(7):	17.1%	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$159,000,000	47.1%	Loan Payoff(11)	$268,199,965	79.4%
Subordinate Companion Loan(1)	141,000,000	41.7	Upfront Reserves	36,238,022	10.7
Preferred Equity(12)	30,000,000	8.9	Closing Costs	33,428,531	9.9
Borrower Sponsor Equity	7,866,518	2.3
Total Sources	$337,866,518	100.0%	Total Uses	$337,866,518	100.0%
(1)	The Herald Center Mortgage Loan (as defined below) is part of the Herald Center Whole Loan (as defined below) which is comprised of seven senior pari passu promissory notes and five subordinate promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $300,000,000.
(2)	Interest Rate represents the interest rate of the Herald Center Senior Loan (as defined below). The weighted average interest rate of the Herald Center Subordinate Companion Loan (as defined below) is approximately 7.90376110673759% per annum. The interest rate of the Herald Center Whole Loan is 6.59320% per annum.
(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on February 6, 2025. Defeasance of the Herald Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Herald Center Whole Loan to be securitized and (ii) January 3, 2029. The assumed lockout period of 28 payments is based on the expected BMO 2025-5C10 securitization closing date in May 2025. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Initial Other Reserves include a Yeshiva tenant improvement reserve of $31,005,000, a Yeshiva seller work reserve of $2,465,548, a JIBEI (as defined below) reserve of $800,250 and a rent concession reserve of $268,391.
(6)	The Herald Center Whole Loan is also secured by the leasehold estate created by the Ground Lease (as defined below). The lien of the leasehold mortgage on the Yeshiva Unit (as defined below) will be released upon the creation of the leasehold condominium and the transfer of the Yeshiva Unit to Yeshiva University (“Yeshiva”). In addition, Yeshiva has the right to acquire the leasehold condominium interest in the fourth floor of the Herald Center Property (as defined below) following the creation of the leasehold condominium, subject to satisfaction of certain conditions precedent set forth in the Herald Center Whole Loan documents, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(7)	Occupancy and UW Economic Occupancy are inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, which are expected to be completed by January 1, 2027. UW NOI, UW NCF, UW NOI Debt Yield and UW NCF DSCR are also inclusive of the rents that will become payable in three phases after Yeshiva occupies its space. Please refer to “The Property” below for more information.
(8)	4th Most Recent NOI is unavailable as it was not provided by the borrower sponsor.
(9)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(10)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the new lease to Yeshiva.
(11)	The Loan Payoff amount includes a $22,874,172 payoff of the existing preferred equity investment and the retirement of a $4,938,289 line of credit provided by M&T Bank.
(12)	The preferred equity was provided by Big Herald Investments II, LLC and the rate of return on the preferred equity is 13%, consisting of an 8.0% current pay and 5.0% that accrues until cash flow from the Herald Center Property (as defined below) is available to pay such accrued portion. Please see “Preferred Equity Terms” below for more information regarding the terms of the preferred equity.

The Loan. The fifth largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $300,000,000 (the “Herald Center Whole Loan”) secured by a first lien deed of trust on borrowers’ fee interest and leasehold interests in a 267,207 square foot, multi-level, mixed-use office and retail center located in New York, New York (the “Herald Center Property”). The Herald Center Whole Loan was originated on January 3, 2025 by Bank of Montreal (“BMO”). The Herald Center Whole Loan is comprised of seven senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $159,000,000 (collectively, the “Herald Center Senior Pari Passu Notes”, and the portion of the Herald Center Whole Loan evidenced by such seven senior pari passu notes, the “Herald Center Senior Loan”) and five subordinate promissory notes with an aggregate original principal balance and Cut-off Date Balance of $141,000,000 (collectively, the “Herald Center Subordinate Notes”, and the portion of the Herald Center Whole Loan evidenced by such five subordinate promissory notes, the “Herald Center Subordinate Companion Loan”). The Herald Center Senior Loan accrues interest at a fixed rate of 5.43100430157233% per annum and the weighted average interest rate of the Herald Center Subordinate Companion Loan is a fixed rate of 7.90376110673759% per annum. The Herald Center Mortgage Loan is evidenced by Note A-2 with an original principal balance and Cut-off Date Balance of $31,000,000. The remaining Herald Center Senior Pari Passu Notes and the Herald Center Subordinate Notes were contributed or are expected to be contributed to other securitization trusts, as set forth in the Whole Loan Summary below. The Herald Center Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Herald Center Whole Loan is January 6, 2030.

The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment. Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note, as further described in the Whole Loan Summary table below.

The Herald Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V13 securitization trust. The relationship between the holders of the Herald Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The table below identifies the promissory notes that comprise the Herald Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2025-V13	Yes(1)
A-2	$31,000,000	$31,000,000	BMO 2025-5C10	No
A-3-1	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-3-2	$6,000,000	$6,000,000	Benchmark 2025-V14	No
A-4	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-5	$12,000,000	$12,000,000	Benchmark 2025-V14	No
A-6	$20,000,000	$20,000,000	BMO 2025-5C9	No
Senior Loan	$159,000,000	$159,000,000
B	$39,805,000	$39,805,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
C	$34,370,000	3$34,370,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
D	$34,590,000	$34,590,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
E	$25,235,000	$25,235,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
F	$7,000,000	$7,000,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes(1)
Subordinate Companion Loan	$141,000,000	$141,000,000
Whole Loan	$300,000,000	$300,000,000
(1)	Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Herald Center Whole Loan.

The Property. The Herald Center Property consists of a nine-story, plus lower level, Class B, 267,207 square foot retail and office building located along the entire western blockfront of Broadway / Avenue of the Americas, between West 33rd and West 34th Streets. The retail component of the Herald Center Property, located between the lower level through the third floors with sub-basement storage space, totals 70,401 square feet (26.3% of NRA) and generates 64.8% of total underwritten base rent. The office component, located on floors four through nine, totals 184,304 square feet (69.0% of NRA), and generates 24.9% of total underwritten base rent. The office component contains the space occupied by Yeshiva and The Joint Industry Board of the Electrical Industry (“JIBEI”). As of September 1, 2024, the Herald Center Property was 97.9% occupied by three retail tenants, two office tenants and three other tenants utilizing air and antennae space. The Herald Center Property was built in 1902 and renovated in 2015.

The fee interest in the Herald Center Property is held by Herald Center Department Store of New York LLC (the “Fee Borrower”). The leasehold interest in the Herald Center Property is held by Herald Center Department Store of New York Leasehold LLC (the “Leasehold Borrower”), which leasehold estate was created by an amended and restated ground lease (the “Ground Lease”) between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee, which was entered into in connection with the origination of the Herald Center Whole Loan, in order to allow the borrowers to convert the Herald Center Property to a leasehold condominium structure following the origination of the Herald Center Whole Loan, as further described below. The Ground Lease is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the calendar month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The current annual base ground rent as of the Cut-off Date is $14,393,092.

In connection with the origination of the Herald Center Whole Loan, the Leasehold Borrower and Yeshiva entered into certain leasehold condominium documents and the purchase and sale agreement (collectively, the “Yeshiva Transaction Documents”). Under the Yeshiva Transaction Documents, the Herald Center Property is expected to be converted to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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leasehold condominium structure, which will initially have two units: Unit 1 and Unit 2. Unit 2 will represent a 49.3774% undivided interest in the leasehold condominium common elements appurtenant to Unit 2 and the rights of such unit under the leasehold condominium declaration with respect to the limited common elements appurtenant to Unit 2) (collectively, the “Retail Unit”) and will be retained by the Leasehold Borrower. Unit 1 will represent the related 50.6226% undivided interest in the leasehold condominium comment elements appurtenant to Unit 1, and the limited common elements appurtenant to Unit 1) (collectively, the “Yeshiva Unit”) and will be conveyed to Yeshiva upon the completion of the conversion. On November 25, 2024, the borrower submitted the leasehold condominium documents to the New York City Department of Finance (the “DOF”) for approval. The leasehold condominium approval from the DOF was obtained on January 21, 2025. The leasehold condominium, if formed, will have a term of 31 years (co-terminus with the Ground Lease). Additionally, the leasehold condominium will be subject and subordinate to the Ground Lease. Following the creation of the leasehold condominium, (i) the fee mortgage will continue as a mortgage on the Fee Borrower’s fee simple interest in the entire Herald Center Property, (ii) the leasehold mortgage will continue as a first priority mortgage on the leasehold estate in both the Retail Unit and the Yeshiva Unit, and (iii) upon the sale of the Yeshiva Unit to Yeshiva, the Yeshiva Unit will be released from the lien of the leasehold mortgage.

In order to address any potential delay in obtaining the approval from DOF, the Fee Borrower, Leasehold Borrower and Yeshiva entered into a Temporary Occupancy Agreement, dated as of the origination date of the Herald Center Whole Loan (“TOA”). Pursuant to the TOA, Yeshiva is obligated to perform all of the obligations set forth in the Yeshiva Transaction Documents over the same duration that it agreed to under the Yeshiva Transaction Documents as if the leasehold condominium had been formed and the Yeshiva Unit was sold to Yeshiva on the origination date of the Herald Center Whole Loan, regardless of whether such leasehold condominium has been actually formed and the Yeshiva Unit was actually sold to Yeshiva. Neither such TOA nor any of the Yeshiva Transaction Documents provide Yeshiva with any termination or contraction options (other than customary limited termination rights in connection with a casualty or condemnation). The 31-year lease and leasehold condominium structure described above will allow the Yeshiva Unit to be tax exempt, thus creating a tax saving to the borrowers and Yeshiva. For simplicity, throughout this Term Sheet, the Transaction Documents and TOA governing Yeshiva’s obligations with respect to the Yeshiva Unit are referred to in this term Sheet as the “Yeshiva Lease”, and Yeshiva is presented as a tenant, and the ground rent payable by Yeshiva with respect to its space is presented as “base rent”.

Yeshiva is expected to take possession of its 155,025 square foot premises across three tranches. The Yeshiva premises includes portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of tranche 1 on November 1, 2024 (the “Tranche 1 Commencement Date”), which includes portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor (the “Tranche 1 Premises”). The Ground Rent Pass Through Date (as defined below) for tranche 1 will be July 1, 2025. The possession date for tranche 2, which include portions of the sixth floor and the entirety of the seventh floor (the “Tranche 2 Premises”), will be no later than January 1, 2026 (the “Tranche 2 Commencement Date”). The Ground Rent Pass Through Date for tranche 2 will be July 1, 2026. The possession date for tranche 3, which includes the entirety of the eighth and ninth floors (the “Tranche 3 Premises”), will be no later than January 1, 2027 (the “Tranche 3 Commencement Date”). The Ground Rent Pass Through Date for tranche 3 will be July 1, 2027.

The “Ground Rent Pass Through Date” is the date that Yeshiva is obligated to make its base rent payment for each applicable tranche under the Yeshiva Lease.

Major Tenants. The three largest tenants at the Herald Center Property based upon underwritten base rent are H&M, Yeshiva and Bank of America, National Association:

H&M (62,800 square feet; 23.5% NRA; 53.5% of underwritten base rent): H&M Fashion USA, Inc. (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2023, H&M operated over 4,000 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Herald Center Property since 2014 under a lease with an expiration date of January 31, 2041 and has one, five-year renewal option. H&M has the right to terminate its lease at the Herald Center Property effective any time after January 1, 2036 provided (i) no event of default then exists, (ii) H&M delivers notice to landlord at least 24 months prior to the effective date of the termination; and (iii) H&M pays a termination fee equal to six months of monthly base rent within 90 days after the date H&M vacates the premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

Yeshiva (155,025 square feet; 58.0% NRA; 20.4% of underwritten base rent): Yeshiva is a Jewish, liberal arts university in New York City, New York. Yeshiva has three campuses: Wilf Campus (500 West 185th Street), Israel Henry Beren Campus (245 Lexington Avenue), Brookdale Center (55 Fifth Avenue), and Jack and Pearl Resnick Campus space (Eastchester Road and Morris Park Avenue). In addition to on campus learning, Yeshiva also gives students the option to study online. The undergraduate curriculum is comprised of a mix of Jewish studies, liberal arts courses, and science courses. Yeshiva has 2,319 undergraduate students, tuition and fees of $51,800 annually, and an endowment of approximately $518 million USD as of the end of 2022. Yeshiva University’s tenancy at the Herald Center Property begins in 2025 under a lease with an expiration date of June 30, 2056, and no renewal or termination options.

Bank of America, National Association (5,293 square feet; 2.0% NRA; 10.2% of underwritten base rent): Bank of America, National Association (“Bank of America”) is a multinational financial institution founded in 1998 in San Francisco, California and now headquartered in Charlotte, North Carolina. Bank of America provides services to individual customers, small/middle-market businesses, as well as large corporations. Bank of America provides banking, investing, asset management services, and also provides wealth management, corporate and investment banking and trading services. Bank of America provides services to 69 million consumers and small businesses, with approximately 3,700 retail locations and 15,000 ATM’s. Bank of America has a market capitalization of $346.124 billion USD and reported revenues of $189.111 billion USD for the twelve months ending September 30, 2024. Bank of America has been a tenant at the Herald Center Property since 2002 under a lease with an expiration date of July 31, 2032, with one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical occupancy of the Herald Center Property:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)(4)
96.8%	30.1%	42.3%	97.9%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	The decrease in occupancy from 2021 to the years 2022 and 2023 is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(3)	Current Occupancy is as of September 1, 2024.
(4)	Current Occupancy is inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, as further described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

The following table presents certain information relating to the tenants at the Herald Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Retail
H&M	NR/BBB/NR	62,800	23.5%	$304.84	$19,144,223	53.5%	1/31/2041
Bank of America	A1/A-/AA-	5,293	2.0	$688.45	3,643,992	10.2	7/31/2032
CL Vista Holdings LLC	NR/NR/NR	2,308	0.9	$171.37	395,520	1.1	2/28/2034
Total Retail		70,401	26.3%	$329.31	$23,183,736	64.8%
Office
Yeshiva(4)	NR/NR/NR	155,025	58.0%	$47.00	$7,286,175	20.4%	6/30/2056
The Joint Industry Board of the Electrical Industry	NR/NR/NR	29,279	11.0	$55.00	1,610,345	4.5	12/31/2043
Total Office		184,304	69.0%	$48.27	$8,896,520	24.9%
Other
New York SMSA Limited Partnership	Baa1/BBB+/A-	6,500	2.4%	$538.46	$3,500,000	9.8%	10/31/2035
T-Mobile Northeast LLC	Baa2/BBB/BBB+	210	0.1	$526.18	110,498	0.3	10/31/2028
New Cingular Wireless PCS, LLC (CN927)	Baa2/BBB/BBB+	100	0.0	$936.00	93,600	0.3	4/30/2026
Total Other		6,810	2.5%	$543.92	$3,704,098	10.4%

Occupied Collateral Total		261,515	97.9%	$136.83	$35,784,354	100.0%

Vacant Space		5,692	2.1%

Collateral Total		267,207	100.0%

(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

The following table presents certain information relating to tenant lease expirations at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,692	2.1%	NAP	NAP	5,692	2.1%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	5,692	2.1%	$0	0.0%
2025	0	0	0.0	0	0.0	5,692	2.1%	$0	0.0%
2026	1	100	0.0	93,600	0.3	5,792	2.2%	$93,600	0.3%
2027	0	0	0.0	0	0.0	5,792	2.2%	$93,600	0.3%
2028	1	210	0.1	110,498	0.3	6,002	2.2%	$204,098	0.6%
2029	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2030	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2031	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2032	1	5,293	2.0	3,643,992	10.2	11,295	4.2%	$3,848,090	10.8%
2033	0	0	0.0	0	0.0	11,295	4.2%	$3,848,090	10.8%
2034	1	2,308	0.9	395,520	1.1	13,603	5.1%	$4,243,610	11.9%
2035	1	6,500	2.4	3,500,000	9.8	20,103	7.5%	$7,743,610	21.6%
2036 & Beyond(4)	3	247,104	92.5	28,040,743	78.4	267,207	100.0%	$35,784,354	100.0%
Total	8	267,207	100.0%	$35,784,354	100.0%
(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	Certain tenants have more than one lease and certain tenants may have early termination options.
(3)	UW Base Rent includes rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

The following table presents certain information relating to the operating performance and underwritten net cash flow of the Herald Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$33,715,691	$27,733,867	$29,158,635	$34,484,016	$129.05	91.4%
Rent Steps	0	0	0	1,300,342	4.87	3.4
Reimbursements Income	2,323,932	548,975	701,108	2,126,340	7.96	5.6
Straight Line Rent	0	0	0	372,764	1.40	1.0
Gross Revenue	$36,039,623	$28,282,842	$29,859,742	$38,283,462	$143.27	101.4%
(Vacancy)	0	0	0	(535,473)	(2.00)	(1.4)
Net Rental Income	$36,039,623	$28,282,842	$29,859,742	$37,747,989	$141.27	100.0%
Other Income(4)	499,577	325,465	446,687	49,072	0.18	0.1
Effective Gross Income	$36,539,200	$28,608,307	$30,306,429	$37,797,061	$141.45	100.	1%
Total Expenses(5)	9,513,825	10,369,830	11,031,899	10,592,417	39.64	28.0
Net Operating Income	$27,025,375	$18,238,477	$19,274,531	$27,204,644	$101.81	72.0%
Replacement Reserves	0	0	0	53,441	0.20	0.1
Net Cash Flow	$27,025,375	$18,238,477	$19,274,531	$27,151,203	$101.61	71.8%
(1)	TTM reflects the trailing 12-month period ending August 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Gross Potential Rent includes the cumulative underwritten base rent of $7,286,175 from Yeshiva. The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.
(4)	Other Income is underwritten to year four.
(5)	Total Expenses include real estate taxes, insurance, management fees, utilities, repairs and maintenance, payroll and related, cleaning and general and administrative. The Herald Center Property benefits from a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the average of the lender’s tax and condominium counsel’s estimated calendar year taxes over the loan term and the appraisal’s estimate of the business improvement district taxes (BID).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

Environmental. According to a Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Herald Center Property.

Appraisal. According to the appraisal, the Herald Center Property had an “as-is” appraised value of $460,000,000 as of August 14, 2024 and a prospective value upon stabilization of $535,000,000 as of August 1, 2027. The prospective value upon stabilization assumed lease-up that will be incurred during the first three years of the analysis period as part of the Yeshiva Lease. The table below shows the appraisal’s “as-is” appraised value.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$460,000,000	5.50%
(1)	Source: Appraisal.

The Market. The Herald Center Property is located in the Penn Station/Garment neighborhood within the New York metropolitan statistical area in the borough of Manhattan. Manhattan is an iconic and vibrant borough, known for its major landmarks and business districts. Wall Street, in lower Manhattan, is the epicenter for global finance and is the home of the New York Stock Exchange, investment banks, brokerage firms, and more. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas.

The Penn Station/Garment neighborhood borders both the Grand Central and Times Square neighborhoods, and benefits from proximity to areas such as Bryant Park and Rockefeller Center. The neighborhood surrounding the Herald Center Property gains foot traffic from retailers such as the Macy’s flagship store which reports approximately 20 million shoppers a year. The Herald Center Property is accessible via several Manhattan commuter transportation hubs including the Herald Square subway station and Pennsylvania Station.

As of the second quarter of 2024, the New York office market had a total inventory of 976,492,482 square feet, according to a market data provider. The overall vacancy rate was 13.7% and the overall average asking rent was $57.04 per square foot. A market data provider projects the office vacancy rate for New York to increase to 14.2% by year-end 2024 and continue rising until leveling off at the forward-looking five-year average of 15.7%.

Overall, the vacancy rate increased by 120 bps from year-end 2022 to 13.7%, substantially higher than the 5-year average of 11.2%. As of the second quarter of 2024, the overall asking rental rate increased by $0.17 per square foot (or 0.3%) since year-end 2023 to $57.04 per square foot, and is projected to slightly increase to $57.30 per square foot in year-end 2024, then grow marginally through 2028 to $58.26 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

The following table presents certain information relating to comparable office leases for the Herald Center Property:

Comparable Office Lease Summary(1)(2)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
Herald Center New York, NY	1902 / 2015	267,207(3)	Yeshiva(3)	155,025	(3)	$47.00	(3)	Various(3)	Various(3)
1578 Lexington Avenue New York, NY	NAP	138,165	Mount Sinai	138,165		$47.50		Q2-2024	432
488 Madison Avenue New York, NY	NAP	142,308	Archdiocese of New York (ADNY)	142,308		$45.00		Q1-2024	378
1180 Avenue of the Americas New York, NY	NAP	46,000	Selfhelp Community Services	46,000		$53.00		Q1-2024	378
110 William Street New York, NY	NAP	640,744	DCAS	640,744		$45.00		Q4-2023	248
1334 York Avenue New York, NY	NAP	200,395	Weill Cornell Medicine	200,395		$67.50		Q4-2023	368
575 Lexington Avenue New York, NY	NAP	216,226	Weill Cornell Medicine (Expansion & Renewal)	216,226		$62.00		Q3-2023	360
5 Hanover Square New York, NY	NAP	62,969	Ideal School Manhattan	62,969		$46.00		Q3-2023	396
120 Broadway New York, NY	NAP	112,000	New York City Housing Development Corporation	112,000		$50.00		Q3-2023	360
(1)	Source: Appraisal unless otherwise indicated.
(2)	The appraisal utilized “Community Facility Leases” for comparable leases due to the office space at the Herald Center Property occupied by Yeshiva.
(3)	Based on the underwritten rent roll as of September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

The following table presents certain information relating to comparable retail leases for the Herald Center Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Herald Center New York, NY	H&M Bank of America CL Vista Holdings LLC	62,800(2) 5,293(2) 2,308(2)	$304.84(2) $688.45(2) $171.37(2)	Various(2)	Various(2)
1466 Broadway New York, NY	Confidential	12,200	$204.92	Q3-2024	192
11 Times Square New York, NY	Confidential	49,982	$105.04	Q2-2024	198
5 Times Square New York, NY	Miniso	9,655	$372.86	Q1-2024	138
2 Times Square New York, NY	Van Leeuwen Ice Cream	600	$700.00	Q3-2023	120
2 Times Square New York, NY	Comur Corp - Sardinha Portuguesa	1,010	$772.28	Q3-2023	124
243 West 42nd Street New York, NY	Midtown Gifts	1,681	$550.27	Q3-2023	126
1501 Broadway New York, NY	Lids	954	$1,415.09	Q2-2023	120
112 West 34th Street New York, NY	Pandora	3,542	$409.37	Q1-2023	126
1100 Avenue of the Americas New York, NY	Bank of America	14,004	$402.00	Q1-2023	237
2 Herald Square New York, NY	Capital One	16,343	$431.38	Q4-2022	130
1500 Broadway New York, NY	Carlos Bakery	2,196	$760.00	Q2-2022	144
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of September 1, 2024.

The Borrowers. The borrowers for the Herald Center Whole Loan are Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herald Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is J.E.M.B. Realty Corp. J.E.M.B. Realty Corp. was founded in 1990 by Morris Bailey and Joseph Jerome, who is one of the guarantors of the Herald Center Whole Loan. J.E.M.B. Realty Corp. is a family-run real estate development, investment and management company based in New York City. The non-recourse carveout guarantors for the Herald Center Whole Loan are Joseph Jerome and Bailey Family 1998 Grandchildren’s Trust. Mr. Jerome is a president of J.E.M.B. Realty Corp. Mr. Jerome also founded BUSAC Real Estate, which operate and manage office towers, shopping centers and residential complexes totaling over 6.5 million square feet across North America.

Property Management. The Herald Center Property is managed by J.E.M.B Realty Corp., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Herald Center Whole Loan, the borrowers deposited (i) approximately $1,196,026 into a real estate tax reserve account, (ii) $502,807 into a deferred maintenance reserve account, (iii) $31,005,000 into a Yeshiva reserve account, (iv) $2,465,548 into a Yeshiva seller work reserve account, (v) $268,391 into a rent concession reserve account and (vi) $800,250 into a reserve account for work relating to JIBEI.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $598,013).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Herald Center Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums (which is currently the case).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $4,453 for the payment or reimbursement of approved capital expenses.

Material Tenant Reserve – During the continuance of a Material Tenant Trigger Event (as defined below), the borrowers will be required to deposit the applicable Material Tenant Monthly Deposit (as defined below) for an approved Material Tenant (as defined below) TI/LC expenses in connection with any qualified Material Tenant Lease (as defined below), to be capped when the balance of the Material Tenant reserve reaches two years of full annual, unabated gross rent for the applicable Material Tenant.

A “Material Tenant” means (i) any tenant of all or a portion of the Herald Center Property under a Material Tenant Lease and (ii) Yeshiva or any person who succeeds to Yeshiva’s interests under the Yeshiva Lease.

A “Material Tenant Lease” means (i) the H&M lease, (ii) the Yeshiva Lease and/or the Leasehold Condominium documents, (iii) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (a) provides for rental income representing 15% or more of the total rental income for the Herald Center Property or (b) covers more than 15% or more of the total square feet at the Herald Center Property, or (iv) any instrument guaranteeing or providing credit support for any lease identified in the immediately preceding clauses (i), (ii) and/or (iii).

A “Material Tenant Go Dark Event” means that a Material Tenant goes dark or ceases to conduct business at all or a portion of its Material Tenant space for a period of six consecutive months or longer, other than (i) in connection with portions of the space demised to such Material Tenant that are not being utilized due to such Material Tenant’s implementation of a hybrid work program and each of the following conditions is satisfied: (x) a majority of such Material Tenant’s demised premises remains available and functional for the use contemplated by said Material Tenant Lease if and to the extent on any given day employees of such Material Tenant were to elect to utilize such space for work and (y) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary services with respect to the applicable space, (ii) in the event that a Material Tenant subleases all or a portion of its Material Tenant space to a subtenant in accordance with the terms of the Herald Center Whole Loan documents and the applicable Material Tenant Lease, the initial period during which such Material Tenant or the subtenant is performing tenant improvements or remodeling the subleased premises in preparation for such subtenant to commence its operations at the subleased premises, in all cases in accordance with the terms of the Herald Center Whole Loan documents, provided that (x) the Material Tenant Lease remains in full force, (y) the Material Tenant continues to remain liable to the borrowers for all obligations under the Material Tenant Lease, and (z) the Material Tenant continues to pay all rent due under the Material Tenant Lease during the period any such tenant improvements or remodeling is being performed, (iii) with respect to the portion of the space in the Yeshiva Unit identified as Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, the period commencing on January 3, 2025 and continuing through the date that is (A) with respect to Tranche 1 Premises, July 30, 2025, (such period from January 3, 2025 to July 30, 2025, the “Yeshiva Tranche 1 Pre-Possession Period”), (B) with respect to Tranche 2 Premises, 30 days after the Tranche 2 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 2 Commencement Date, the “Yeshiva Tranche 2 Pre-Possession Period”) and (C) with respect to Tranche 3 Premises, thirty (30) days after the Tranche 3 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 3 Commencement Date, the “Yeshiva Tranche 3 Pre-Possession Period”), a Material Tenant Go Dark Event is not deemed to have occurred with respect to (I) Tranche 1 Premises during the Yeshiva Tranche 1 Pre-Possession Period, (II) Tranche 2 Premises during the Yeshiva Tranche 2 Pre- Possession Period and (III) Tranche 3 Premises during the Yeshiva Tranche 3 Pre-Possession Period, or (iv) with respect to Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, solely in connection with a permissible closure (as defined in the underlying lease). For the avoidance of doubt, a Material Tenant Go Dark Event with respect to Yeshiva is only deemed to occur if Yeshiva (or any permitted assignee of Yeshiva) has gone dark or ceases to conduct business in the ordinary course in each tranche for a period of six consecutive months or longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – Herald Center

A “Material Tenant Monthly Deposit” means:

(1)	if a Material Tenant 35% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 35% of the excess cash flow;
(2)	if a Material Tenant 50% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 50% of the excess cash flow;
(3)	if a Material Tenant 75% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 75% of the excess cash flow;
(4)	if a Material Tenant 100% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 100% of the excess cash flow; or
(5)	if any Material Tenant Trigger Event (other than a Material Tenant Monthly Deposit Event (as defined below)) has occurred and is continuing, the amount of 100% of the excess cash flow.

A “Material Tenant Monthly Deposit Event” occurs if the following clauses are individually and/or collectively satisfied:

(1)	“Material Tenant 35% Excess Cash Flow Event”: if H&M is not dark and has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency;
(2)	“Material Tenant 50% Excess Cash Flow Event”: if H&M is not dark and has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency;
(3)	“Material Tenant 75% Excess Cash Flow Event”: (i) if H&M is dark and (x) has a rating of BBB-/Baa3 or above by all agencies; or (y) has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency; or (ii) if H&M is not dark and has a rating below B-/B3 by any agency; or
(4)	“Material Tenant 100% Excess Cash Flow Event”: if H&M is dark and (i) has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency; or (ii) has a rating below B-/B3 by any agency.

A “Material Tenant Trigger Event” means (i) if a Material Tenant gives written notice to the borrowers of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant Lease, a Material Tenant does not extend its Material Tenant Lease on the same or equivalent terms expressly provided by such Material Tenant Lease; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the borrowers of its election to extend such Material Tenant Lease, such Material Tenant does not give such notice; (iv) if a monetary or material non-monetary default beyond the expiration of applicable notice and/or cure periods occurs under a Material Tenant Lease; (v) any bankruptcy action of a Material Tenant or any parent company and/or lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect; (vii) if a Material Tenant Go Dark Event occurs with respect to any Material Tenant other than H&M; or (viii) the occurrence of a Material Tenant Monthly Deposit Event.

Leasehold Condominium Common Charges Reserve – Following the formation of the leasehold condominium, and only on each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit an amount equal to 1/12th of the Leasehold Condominium Common Charges (as defined below) that the lender estimates will be payable by Leasehold Borrower at least 30 days prior to their respective due dates (all such amounts, collectively the “Leasehold Condominium Common Charges Fund”). If at any time the lender reasonably determines that the Leasehold Condominium Common Charges Fund is not or will not be sufficient to pay Leasehold Condominium Common Charges by the dates set forth above, the lender is required to notify the borrowers of such determination and the borrowers will be required increase their monthly payments to the Leasehold Condominium Common Charges Fund by the amount that the lender estimates is sufficient to make up the deficiency at least 30 days prior to delinquency of the Leasehold Condominium Common Charges.

“Leasehold Condominium Common Charges” means all common charges, maintenance fees and other assessments imposed on the Herald Center Property pursuant to the leasehold condominium documents, including, without limitation, water rates and sewer rates and rents as set forth in the Yeshiva Lease documents.

Underlying Lease Rent Reserve – On each payment date following the formation of the leasehold condominium, the borrowers are required to pay an amount that is due and payable by the Leasehold Borrower in order to accumulate with the lender sufficient funds to pay all sums payable under the underlying lease at least seven business days prior to the dates due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Herald Center

Lockbox / Cash Management. The Herald Center Whole Loan is structured with a hard lockbox with springing cash management. At origination of the Herald Center Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Herald Center Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Herald Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Herald Center Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. The Herald Center Whole Loan documents provide that so long as no event of default has occurred and is continuing, during a Trigger Period, lender may, in its sole and absolute discretion, upon written request from the borrowers, disburse excess cash reserve funds (i) during the continuance of a Material Tenant Monthly Deposit Event, to pay the Material Tenant Monthly Deposit; (ii) during the continuance of any Material Tenant Trigger Event other than a Material Tenant Monthly Deposit Event, to the Material Tenant reserve; (iii) during the continuance of any Trigger Period other than a Material Tenant Trigger Event, to the excess cash reserve account; and (iv) during the continuance of a Material Tenant Monthly Deposit Event, other than a Material Tenant 100% Excess Cash Flow Event, provided no Material Tenant Trigger Event and/or Trigger Period is continuing, any remaining funds to the borrowers. Upon an event of default under the Herald Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than: (x) 1.10x for two consecutive quarters from July 1, 2025 through June 30, 2026, (y) 1.15x for two consecutive quarters from July 1, 2026 through June 30, 2027 and (z) 1.20x for two consecutive quarters after June 30, 2027, and (iii) a Material Tenant Trigger Event; and (b) expiring upon (1) with respect to clause (i) above, the cure (if applicable) of such event of default, (2) with respect to clause (ii)(x) above, the date the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, (3) with respect to clause (ii)(y) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (4) with respect to clause (ii)(z) above, the date the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, provided however, the borrowers may deliver to the lender a letter of credit in an amount which, if applied to the outstanding principal balance of the Herald Center Whole Loan, would cause the applicable debt service coverage ratio set forth in the immediately preceding clause (2), and (5) with respect to clause (iii) above, a Material Tenant Trigger Event no longer exists.

Current Subordinate or Mezzanine Debt. The Herald Center Property also secures the Herald Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $141,000,000. The Herald Center Subordinate Companion Loan is co-terminous with the Herald Center Senior Loan and accrues interest at 7.90376110673759% per annum, resulting in a blended rate for the Herald Center Whole Loan of 6.59320% per annum. The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment.

Future Permitted Subordinate or Mezzanine Debt: Not permitted.

Partial Release. At any time during the term of the Herald Center Whole Loan following the creation of the leasehold condominium, provided no event of default has occurred and is continuing, the Yeshiva Unit can be released subject to satisfaction of certain conditions including, but not limited to:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Herald Center

(i)	No event of default exists as of each of the Leasehold Condominium Documents Notice Date (as defined below), the Leasehold Condominium Notice Date (as defined below), the Leasehold Condominium Date (as defined below) and/or the date of consummation of the partial release;
(ii)	The lender has received reasonable prior written notice of the date on which the borrowers intend to consummate the actions described in clause (i) of the of the definition of Leasehold Condominium Conversion as set forth in the Herald Center Whole Loan documents (the date of such notice, the “Leasehold Condominium Documents Notice Date”) and reasonable prior written notice of the date on which the borrowers intend to consummate, together with Yeshiva, as applicable, the actions described in clauses (ii) through and including (iv) of the definition of Leasehold Condominium Conversion as set forth in the Herald Center Whole Loan documents (the date of such notice, the “Leasehold Condominium Notice Date”); provided that such reasonable notice period does not prohibit the occurrence of the actions described in the applicable clause(s) of the definition of leasehold condominium conversion (as set forth in the Herald Center Whole Loan documents) after the end of such reasonable notice period to the extent that the borrowers (and Yeshiva, as applicable) have commenced pursuing the leasehold condominium conversion within such reasonable notice period and thereafter are diligently pursuing in good faith such Leasehold Condominium Conversion in accordance with the terms and conditions of the Herald Center Whole Loan documents;
(iii)	The lender has received written evidence that upon implementation of the Leasehold Condominium Conversion, Yeshiva will promptly apply for an exemption under Section 420-a of the New York Real Property Tax Law (any such exemption being referred to herein as a “Tax Exemption”) and upon the granting of such Tax Exemption, retroactively to the Leasehold Condominium Date and such Tax Exemption will not be reallocated to the borrowers’ fee simple interest in the Herald Center Property; and
(iv)	The partial release occurs immediately following the recording of the Leasehold Condominium Documents (the “Leasehold Condominium Date”).

The lien of the leasehold mortgage on the Yeshiva Unit will be released upon the transfer of the Yeshiva Unit to Yeshiva. The fourth floor of the Herald Center Property will be released in connection with Yeshiva’s right of first offer. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus for more information regarding Yeshiva’s right of first offer.

Ground Lease. The Herald Center Property is subject to an amended and restated ground lease that is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the calendar month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The ground lease was entered into between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee. The current annual ground lease rent as of the Cut-off Date is equal to $14,393,092. The annual ground lease rent will increase as set forth in the Herald Center Whole Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

Preferred Equity. On the origination date, BIG Herald Investments II, LLC, a Delaware limited liability company (the “Preferred Equity Investor”) made a preferred equity investment in Herald Center Department Store, L.P., a Delaware limited partnership, the sole member of the borrowers (“Sole Member”) in the original amount of $30,000,000 (the “Origination Date Preferred Equity”). The rate of return on the Origination Date Preferred Equity is 13% provided, however, the current pay rate is 8% and the balance of 5% accrues until available cash flow is available to pay the accrued portion. Preferred Equity Investor established an interest rate reserve at the closing of the Preferred Equity Investment equal to $2,025,000. Upon the occurrences of certain events under the preferred equity documents, the Preferred Equity Investor is permitted to remove the general partner of the Sole Member and replace or designate a new general partner controlled by the Preferred Equity Investor, subject to the satisfaction of customary conditions precedent set forth in the Herald Center Whole Loan documents, which include, among other things, the Preferred Equity Investor being required to provide a supplemental guarantor having control of, or being under common control with, the borrowers, Sole Member and the Herald Center Property, customary searches acceptable to the lender and written evidence that such supplemental guarantor can satisfy the then net worth and liquidity requirements. Provided the Preferred Equity Investor then satisfies the above, it will be deemed an acceptable supplemental guarantor. The supplemental guarantor is required to deliver a supplemental guaranty of recourse obligations and environmental substantially in the form delivered to the lender on the origination date by the guarantor, except that supplemental guarantor has no obligations for the following guaranteed amounts (and for which the guarantor on the origination date remains liable for):

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(i)	The $60,000,000 partial loan guaranty until the leasehold condominium conversions occurs and the Yeshiva Unit is transferred to Yeshiva in accordance with the Herald Center Whole Loan documents and Yeshiva Lease documents;
(ii)	The redemption price related to the redemption of a limited partnership interest in Sole Member (the estimated redemption amount as of the origination date was $470,000); and
(iii)	For each tax year beginning with the 2024/2025 tax year, an amount equal to the difference between the actual taxes owed on the Herald Center Property and the projected tax amounts in the table set forth in the Herald Center Whole Loan documents, as such projected amount may be adjusted based on changes in millage rates and/or citywide tax increases unrelated to the leasehold condominium conversion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.8%	Net Rentable Area (SF):	252,470
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrowers:	Lifeway Property Owner LLC and Lifeway Property Owner II LLC	Year Built / Renovated:	2017 / 2023
Borrower Sponsor:	Lifeway - MRE Rubicon LLC	Occupancy:	89.1%
Interest Rate:	8.05200%	Occupancy Date:	3/24/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of)(2):	$235,904 (12/31/2021)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of)(2):	$1,165,776 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$2,864,256 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$7,345,332 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$13,814,366
Call Protection:	L(11),YM1(42),O(7)	UW Expenses:	$2,748,443
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$11,065,923
Additional Debt(1):	Yes	UW NCF:	$10,641,041
Additional Debt Balance(1):	$48,000,000	Appraised Value / Per SF:	$136,000,000 / $539
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/30/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$309
Taxes:	$168,621	$56,207	N/A	Maturity Date Loan / SF:	$309
Insurance:	$130,681	$9,334	N/A	Cut-off Date LTV:	57.4%
Replacement Reserves:	$0	$3,156	$113,612	Maturity Date LTV:	57.4%
TI / LC Reserve(4):	$3,000,000	$42,078	N/A	UW NCF DSCR:	1.67x
Unfunded Obligations Reserve:	$3,598,652	$0	N/A	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$78,000,000	95.7%	Loan Payoff	$73,301,481	89.9%
Borrower Sponsor Equity	3,525,787	4.3	Upfront Reserves	6,897,955	8.5
			Closing Costs	1,326,351	1.6
Total Sources	$81,525,787	100.0%	Total Uses	$81,525,787	100.0%
(1)	The Radius Nashville Mortgage Loan (as defined below) is part of the Radius Nashville Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $78,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Radius Nashville Whole Loan.
(2)	Historical NOIs are materially lower than UW NOI primarily due to lease-up at the Radius Nashville Property (as defined below) that occurred after the borrower sponsor acquired the Radius Nashville Property in 2021, when the Radius Nashville Property was only 12.3% occupied.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	A TI / LC escrow disbursement was made in the amount of $463,253.07 after the origination date.

The Loan. The sixth largest mortgage loan (the “Radius Nashville Mortgage Loan”) is part of a whole loan (the “Radius Nashville Whole Loan”) evidenced by two pari passi promissory notes that is secured by the borrowers’ fee interest in a 252,470 square foot office property located in Nashville, Tennessee (the “Radius Nashville Property”).

The Radius Nashville Mortgage Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $30,000,000. The Radius Nashville Whole Loan was originated on March 27, 2025 by Goldman Sachs Bank USA (“GSBI”) and has an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000. The Radius Nashville Whole Loan has a 5-year term, is interest only for the entire term and accrues interest on an Actual/360 basis at a rate of 8.05200% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The Radius Nashville Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for an upcoming transaction. The relationship between the holders of the Radius Nashville Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole” Loans and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Radius Nashville Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$48,000,000	$48,000,000	GSBI	Yes
A-2	30,000,000	30,000,000	BMO 2025-5C10	No
Whole Loan	$78,000,000	$78,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Radius Nashville Property was developed in 2017 as a single-tenant headquarters for Lifeway Christian. The 252,470 SF building is located in The Gulch, a submarket in Nashville, TN. The borrower sponsor purchased the Radius Nashville Property from Lifeway Christian, which had planned to vacate the Radius Nashville Property, for $95.0 million in 2021 following its decision to move primarily to a work from home model and relocate its headquarters to a smaller location south of Nashville in Brentwood, TN. Following the borrower sponsor’s acquisition of the Radius Nashville Property in 2021, Lifeway Christian occupied a portion of the Radius Nashville Property for a short time before fully vacating in February 2023. At that time the Radius Nashville Property was 12.3% occupied, with the only occupied space being Oracle’s Suite 400 (31,163 SF). Since 2023, the borrower sponsor has signed leases representing 76.8% of the total SF. The Radius Nashville Property is now 89.1% leased and features 237,508 SF of office space (90.8% leased) and 14,962 SF of retail space (62.5% leased). The borrower sponsor’s total cost basis is $116.63 million, and the Radius Nashville Whole Loan represents a 66.9% LTC. The anchor tenant at the Radius Nashville Property is Oracle, which accounts for 74.9% of total rent with lease expirations in June 2029, June 2031 and March 2034. The Radius Nashville Property includes 814 parking spaces that generate $1,336,702 of UW income with a parking ratio of 3.2 per 1.000 SF.

The following information presents certain information relating to the parking income of the Radius Nashville Property:

Contractual Parking Agreements
Tenant	Suite	Number of Spaces	Current Parking Rent	Stepped Parking Rent	Annual Increase
Oracle	300	81	$165,191	$170,147	3% on July 1
Oracle	400	83	$186,136	$191,720	3% on March 1
Oracle	500	95	$199,557	$205,544	3% on January 1
Oracle	600	93	$189,664	$195,354	3% of July 1
CoreTrust	700	60	$126,036	$129,817	3% on March 6
Oracle	800	94	$186,120	$191,704	3% on January 1
PNC	900	45	$91,773	$94,526	3% on February 1
Oracle	950	48	$95,040	$97,891	3% on February 1
Total		599	$1,239,517	$1,276,703

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following information presents certain information relating to the historical and current occupancy of the Radius Nashville Property:

Historical and Current Occupancy(1)
2021(2)	2022	2023	2024	Current(3)
NAV	34.8%	49.9%	74.1%	89.1%
(1)	Historical occupancies represent estimated weighted averages for each respective year, unless otherwise noted.
(2)	2021 weighted average occupancy is not available due to the fact that the borrower sponsor acquired the Radius Nashville Property in 2021.
(3)	Current occupancy is based on the underwritten rent roll as of March 2025.

Appraisal. According to the appraisal, the Radius Nashville Property had an “as-is” appraised value of $136,000,000 as of December 30, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$136,000,000	7.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated January 6, 2025, there is a controlled recognized environmental condition at the Radius Nashville Property in connection with residual soil and groundwater impacts resulting from the historic long-term use of coal fired furnaces at the Radius Nashville Property. The Radius Nashville Property was entered into a voluntary cleanup program and, following soil excavation and removal, a no further action letter was issued by the Tennessee Department of Environment and Conservation (the “TDEC”) in July 2019, subject to certain ongoing land use restrictions including, among other things, that (i) the Radius Nashville Property be limited to mixed-use commercial uses, (ii) the TDEC be notified prior to (a) any proposed change to the use of the Radius Nashville Property or (b) any invasive activities at the Radius Nashville Property, such as excavation or soil borings, (iii) groundwater at the Radius Nashville Property may only be used for investigation, monitoring and remediation, and (v) a soil management plan must remain in place at the Radius Nashville Property and be followed. According to the Phase I environmental report, the Radius Nashville Property is further subject to yearly site inspections by the TDEC to ensure compliance. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Major Tenants. The three largest tenants by underwritten base rent at the Radius Nashville Property are Oracle, Coretrust and PNC.

Oracle (168,954 square feet; 66.9% of NRA; 74.9% of underwritten base rent): Oracle is a provider of products and services that address enterprise information technology needs that was founded in 1977 and has approximately 160,000 employees and generated approximately $53 billion in revenue in fiscal year 2024. Oracle currently leases spaces on the 3rd, 4th, 5th, 6th, 8th and 9th floors at the Radius Nashville Property, after expanding its lease on the 8th floor in March 2025. Oracle has various extension options across its spaces that span between 3 and 5 years and no termination options.

CoreTrust (31,586 square feet; 12.5% of NRA; 14.1% of underwritten base rent): CoreTrust is a procurement organization for large corporations and private equity firms with multiple-enterprise portfolios. CoreTrust currently leases the full 7th floor at the Radius Nashville Property and has one 5-year extension option and no termination options.

PNC (15,172 square feet; 6.0% of NRA; 7.4% of underwritten base rent): PNC engages in retail banking, including residential mortgage, corporate and institutional banking, and asset management, and its bank subsidiary is PNC Bank, and is based out of Pittsburgh, Pennsylvania. PNC currently leases a portion of the 9th floor at the Radius Nashville Property and has one 5-year extension option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following table presents certain information relating to the major tenants at the Radius Nashville Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Oracle	Baa2/BBB/BBB	168,954	66.9%	$49.82	$8,416,688	74.9%	Various(2)
CoreTrust	NR/NR/NR	31,586	12.5%	$50.27	$1,587,684	14.1%	8/3/2030
PNC	A3/A-/A	15,172	6.0%	$55.17	$837,013	7.4%	4/30/2034
Sweat440	NR/NR/NR	3,343	1.3%	$42.44	$141,864	1.3%	3/7/2034
Capitol View Dentist(3)	NR/NR/NR	2,402	1.0%	$43.00	$103,286	0.9%	8/31/2035
Barre3	NR/NR/NR	2,138	0.8%	$42.44	$90,728	0.8%	3/30/2034
Pure Glow(3)	NR/NR/NR	1,466	0.6%	$45.00	$65,970	0.6%	7/2/2035
Occupied Total Collateral		225,061	89.1%	$49.96	$11,243,234	100.0%
Vacant Space (Owned)		27,409	10.9%
Totals/ Wtd. Avg. All Owned Tenants		252,470	100.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.
(2)	121,064 SF of Oracle’s total Net Rentable Area expires June 30, 2029, 16,312 SF expires June 30, 2031 and 31,578 SF expires March 31, 2034.
(3)	The Capitol View Dentist and Pure Glow tenants are both in the process of building out their respective spaces. The tenants are estimated to begin paying rent on August 31, 2025 and July 2, 2025, respectively. We cannot assure you that either tenant will begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Radius Nashville Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	27,409	10.9%	NAP	NAP	27,409	10.9%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2029	1	121,064	48.0%	$6,049,007	53.8%	148,473	58.8%	$6,049,007	53.8%
2030	1	31,586	12.5%	$1,587,684	14.1%	180,059	71.3%	$7,636,691	67.9%
2031	1	16,312	6.5%	$806,465	7.2%	196,371	77.8%	$8,443,156	75.1%
2032	0	0	0.0%	$0	0.0%	196,371	77.8%	$8,443,156	75.1%
2033	0	0	0.0%	$0	0.0%	196,371	77.8%	$8,443,156	75.1%
2034	4	52,231	20.7%	$2,630,821	23.4%	248,602	98.5%	$11,073,978	98.5%
2035	2	3,868	1.5%	$169,256	1.5%	252,470	100.0%	$11,243,234	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	252,470	100.0%	$11,243,234	100.0%
Total/Wtd. Avg.	9	252,470	100.0%	$11,243,234	100.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at Radius Nashville Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten(2)	PSF(3)	%(4)
Base Rental Revenue	$1,594,626	$3,398,227	$4,910,678	$8,820,179	$11,243,234	$44.53	73.9%
Credit Tenant Rent Steps	$0	$0	$0	$0	$416,809	1.65	2.7
Total Commercial Reimbursement Revenue	$0	$0	$16,735	$62,395	$109,622	0.43	0.7
Market Revenue from Vacant Units	$0	$0	$0	$0	$1,396,599	5.53	9.2
Parking Income	$0	$160,265	$586,735	$1,002,219	$1,336,702	5.29	8.8
Other Revenue	$0	$36,901	$309,433	$663,297	$708,000	2.80	4.7
Potential Gross Revenue	$1,594,626	$3,595,393	$5,823,581	$10,548,091	$15,210,965	$60.25	100.0%
Vacancy Loss	$0	$0	$0	$0	($1,396,599)	(5.53)	(9.2)
Concessions	0	0	(345,744)	(525,973)	0	0.00	0.0
Effective Gross Revenue	$1,594,626	$3,595,393	$5,477,837	$10,022,118	$13,814,366	$54.72	90.8%
Real Estate Taxes	535,640	852,759	743,786	654,841	674,486	2.67	4.9
Insurance	61,934	98,425	103,872	110,829	112,011	0.44	0.8
Utilities	168,681	307,230	302,915	329,977	355,369	1.41	2.6
Repairs & Maintenance	275,540	673,709	868,546	910,983	887,999	3.52	6.4
Management Fee	30,710	56,453	75,192	136,132	187,165	0.74	1.4
Payroll (Office, Security, Maintenance)	176,059	298,958	313,260	358,162	378,939	1.50	2.7
General and Administrative - Direct	33,004	41,522	58,724	54,188	43,894	0.17	0.3
Other Expenses	77,154	100,561	147,286	121,674	108,580	0.43	0.8
Total Expenses	$1,358,722	$2,429,617	$2,613,580	$2,676,786	$2,748,443	$10.89	19.9%
Net Operating Income	$235,904	$1,165,776	$2,864,256	$7,345,332	$11,065,923	$43.83	80.1%
Replacement Reserves	0	0	0	0	63,118	0.25	0.5
TI/LC	0	0	0	0	361,765	$1.43	2.6
Net Cash Flow	$235,904	$1,165,776	$2,864,256	$7,345,332	$10,641,041	$42.15	77.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.
(2)	Historical NOIs are materially lower than UW NOI primarily due to lease-up at the Radius Nashville Property that occurred after the borrower sponsor acquired the property in 2021, when the Radius Nashville Property was only 12.3% occupied.
(3)	PSF is based on 252,470 SF.
(4)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Income for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The Market. The Radius Nashville Property is located in the Downtown/Metrocenter office submarket, within the Nashville CBD, which encompasses approximately 80 blocks within three square miles. The majority of downtown Nashville sits to the west of the Cumberland River. The Nashville central business district includes the new 1.2 million SF Music City Center, roughly 30 hotels, over 125 restaurants, as many as 40 shopping locations, and over 30 live music venues. Downtown Nashville is the geographic and population center of the region, with a high density employee base of professionals and support staff. It is also the center of Metro, State and Federal government activities, as well as the state capital of Tennessee. Downtown Nashville has access via three major Interstates, and the Nashville International Airport is about 10 minutes away. According to the appraisal, the Downtown/Metrocenter office submarket vacancy rate is 22.0% and the average asking rate PSF was $30.98.

The following table presents certain information regarding competitive sales of the Radius Nashville Property:

Competitive Sales(1)
Property Name	Rentable Area	Year Built	Sale Date	Sale Price	$/SF
222 222 2nd Avenue South Nashville, TN	362,475	2017	2/20	$264,250,000	$729.02
18th & Chet 818 18th Avenue South Nashville, TN	136,004	2019	8/21	$78,500,000	$577.19
One Music Circle South 1 Music Circle South Nashville, TN	107,880	2019	9/22	$55,200,000	$511.68
501 Commerce - Fifth and Broadway 501 Commerce Street Nashville, TN	371,570	2020	11/22	$275,000,000	$740.10
(1)	Source: Appraisal.

The Borrowers. The borrowers are Lifeway Property Owner LLC and Lifeway Property Owner II LLC, each a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure that collectively own the Radius Nashville Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Radius Nashville Whole Loan.

The Borrower Sponsor. The borrower sponsor is Lifeway – MRE Rubicon LLC. The non-recourse carveout guarantor is Gabriel Coltea.

Property Management. The Radius Nashville Property is managed by Stream Realty Partners-Nashville, L.P., an unaffiliated third party.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $168,621 into a tax reserve, (ii) approximately $130,681 into an insurance reserve, (iii) $3,000,000 into a tenant improvement and leasing commission reserve, and (iv) approximately $3,598,652 into an unfunded obligations reserve in connection with certain tenant improvements and leasing commissions, free rent and gap rent for certain of the tenants at the Radius Nashville Property.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $56,207).

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $9,334); provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Radius Nashville Whole Loan documents, there is no continuing event of default under the Radius Nashville Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

Capital Expenditure Reserve - On each payment date, if and to the extent the amount contained in the capital expenditure reserve account is less than approximately $113,612, the borrowers are required to fund a capital expenditure reserve in the amount of approximately $3,156.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

TI / LC Reserve - On each payment date, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $42,078.

Critical Tenant Reserve – Following the occurrence of a Radius Nashville Critical Tenant Trigger Event (as defined below) and while the related Radius Nashville Trigger Period continues (and provided no other Radius Nashville Trigger Period then exists), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a critical tenant reserve in accordance with the Radius Nashville Whole Loan documents.

In addition, following the occurrence of a Radius Nashville Critical Tenant Non-Renewal Trigger Event (as defined below), to the extent the date by which a Radius Nashville Critical Tenant (as defined below) is required to give notice of renewal under its Radius Nashville Critical Tenant Lease (as defined below) is 12 months prior to the current expiration date, the borrowers will have the option, but not the obligation, in their sole discretion, to deposit into the critical tenant reserve, as of the date which is 18 months prior to lease expiration, a cash deposit or letter of credit in an amount equal to approximately $2,128,362. To the extent any such cash deposit or letter of credit is timely made, a Radius Nashville Trigger Period will not commence as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event, provided a Radius Nashville Trigger Period will be deemed to have occurred as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event to the extent any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the date required pursuant to its Radius Nashville Critical Tenant Lease.

Excess Cash Flow Reserve – The borrowers will have the option, but not the obligation, in their sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Radius Nashville DSCR Trigger Event (as defined below) or any time thereafter during the existence of a Radius Nashville Trigger Period resulting from a Radius Nashville DSCR Trigger Event and provided there is not otherwise a Radius Nashville Trigger Period resulting from a Radius Nashville Financial Reporting Trigger Event (as defined below), to deposit into an excess cash flow reserve a cash deposit or a letter of credit in an aggregate amount, when combined with the cash balance in the excess cash flow account, equal to approximately $2,380,392. To the extent any such cash deposit or letter of credit is timely made, a Radius Nashville Trigger Period will not commence as a result of a Radius Nashville DSCR Trigger Event and, to the extent made following the commencement of and during the existence of a Radius Nashville Trigger Period resulting solely from a Radius Nashville DSCR Trigger Event, such Radius Nashville Trigger Period will end and will no longer be deemed to exist.

Lockbox and Cash Management. The Radius Nashville Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the Radius Nashville Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues relating to the Radius Nashville Property and all other money received by the borrowers or the property manager with respect to the Radius Nashville Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within two business days of receipt thereof. On each business day that no Radius Nashville Trigger Period or event of default under the Radius Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Radius Nashville Trigger Period or event of default under the Radius Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Radius Nashville Trigger Period or an event of default under the Radius Nashville Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves (including the critical tenant reserve following the occurrence of a Radius Nashville Critical Tenant Trigger Event as described above under “Escrows and Reserves” above) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Radius Nashville Whole Loan.

A “Radius Nashville Trigger Period” means each period (a) (i) commencing when the debt service coverage ratio (as calculated under the Radius Nashville Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 1.20x (a “Radius Nashville DSCR Trigger Event”) and the borrowers have not timely made the cash deposit into the excess cash flow reserve account or delivered the letter of credit to the lender as set forth in the Radius Nashville Whole Loan documents and as described above under “Escrows and Reserves” above, and (ii) ending upon the earlier to occur of (x) when the debt service coverage ratio (as calculated under the Radius Nashville Whole Loan documents), determined as of the first day of any two consecutive fiscal quarters thereafter is equal to or greater than 1.20x or (y) an appropriate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

deposit of cash is made to the excess cash flow account or letter of credit is deposited with the lender as permitted under the Radius Nashville Whole Loan documents and as described above under “Escrows and Reserves” above, (b) (i) commencing if the financial reports required under the Radius Nashville Whole Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) (each, a “Radius Nashville Financial Reporting Trigger Event”), and (ii) ending when such reports are delivered and they indicate, in fact, that no Radius Nashville Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Radius Nashville Critical Tenant Trigger Event and (ii) ending upon the satisfaction of the applicable Radius Nashville Critical Tenant Trigger Event disbursement conditions, provided, solely in the case of a Radius Nashville Critical Tenant Non-Renewal Trigger Event (as defined below), to the extent the date by which a Radius Nashville Critical Tenant is required to give notice of renewal under its Radius Nashville Critical Tenant Lease is 12 months prior to the current expiration date thereof, the borrowers may avoid the commencement of a Radius Nashville Trigger Period so long as they deposit with the lender, as of the date which is 18 months prior to lease expiration, a cash deposit or a letter of credit in an amount equal to approximately $2,128,362 as described under “Escrows and Reserves” above, provided a Radius Nashville Trigger Period will be deemed to have occurred as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event to the extent any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the date required pursuant to its Radius Nashville Critical Tenant Lease.

A “Radius Nashville Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Radius Nashville Critical Tenant (as defined below) or the guarantor under its Radius Nashville Critical Tenant Lease or any such Radius Nashville Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors, and (b) ending when either (1) any bankruptcy case is dismissed, the Radius Nashville Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Radius Nashville Critical Tenant Lease and the Radius Nashville Critical Tenant is in occupancy of and operating in all or substantially all of its Radius Nashville Critical Tenant Space thereunder, paying normal monthly rent and otherwise is in compliance in all material respects with the terms of its Radius Nashville Critical Tenant Lease and has provided an updated estoppel certificate reasonably acceptable to the lender, (2) such Radius Nashville Critical Tenant assumes its Radius Nashville Critical Tenant Lease during the bankruptcy proceeding, is in occupancy of and operating in all or substantially all of its Radius Nashville Critical Tenant Space, is paying normal monthly rent and is otherwise in compliance in all material respects with the terms of its Radius Nashville Critical Tenant Lease and has provided an updated estoppel certificate reasonably acceptable to the lender or (3) the applicable Radius Nashville Critical Tenant Lease is terminated and at least 85% of the applicable Radius Nashville Radius Nashville Critical Tenant Space is leased to one or more approved substitute leases (as defined in the Radius Nashville Whole Loan documents), the replacement tenant(s) have taken occupancy of the applicable leased premises and is operating therein and initiated the payment of full unabated monthly rental and reimbursements and provided an estoppel certificate reasonably satisfactory to the lender (collectively, the conditions set forth in this clause (3) are the "Releasing Conditions"); (ii) (a) commencing when any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the earlier of (1) the date required under its Radius Nashville Critical Tenant Lease or (2) 18 months prior to the expiration of its Radius Nashville Critical Tenant Lease (a “Radius Nashville Critical Tenant Non-Renewal Trigger Event”), and (b) ending when either (1) such Radius Nashville Critical Tenant enters a renewal or extension of its Radius Nashville Critical Tenant Lease pursuant to the existing terms, is in occupancy of all or substantially all of its Radius Nashville Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) the applicable Radius Nashville Critical Tenant Lease is terminated and the Releasing Conditions are satisfied; (iii) (a) commencing on the date that any Radius Nashville Critical Tenant either (1) gives notice of an intent to terminate its Radius Nashville Critical Tenant Lease or vacates more than 15% of its Radius Nashville Critical Tenant Space or (2) goes dark, discontinues its operations or business or vacates more than 15% of its Radius Nashville Critical Tenant Space excluding any temporary discontinuance of its business (a “Radius Nashville Critical Tenant Vacating Trigger Event”), and (b) ending when either (1) such Radius Nashville Critical Tenant has recommenced its operations in at least 85% of its Radius Nashville Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) such Radius Nashville Critical Tenant Lease is terminated and the Releasing Conditions are satisfied; or (iv) (a) commencing on the date of the occurrence of an event of default by a Radius Nashville Critical Tenant under its Radius Nashville Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender or (2) the applicable Radius Nashville Critical Tenant Lease has been terminated and the Releasing Conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

A “Radius Nashville Critical Tenant” means (i) Oracle and (ii) any successor tenant which takes occupancy of a portion of the approximate 168,954 square feet of leasable space subject to the Oracle lease pursuant to a Radius Nashville Critical Tenant Lease (the “Radius Nashville Critical Tenant Space”).

A “Radius Nashville Critical Tenant Lease” means (i) the Oracle lease and (ii) any future lease for a portion of the Radius Nashville Critical Tenant Space which, when aggregated with all other leases at the Radius Nashville Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 50,000 rentable square feet.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms):	202
Loan Purpose:	Refinance	Location:	Tinley Park, IL
Borrower:	18501 Hotel Owner, LLC	Year Built / Renovated:	2000 / 2020
Borrower Sponsors:	Michael Lee Vite II, not individually, but solely as Trustee of the Michael Lee Vite II Living Trust U/A/D May 23, 2022, Peter G. Dumon, not individually, but solely as Trustee of the Peter G. Dumon Declaration of Trust U/A/D March 24, 2006 and Harp TP Sponsor, LLC	Occupancy:	64.1%
Interest Rate:	8.50000%	Occupancy Date:	12/31/2024
Note Date:	1/31/2025	4th Most Recent NOI (As of):	$5,266,175 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$4,513,426 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,827,146 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$4,372,290 (12/31/2024)
Original Amortization Term:	None	UW Occupancy:	64.1%
Amortization Type:	Interest Only	UW Revenues:	$14,454,623
Call Protection(1):	L(23),YM1(30),O(7)	UW Expenses:	$10,027,074
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,427,550
Additional Debt:	No	UW NCF:	$3,849,365
Additional Debt Balance:	NAP	Appraised Value / Per Room:	$47,500,000 / $235,149
Additional Debt Type:	NAP	Appraisal Date:	11/1/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$141,089
Taxes:	$148,462	$74,231	N/A	Maturity Date Loan / Room:	$141,089
Insurance:	$135,144	$33,786	N/A	Cut-off Date LTV:	60.0%
Deferred Maintenance:	$18,000	$0	N/A	Maturity Date LTV:	60.0%
FF&E Reserve:	$0	$48,182	N/A	UW NCF DSCR:	1.57x
Other Reserve(3):	$0	$45,000	N/A	UW NOI Debt Yield:	15.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,500,000	100.0%	Loan Payoff	$23,748,003	83.3%
			Closing Costs	3,738,903	13.1
			Return of Equity	711,489	2.5
			Reserves	301,605	1.1
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	The borrower has the option to prepay the EVEN Hotel Chicago – Tinley Park Mortgage Loan (as defined below) in whole but not in part (i) on or after the payment date occurring in August 2029 without the payment of any prepayment premium or (ii) beginning on the payment date after January 2027 with the payment of a yield maintenance premium.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserve includes a monthly seasonality reserve of $45,000. See “Escrows and Reserves” below.

The Loan. The seventh largest mortgage loan (the “EVEN Hotel Chicago – Tinley Park Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a 202-room full-service hospitality property located in Tinley Park, Illinois (the “EVEN Hotel Chicago – Tinley Park Property”). The EVEN Hotel Chicago – Tinley Park Mortgage Loan was originated on January 31, 2025 by BMO and has a five-year term that accrues interest at a fixed rate of 8.50000% per annum on an Actual/360 basis. The scheduled maturity date of the EVEN Hotel Chicago - Tinley Park Mortgage Loan is the payment date that occurs on February 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Property. The EVEN Hotel Chicago – Tinley Park Property consists of a 6-story, 202-room, full-service hotel inclusive of a 196-seat restaurant and approximately 3,400 square feet of meeting space located in Tinley Park, Illinois. The EVEN Hotel Chicago – Tinley Park Property was originally constructed in 2000 and operated as a Holiday Inn branded hotel. The property was then acquired in 2018 and was converted to the EVEN brand and underwent renovations in 2020. The EVEN Hotel Chicago – Tinley Park Property is directly connected to the Tinley Park Convention Center, a 70,000 square foot convention center, and is nearby major highways such as Interstate 80 and Interstate 57 along with the Metra commuter rail station, providing access to Chicago and the surrounding area. The Tinley Park Convention Center does not serve as collateral for the EVEN Hotel Chicago – Tinley Park Property Mortgage Loan. According to the appraisal, the estimated 2023 demand segmentation for the EVEN Hotel Chicago – Tinley Park Property consisted of 20.0% commercial, 35.0% meeting and group, and 45.0% leisure.

The EVEN Hotel Chicago – Tinley Park Property has 104 standard king rooms, 88 double queen rooms, and 10 suites. The EVEN Hotel Chicago – Tinley Park Property includes amenities such as the Local One restaurant, EVEN Kitchen and Bar, business center, fitness center, sundry shop, 3,400 square feet of meeting space, and 330 parking spaces. Through an internal corridor, the EVEN Hotel Chicago – Tinley Park Property is directly connected to the Tinley Park Convention Center which features 70,000 square feet of event space, including 58,000 square feet of contiguous exhibit space. The Tinley Park Convention Center is owned by the Village of Tinley Park and is not included in the EVEN Hotel Chicago – Tinley Park Property’s income or appraised value.

The franchise agreement between the borrower and Holiday Hospitality Franchising, LLC, a Delaware limited liability company (“IHG”), commenced on December 13, 2019 and is scheduled to expire on December 13, 2039. Among other things, the franchise agreement requires the borrower to pay IHG, on a monthly basis, a royalty fee of 5.0% of gross room revenue, a “Services Contribution” program fee of 3.5% of gross room revenue, and a technology fee of $14.36 for each guest room at the EVEN Hotel Chicago – Tinley Park Property. The franchise agreement does not include any renewal or extension options.

The following table presents certain information relating to the 2023 demand analysis with respect to the EVEN Hotel Chicago – Tinley Park Property based on market segmentation:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
EVEN Hotel Chicago – Tinley Park	202	20.0%	35.0%	45.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the EVEN Hotel Chicago – Tinley Park Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			EVEN Hotel Chicago – Tinley Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	66.9%	$119.20	$79.75	79.5%	$119.64	$95.10	118.8%	100.4%	119.2%
2022	66.4%	$136.67	$90.72	69.5%	$136.26	$94.64	104.6%	99.7%	104.3%
2023	62.2%	$136.44	$84.82	58.9%	$139.91	$82.44	94.8%	102.5%	97.2%
2024	70.0%	$140.10	$98.12	64.2%	$133.91	$85.94	91.6%	95.6%	87.6%
(1)	Based on data provided by a third-party hospitality research report.
(2)	Competitive Set includes DoubleTree by Hilton Hotel Chicago Alsip, Holiday Inn Chicago Matteson Conference Center, Fairfield Inn & Suites Chicago Tinley Park, Wingate by Wyndham Tinley Park, Hilton Garden Inn Chicago/Tinley Park, and Country Inn & Suites Tinley Park.

Appraisal. According to the appraisal, the EVEN Hotel Chicago – Tinley Park Property had an “as-is” appraised value of $47,500,000 as of November 1, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$47,500,000	8.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – EVEN Hotel Chicago – Tinley Park

Environmental. According to the Phase I environmental report dated November 5, 2024, there are no recognized environmental conditions at the EVEN Hotel Chicago – Tinley Park Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the EVEN Hotel Chicago – Tinley Park Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	2024	Underwritten	Per Room(1)	%(2)
Occupancy	71.5%	32.2%	79.4%	69.2%	58.8%	64.1%	64.1%
ADR	$128.64	$121.33	$120.30	$136.28	$143.60	$138.10	$138.10
RevPAR	$91.95	$39.04	$95.55	$94.34	$84.38	$88.49	$88.49

Room Revenue	$6,779,363	$2,878,751	$7,045,179	$6,974,887	$6,238,510	$6,542,209	$6,524,335	$32,299	45.1%
Food & Beverage Revenue	7,149,977	1,490,815	4,232,226	5,928,824	7,109,404	7,867,169	7,845,674	$38,840	54.3
Other Operating Department	55,540	125,370	33,703	183,185	197,631	84,847	84,615	$419	0.6
Total Revenue	$13,984,880	$4,494,936	$11,311,108	$13,086,896	$13,545,545	$14,494,225	$14,454,623	$71,558	100.0%

Room Expense	1,578,592	547,074	1,064,246	1,414,699	1,660,854	1,534,144	1,529,953	$7,574	15.8
Food & Beverage Expense	3,427,803	847,967	1,603,972	2,897,106	3,265,897	3,274,145	3,265,200	$16,164	33.8
Other Operating Departmental Expenses	29,001	5,384	3,915	2,546	(9,531)	153	153	$1	0.0
Departmental Expenses	$5,035,396	$1,400,425	$2,672,133	$4,314,351	$4,917,220	$4,808,443	$4,795,305	$23,739	49.6%

Departmental Profit	$8,949,484	$3,094,511	$8,638,975	$8,772,545	$8,628,325	$9,685,782	$9,659,318	$47,818	100.0%

Management Fee(3)	419,546	134,848	339,793	384,606	403,262	424,686	423,525	$2,097	4.4
Marketing and Franchise Fee	1,316,486	574,151	941,570	1,145,820	1,167,211	1,174,993	1,171,783	$5,801	12.1
Other Undistributed Expenses(4)	2,621,905	1,514,577	1,966,470	2,237,942	2,688,722	2,705,675	2,701,994	$13,376	28.0
Total Undistributed Expenses	$4,357,937	$2,223,576	$3,247,833	$3,768,368	$4,259,195	$4,305,354	$4,297,302	$21,274	44.5%

Total Fixed Expenses	$1,166,060	$1,027,081	$124,967	$490,751	$541,984	$1,008,138	$934,467	$4,626	9.7%

Net Operating Income	$3,425,487	($156,146)	$5,266,175	$4,513,426	$3,827,146	$4,372,290	$4,427,550	$21,919	45.8%

FF&E	559,395	179,797	339,833	458,041	607,325	579,769	578,185	$2,862	6.0
Net Cash Flow	$2,866,091	($335,944)	$4,926,342	$4,055,385	$3,219,821	$3,792,521	$3,849,365	$19,056	39.9%

(1)	Per Room values are based on 202 rooms.
(2)	% column represents percent of Departmental Profit except for Room Revenue, Food & Beverage Revenue, and Other Operating Department which are based on Total Revenue.
(3)	Management Fee is based on the hotel management fee equal to 3.00% of Total Revenue.
(4)	Other Undistributed Expenses consists of property operations and maintenance, general and administrative, and utilities.

The Market. The EVEN Hotel Chicago – Tinley Park Property is located in the southwestern suburbs of Chicago, Illinois, in Cook County. It is approximately 25 miles south of downtown Chicago, making it part of the wider Chicago-Naperville-Elgin IL-IN metropolitan statistical area (the “Chicago MSA”). The neighborhood benefits from its convenient location near major highways, such as Interstate 80 and Interstate 57, making it easily accessible from both the city and surrounding areas. The Tinley Park neighborhood also has a Metra commuter rail station which provides transit service to downtown Chicago. The neighborhood is also slated to benefit from the Village of Tinley Park. Proposed and approved in August 2023, the Village of Tinley Park will house multipurpose athletic fields, a domed sports complex with a full-sized soccer field, a stadium with a track, a playground with a splash pad, concession stands, spectator stands, lighting, ample parking, as well as a pond, picnic areas and open green space. This development is currently under construction and is expected to assist the Tinley Park neighborhood and the surrounding areas for years to come.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – EVEN Hotel Chicago – Tinley Park

The following table presents certain information relating to the primary competition for the EVEN Hotel Chicago – Tinley Park Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	2023 Occupancy	2023 ADR	2023 RevPAR
EVEN Hotel Chicago – Tinley Park(2)	202	2000	63.7%	$133.87	$85.25
Doubletree by Hilton Hotel Chicago - Alsip	193	1975	70.0% - 75.0%	$135.00 - $145.00	$95.00 - $105.00
Holiday Inn Chicago Matteson Conf Ctr, an IHG Hotel	202	1984	45.0% - 50.0%	$100.00 - $110.00	$40.00 - $50.00
Fairfield Inn & Suites Tinley Park	62	1996	75.0% - 80.0%	$135.00 - $145.00	$105.00 - $115.00
Wingate by Wyndham Tinley Park	86	1998	65.0% - 70.0%	$140.00 - $150.00	$90.00 - $100.00
Hilton Garden Inn Chicago/Tinley Park	117	2005	65.0% - 70.0%	$160.00 - $170.00	$105.00 - $115.00
Country Inn & Suites by Radisson Tinley Park	99	2007	60.0% - 65.0%	$130.00 - $140.00	$75.00 - $85.00
Total Avg. Competitive Set(3)			61.0%	$137.14	$84.32
(1)	Source: Appraisal unless otherwise indicated.
(2)	Occupancy, ADR and RevPAR are based on the underwriting for the trailing-twelve month period ending October 31, 2024.
(3)	Includes the EVEN Hotel Chicago – Tinley Park Property’s YE 2023 metrics.

The Borrower. The borrower is 18501 Hotel Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the EVEN Hotel Chicago – Tinley Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Michael Lee Vite II, not individually, but solely as Trustee of the Michael Lee Vite II Living Trust U/A/D May 23, 2022, Peter G. Dumon, not individually, but solely as Trustee of the Peter G. Dumon Declaration of Trust U/A/D March 24, 2006 and Harp TP Sponsor, LLC.

Property Management. The EVEN Hotel Chicago – Tinley Park Property is currently managed by Harp Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, the borrower deposited approximately (i) $148,462 into a real estate tax reserve account, (ii) $135,144 into an insurance reserve account, and (iii) $18,000 into an immediate repair reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,231).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $33,786); provided, however, such insurance reserve may be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) 4.0% of the projected gross revenues for the hotel related operations at the EVEN Hotel Chicago – Tinley Park Property as set forth in the approved annual budget and (ii) the amount required by the franchisor on account of FF&E under the franchise agreement. The monthly amount for the monthly payment date on March 6, 2025 is $48,182.

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, on each Seasonality Payment Date (as defined below), an amount equal to $45,000 (the “Seasonality Reserve Monthly Deposit”). The borrower will be able to request disbursements in any month other than a Seasonality Payment Date to make payments of debt service or pay approved operating expenses. In addition, on up to two times each calendar year during the term of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, borrower may request lender to recalculate the Seasonality Shortfall Amount (as defined below) and, based on the results of that calculation, lender shall increase or decrease the Seasonality Reserve Monthly Deposit. The lender may increase or decrease the Seasonality Reserve Monthly Deposit to an amount equal to the product

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – EVEN Hotel Chicago – Tinley Park

of (i) the amount, if any, by which gross income from operations with respect to the immediately preceding twelve month period was deficient for purposes of paying debt service for such period, multiplied by (ii) 1.25 (the “Seasonality Shortfall Amount”).

“Seasonality Payment Date” means any monthly payment date other than a payment date occurring in January, September and December of each year.

Lockbox / Cash Management. The EVEN Hotel Chicago – Tinley Park Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) immediately deposit all revenue generated by the EVEN Hotel Chicago – Tinley Park Property into the lender-controlled lockbox account within two days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the EVEN Hotel Chicago – Tinley Park Mortgage Loan.

A “Trigger Period” means a period of time commencing upon the earliest of (i) the occurrence of an event of default, or (ii) a debt yield below 10.5%. In order to avoid the low debt yield period, the borrower may deposit with the lender cash or a letter of credit in the amount of the Low Debt Yield Cure Deposit (as defined below). Funds on deposit and not previously disbursed or applied are required to be promptly disbursed to the borrower if either (i) the borrower deposits with the lender a letter of credit in the aggregate amount of the Low Debt Yield Cure Deposit or (ii) the debt yield is greater than or equal to 10.5% for any subsequent calendar quarter. Furthermore, any cash funds on deposit or any letters of credit being held by lender and not previously disbursed or applied are required to be promptly disbursed to borrower once the debt yield is greater than or equal to 10.5% for any subsequent calendar quarter.

A “Low Debt Yield Cure Deposit” is an amount which, if subtracted from the outstanding principal balance of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, would result in a debt yield equal to 10.5%.

Subordinate or Mezzanine Debt. None.

Future Permitted Subordinate or Mezzanine Debt. Provided that no event of default is continuing under the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, upon at least 30 days’ written request of the borrower, the lender is required to consent to one secondary mezzanine loan in a maximum principal amount of $3,000,000 obtained by the Mezzanine Borrower (as defined below) and secured only by direct membership interests in the borrower, subject to the satisfaction of certain conditions set forth in the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, which include, but are not limited to: (i) the lender providing the permitted mezzanine debt is an insurance company, a bank or other financial institution that is not an affiliate of the borrower, sponsor, mezzanine borrower or guarantor, and is regularly engaged in the business of making or owning commercial real estate loans secured by similar properties, (ii) taking into account the permitted mezzanine loan, (a) the debt yield is equal to or greater than 11.75%, (b) the loan-to-value ratio is no greater than 67.5%, (c) the debt service coverage ratio is no less than 1.25x, (iii) if required by the lender, receipt of a rating agency confirmation, (iv) the permitted mezzanine loan is at all times subject and subordinate to the lien of the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents and cannot be cross-defaulted or cross-collateralized with any other loans, (v) the loan documents evidencing the permitted mezzanine loan do not create any lien or encumbrance on any assets of the borrower, and (vi) the execution of an intercreditor agreement satisfactory to the lender in its sole and absolute discretion.

The ”Mezzanine Borrower” is a special purpose, bankruptcy remote entity that satisfies rating agency criteria and acceptable to the lender that will directly or indirectly own 100% of the borrower.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WESTLAND PLAZA

ODANA ROAD
BURGER KING
POPEYES
ROGAN'S SHOES
EASTERN OASIS
ROSS DRESS FOR LESS
Burlington
JOANN fabric and craft stores
Anchor / Major
Inline
In Bankruptcy – Closing Soon
Vacant
Not Part of Collateral

ORLAND CORNERS

151ST STREET
S. RAVINIA AVENUE
S. LAGRANGE ROAD
Michaels
Where Creativity Happens
POLISH & SLAVIC
GORKA DELI
UNITED STATES POSTAL SERVICE
FUJI JAPANESE STEAK HOUSE
SalonCentric
American Red Cross
HUMAN RACE SPORTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.4%	Net Rentable Area (SF):	296,120
Loan Purpose:	Refinance	Location:	Various/Various
Borrowers:	CPC Gateway Plaza, LLC, CPC Madison, LLC and CPC Orland, LLC	Year Built / Renovated:	Various/Various
Borrower Sponsors:	John Joseph Graham and Thomas Clarence Lund	Occupancy:	87.5%
Interest Rate:	7.40600%	Occupancy Date:	2/17/2025
Note Date:	2/21/2025	4th Most Recent NOI (As of):	$3,012,738 (12/31/2021)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$2,846,801 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,841,252 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,639,129 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$4,350,538
Call Protection:	L(26),D(29),O(5)	UW Expenses:	$1,619,792
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,730,746
Additional Debt:	No	UW NCF:	$2,686,328
Additional Debt Balance:	NAP	Appraised Value / Per SF(2):	$39,600,000 / $134
Additional Debt Type:	NAP	Appraisal Date(2):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$339,938	$61,858	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	69.4%
Replacement Reserves:	$381,276	$3,702	N/A	Maturity Date LTV(2):	69.4%
TI / LC Reserve:	$1,750,000	Springing	$750,000	UW NCF DSCR:	1.30x
Immediate Repairs:	$87,313	$0	N/A	UW NOI Debt Yield:	9.9%
Other Reserves(1):	$2,137,982	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Loan Payoff(3)	$21,508,401	78.2%
			Upfront Reserves	4,696,509	17.1
			Closing Costs(4)	1,141,164	4.1
			Return of Equity	153,926	0.6
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Escrows and Reserves were consolidated in the above chart and are detailed in full in the “Escrows and Reserves” section below. Other Reserves include the $1,333,171 Existing TI/LC Reserve, the $504,811 Rent Concession Reserve and the $300,000 Burlington Reserve.
(2)	The “as-is” appraised value of the CPC Retail Portfolio Properties (as defined below) as of January 3, 2025 to March 1, 2025 was $38,150,000. The Gateway Plaza Property (as defined below) included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s (as defined below) has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan (as defined below), the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV represent said “prospective market value upon stabilization” for the Gateway Plaza Property as of January 1, 2026.
(3)	A mortgage loan secured by the CPC Retail Portfolio Properties was previously securitized in the BMARK 2021-B28 securitization trust.
(4)	Closing Costs include an interest rate buydown fee of $371,250.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

The Loan. The eighth largest mortgage loan (the “CPC Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and is secured by the related borrower’s fee interest in a portfolio of three anchored retail shopping centers located in Jacksonville, North Carolina (the “Gateway Plaza Property” or “Gateway”), Orland Park, Illinois (the “Orland Corners Property” or “Orland”) and Madison, Wisconsin (the “Westland Plaza Property or “Westland”, and collectively, the “CPC Retail Portfolio Properties”). The CPC Retail Portfolio Mortgage Loan was originated on February 21, 2025 by Zions Bancorporation, N.A. and proceeds were used to refinance existing debt encumbering the CPC Retail Portfolio Properties, fund upfront reserves, pay closing costs and return approximately $153,926 as a principal equity distribution. The CPC Retail Portfolio Mortgage Loan allows for no property releases, accrues interest at a fixed rate of 7.40600% per annum on an Actual/360 basis, has a 5-year term and is interest-only for the full term. The scheduled maturity date of the CPC Retail Portfolio Mortgage Loan is March 6, 2030.

The Properties. The CPC Retail Portfolio Properties comprise three geographically diverse anchored retail shopping centers built between 1977 and 2000. As of February 17, 2025, the CPC Retail Portfolio Properties were 87.5% occupied by 23 tenants, with individual property occupancy rates ranging from 74.8% to 100.0%. The CPC Retail Portfolio Properties have averaged 93.2% occupancy from 2021 to current occupancy with tenants having been in occupancy at said properties for a weighted average of more than 25.3 years as of the Cut-off Date. The CPC Retail Portfolio Properties encompass 296,120 SF of rentable area, collectively.

The following table presents certain information relating to the CPC Retail Portfolio Properties:

Portfolio Summary
Property	City, State(1)	Year Built / Renovated(1)	Net Rentable Area (SF)(2)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW Base Rent(2)(3)	UW NOI %
Gateway Plaza	Jacksonville, NC	2000 / NAP	102,565	$13,510,000	49.1%	$19,300,000	$1,580,769	56.4%
Westland Plaza	Madison, WI	1977 / 2003	138,742	$7,606,000	27.7%	$10,700,000	$677,348	18.8%
Orland Corners	Orland Park, IL	1980 / 2012	54,813	$6,384,000	23.2%	$9,600,000	$729,325	24.8%
Total / Wtd. Avg.			296,120	$27,500,000	100.0%	$39,600,000	$2,987,442	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated February 17, 2025.
(3)	UW Base Rent includes contractual rent steps for eight tenants through April 2026, totaling $18,900 in the aggregate.

Gateway Plaza

The Gateway Plaza Property is a 102,565 SF anchored retail property located in Jacksonville, North Carolina, approximately 19.6 miles north of the 246-square-mile Camp Lejeune military facility and 17.5 miles northwest of the Atlantic Ocean. The Gateway Plaza Property is anchored by Ross, PetSmart and Bob’s Discount Furniture (which such lease is expected to commence in June 2025), and is further shadow-anchored by Target, which is not part of the collateral. PetSmart and Ross have been tenants at the Gateway Plaza Property since 2001 and 2002, respectively. Constructed in 2000, the one-building property is situated on a 15.1-acre site. There are 735 surface parking spaces representing a parking ratio of 7.2 per 1,000 SF. The Gateway Plaza Property was purchased in July 2016 for approximately $14.4 million and the borrower sponsors have since invested approximately $1.8 million in capital expenditures. As of February 17, 2025, the Gateway Plaza Property is 100.0% leased to 12 tenants and has averaged 94.9% occupancy since 2014.

Bob’s Discount Furniture (“Bob’s”) is not yet open to the public and is expected to begin paying rent by June 2025. All gap rent, tenant improvements, leasing commissions and landlord work was reserved for in connection with the origination of the CPC Retail Portfolio Mortgage Loan. There can be no assurance that Bob’s will take occupancy as expected or at all.

Westland Plaza

The Westland Plaza Property is a 138,742 SF anchored retail property located in Madison, Wisconsin. Constructed in 1977 and renovated in 2003, the one-building property is situated on a 12.4-acre site and the anchor tenant is Burlington. There are 426 parking spaces representing a parking ratio of 3.1 per 1,000 SF. The Westland Plaza Property was purchased in April 2016 for approximately $13.3 million and the borrower sponsors have since invested approximately $179,378 in various capital expenditures. As of February 17, 2025, the Westland Plaza Property is 74.8% leased to four tenants and has averaged 97.5% occupancy since 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

On January 15, 2025, JoAnn Fabric, a tenant at the Westland Plaza Property, commenced voluntary Chapter 11 proceedings in the United States Bankruptcy Court for the District of Delaware. On approximately February 24, 2025, it was reported that JoAnn Fabric would close all of its store locations. Lender has marked the tenant vacant, and no income associated with the tenant has been underwritten.

Orland Corners

The Orland Corners Property is a 54,813 SF anchored retail property located in Orland Park, Illinois, approximately 27.2 miles southwest of the Chicago Loop central business district. The Orland Corners Property is anchored by Michael’s, which has been a tenant at the Orland Corners Property since 1980. Constructed in 1980 and renovated in 2012, the one-building property is situated on a 5.2-acre site. There are 297 parking spaces representing a parking ratio of 5.4 per 1,000 SF. The Orland Corners Property was purchased in March 2016 for approximately $8.0 million and the borrower sponsors have since invested approximately $1.4 million in various capital expenditures. As of February 17, 2025, the Orland Corners Property is 96.2% leased to eight tenants and has averaged 96.5% occupancy since 2014.

Major Tenants. The three largest tenants based on underwritten base rent are Ross, Bob’s Discount Furniture and PetSmart.

Ross (58,513 square feet; 19.8% of NRA, 22.8% of underwritten base rent, Moody’s/S&P/Fitch: A2/BBB+/NR): Founded in 1982 and headquartered in Dublin, California, Ross is one of the largest off-price apparel and home fashion chains in the United States, with 1,831 locations in 43 states and an additional 355 dd’s Discounts stores. Ross reported fiscal 2023 revenues of $20.4 billion.

Ross is a major tenant at two of the CPC Retail Portfolio Properties. Ross has been a tenant at the Gateway Plaza Property since February 2002, with its current lease expiration date in January 2028. Ross has two, 5-year extension options remaining and no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $13.25 per square foot from February 2028 to January 2033. Ross has been a tenant at the Westland Plaza Property since October 2016, with its current lease expiration date in January 2027. Ross has four, 5-year extension options remaining and no unilateral termination options. The base rental rate for the next renewal option, if exercised, would be an increase to $12.00 per square foot from February 2027 to January 2032.

Bob’s Discount Furniture (23,307 square feet; 7.9% of NRA, 10.5% of underwritten base rent): Founded in 1991 by Bob Kaufman and headquartered in Manchester, Connecticut, Bob’s has over 170 stores in 24 states across the country. Bob’s signed its 10-year lease at the Gateway Plaza Property in September 2024 and is expected to begin paying rent by June 2025, with an estimated lease expiration date in May 2035. The tenant has two, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $16.34 per square foot from June 2035 to May 2040.

PetSmart (19,235 square feet; 6.5% of NRA, 7.4% of underwritten base rent, Moody’s/S&P/Fitch: B1/B+/NR): Founded in 1987 and headquartered in Phoenix, Arizona, PetSmart has over 10 proprietary retail pet product brands and employs approximately 50,000 associates across over 1,680 stores and seven distribution centers in the United States and Canada. At the Gateway Plaza Property, the PetSmart location features pet grooming and training services in-store. PetSmart has been a tenant since March 2001 and its current lease expiration date is in January 2027 and the tenant has two, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $12.05 per square foot from February 2027 to January 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the historical occupancy of the CPC Retail Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2021	2022	2023	2024	Current(2)
Gateway Plaza	100.0%	100.0%(3)	71.4%(3)	77.3%(3)	100.0%(3)
Westland Plaza	100.0%	100.0%	97.7%	100.0%(4)	74.8%(4)
Orland Corners	96.2%	96.2%	96.2%	96.2%	96.2%
Total / Wtd. Avg.	99.3%	99.3%	88.3%	91.4%	87.5%
(1)	Historical occupancy is the occupancy as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll as of February 17, 2025.
(3)	The decrease in the Gateway Plaza Property’s occupancy from 2022 to 2023 was due to Bed, Bath & Beyond closing its store at this location. The subsequent increase in the Gateway Plaza Property’s occupancy from 2024 to Current is due to the new lease with Bob’s Discount Furniture.
(4)	The decrease in Westland Plaza Property’s occupancy from 2024 to Current is due to JoAnn Fabric closing its store at this location.

Appraisals. According to the appraisals, the “as-is” appraised value of the CPC Retail Portfolio Properties as of January 3, 2025 to March 1, 2025 was $38,150,000. The Gateway Plaza Property included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan, the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property. The table below shows the greater of the appraisal’s “as-is” or “prospective market value upon stabilization” conclusions as of January 3, 2025 to January 1, 2026.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Gateway Plaza	$19,300,000(2)	7.75%
Westland Plaza	$10,700,000	8.00%
Orland Corners	$9,600,000	7.00%
CPC Retail Portfolio	$39,600,000	7.64%
(1)	Source: Appraisals.
(2)	The Gateway Plaza Property included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan, the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

Environmental. The Phase I environmental assessments at the CPC Retail Portfolio Properties dated December 27, 2024 and December 30, 2024 did not identify any recognized environmental conditions.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the CPC Retail Portfolio Properties:

Top Tenant Summary(1)(2)
Tenant	Property	Rating Moody's/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF/Year(5)	UW Occ. Costs(6)	Lease Exp. Date
Ross	Gateway	A2/BBB+/NR	30,179	10.2%	$12.25	$369,693	12.4%	NAV	NAV	1/31/2028
Bob's Discount Furniture(7)	Gateway	NR/NR/NR	23,307	7.9	13.50	314,645	10.5	NAV	NAV	5/31/2035
Ross(8)	Westland	A2/BBB+/NR	28,334	9.6	11.00	311,674	10.4	NAV	NAV	1/31/2027
PetSmart	Gateway	B1/B+/NR	19,235	6.5	11.55	222,164	7.4	NAV	NAV	1/31/2027
Five Below	Gateway	NR/NR/NR	8,500	2.9	19.80	168,300	5.6	NAV	NAV	1/31/2028
Burlington	Westland	Ba1/BB+/NR	59,908	20.2	2.73	163,549	5.5	NAV	NAV	2/28/2026
Rogan Shoes	Westland	NR/NR/NR	12,300	4.2	11.75	144,525	4.8	NAV	NAV	1/31/2030
Michael's	Orland	B3/B-/NR	25,212	8.5	5.24	132,059	4.4	$135	11.6%	2/28/2030
Hibbett	Gateway	NR/NR/NR	6,284	2.1	21.00	131,964	4.4	NAV	NAV	11/30/2031
Gorka Deli(9)	Orland	NR/NR/NR	5,268	1.8	22.85	120,374	4.0	NAV	NAV	3/31/2029
Top 10 Tenants			218,527	73.8%	$9.51	$2,078,947	69.6%
Other Tenants			40,493	13.7%	$22.44	$908,495	30.4%
Occupied Collateral Total / Wtd. Avg.			259,020	87.5%	$11.53	$2,987,442	100.0%
Vacant Space			37,100	12.5%
Collateral Total			296,120	100.0%

(1)	Based on the underwritten rent roll dated February 17, 2025.
(2)	On January 15, 2025, JoAnn Fabric commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. On approximately February 24, 2025, it was reported that JoAnn Fabric would close all of its store locations. Lender has marked the tenant vacant at the Westland Plaza Property, and no income associated with the tenant has been underwritten.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease
(4)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent are inclusive of forward starting rent and contractual rent steps through April 2026 for 8 tenants totaling $18,900.
(5)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2023 for Michael's.
(6)	UW Occ. Costs are based on underwritten base rent and reimbursements and most recently reported sales.
(7)	Bob’s Discount Furniture is not yet open to the public. The lease is expected to commence on or around June 1, 2025. All gap rent, tenant improvements, leasing commissions and landlord work was reserved for in connection with the origination of the CPC Retail Portfolio Mortgage Loan. There can be no assurance that the tenant will open for business at the Gateway Plaza Property as expected or at all.
(8)	Upon the date that is 18 months after JoAnn Fabric officially vacates or goes dark, the tenant Ross at the Westland Plaza Property will have the ability to pay a substitute rent of two percent of gross sales during the preceding month.
(9)	Gorka Deli has a right of first refusal to purchase the Orland Corners Property in the event that the borrower sponsor elects to sell the property to a third party. The lease and all terms thereof are subject and subordinate to the terms, covenants and provisions of the CPC Retail Portfolio Mortgage Loan and such tenant has waived and released such right of first refusal as against the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the tenant lease expirations at the CPC Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	37,100	12.5%	NAP	NAP	37,100	12.5%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	37,100	12.5%	$0	0.0%
2026	3	63,208	21.3	254,485	8.5	100,308	33.9%	$254,485	8.5%
2027	4	55,901	18.9	678,579	22.7	156,209	52.8%	$933,064	31.2%
2028	4	42,679	14.4	635,801	21.3	198,888	67.2%	$1,568,865	52.5%
2029	2	7,368	2.5	165,818	5.6	206,256	69.7%	$1,734,683	58.1%
2030	7	53,946	18.2	646,722	21.6	260,202	87.9%	$2,381,405	79.7%
2031	1	6,284	2.1	131,964	4.4	266,486	90.0%	$2,513,369	84.1%
2032	0	0	0.0	0	0.0	266,486	90.0%	$2,513,369	84.1%
2033	0	0	0.0	0	0.0	266,486	90.0%	$2,513,369	84.1%
2034	1	5,127	1.7	115,921	3.9	271,613	91.7%	$2,629,290	88.0%
2035 & Beyond	2	24,507	8.3	358,152	12.0	296,120	100.0%	$2,987,442	100.0%
Total	24	296,120	100.0%	$2,987,442	100.0%
(1)	Based on the underwritten rent roll dated February 17, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $18,900 of contractual rent steps through April 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the CPC Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	Underwritten	Per Square Foot	(%)(1)
Base Rent(2)	$3,120,574	$3,107,652	$3,037,045	$2,739,310	$2,987,442	$10.09	60.0%
Grossed Up Vacant Space	0	0	0	0	$468,300	1.58	9.4
Gross Potential Rent	$3,120,574	$3,107,652	$3,037,045	$2,739,310	$3,455,742	$11.67	69.4%
Other Income(3)	0	1,309	12,000	736	0	0.00	0.0
Total Reimbursements	1,367,221	1,293,377	1,340,862	1,436,012	1,521,841	5.14	30.6
Net Rental Income	$4,487,795	$4,402,338	$4,389,907	$4,176,058	$4,977,583	$16.81	100.0%
(Vacancy & Credit Loss)(4)	0	0	0	0	(627,045)	(2.12)	(12.60)
Effective Gross Income	$4,487,795	$4,402,339	$4,389,907	$4,176,058	$4,350,538	$14.69	87.4%
Total Expenses(5)	$1,475,057	$1,555,537	$1,548,655	$1,536,929	$1,619,792	$5.47	37.2%
Net Operating Income	$3,012,738	$2,846,801	$2,841,252	$2,639,129	$2,730,746	$9.22	62.8%
Capital Expenditures	0	0	0	0	44,418	0.15	1.0
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$3,012,738	$2,846,801	$2,841,252	$2,639,129	$2,686,328	$9.07	61.7%
(1)	% column represents percent of Net Rental Income for all revenues and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent includes contractual rent steps through April 2026 for 8 tenants totaling $18,900.
(3)	Other income reflects non-recurring miscellaneous income.
(4)	The underwritten economic occupancy is 87.4% based on the net rental income. The CPC Retail Portfolio was 87.5% leased, based on the February 17, 2025 rent roll.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the CPC Retail Portfolio Mortgage Loan. The CPC Retail Portfolio Properties are managed by an affiliate of the borrower sponsors.

The Markets.

The Gateway Plaza Property is located in Jacksonville, North Carolina, approximately 19.6 miles north of the 246-square-mile Camp Lejeune military facility and 17.5 miles northwest of the Atlantic Ocean. According to the appraisal, the Gateway Plaza Property is located just off of Western Boulevard, the main artery in northern Jacksonville. The majority of retail development is located along this roadway with much of the newest development in Jacksonville being located less than one mile north. Marine Boulevard, which is one mile to the south of the Gateway Plaza Property, is the business route for US Highway 17, which provides the primary access to the Jacksonville area.

The Westland Plaza Property is located in Madison, Wisconsin. According to the appraisal, Beltline Highway is proximate to the Westland Plaza Property, several hundred feet to the south, and provides regional access throughout the area. The commercial properties in the local area are well maintained and typically feature high occupancy rates. The appraisal characterized the area as being mature in nature with few unimproved sites available for development.

The Orland Corners Property is located in Orland Park, Illinois, approximately 27.2 miles southwest of the Chicago Loop central business district. According to the appraisal, the property is located along the area’s dominant shopping corridor, La Grange Road. This roadway is lined with numerous shopping centers, restaurant buildings, bank branches, auto-service properties, and other one-story commercial developments. Additionally, Interstate 80 is located approximately four miles to the south of the Orland Corners Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

The following table presents certain local submarket and demographic information relating to the CPC Retail Portfolio Properties:

Market Summary(1)
Property Name	City, State	Market	Submarket(2)	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	2024 Population (within 1-mi / 3-mi / 5-mi Radius)	2024 Average Household Income (within 1-mi / 3-mi / 5-mi Radius)
Gateway Plaza	Jacksonville, NC	Jacksonville, NC	Jacksonville (Market)	11,197,273	2.5%	5,152 / 40,714 / 72,952	$74,915 / $69,354 / $66,434
Westland Plaza	Madison, WI	Madison, WI	Near West Madison	3,822,268	1.6%	14,360 / 101,592 / 186,726	$87,659 / $110,707 / $113,752
Orland Corners	Orland Park, IL	Chicago, IL	South Route 45	14,026,343	6.2%	8,479 / 71,479 / 156,401	$91,703 / $112,555 / $118,374
(1)	Information obtained from a third-party market research provider. Submarket Inventory (SF) and Submarket Vacancy are as of the first quarter of 2025.
(2)	The third-party market research provider does not report on a Submarket for the Gateway Plaza Property. Instead, the Submarket Inventory (SF) provided for the Gateway Plaza Property and Submarket Vacancy are based off the Jacksonville, NC Retail Market data.

The following table presents certain information relating to the appraisal’s market rent conclusions for the CPC Retail Portfolio Properties:

Market Rent Summary(1)
Property Name - Location	Market Rent (PSF)	Lease Term (Years)	Concessions (New/Renewal)	Lease Type	Rent Increase Projection	Tenant Improvements (New/Renewal) (PSF)	Leasing Commissions (New/Renewal)
Gateway Plaza - Jacksonville, NC	$13.50 - $30.00	5-10	0 mos. / 0 mos.	Various(2)	3.0% per annum / 10.0% in Yr 6	$5.00-$10.00 / $0.00	6.0% / 3.0%
Westland Plaza - Madison, WI	$10.00 - $18.00	5-10	0 mos. / 0 mos.	Net	2.5% per annum / 10% mid-term	$15.00-$25.00 / $0.00	5.0%-6.0% / 2.5%-3.0%
Orland Corners - Orland Park, IL	$13.00 - $23.00	5-10	0 mos. / 0 mos.	Net	2.5% per annum / 10% mid-term	$20.00-$25.00 / $0.00	5.0%-6.0% / 2.5%-3.0%
(1)	Source: Appraisals.
(2)	Lease Types includes various reimbursement methods including Net with no management fee, common area maintenance (“CAM”) with no management fee and CAM plus management fee plus 15%.

The Borrowers. The borrowers for the CPC Retail Portfolio Mortgage Loan are CPC Madison, LLC, CPC Orland, LLC and CPC Gateway Plaza, LLC, each a Delaware limited liability company and a bankruptcy remote single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CPC Retail Portfolio Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors and borrower sponsors are Thomas Clarence Lund and John Joseph Graham. Mr. Lund and Mr. Graham are part of the management team of Core Property Capital, a commercial real estate owner and operator which acquires and develops retail, multifamily and office investment properties in the United States. Headquartered in Atlanta, Georgia, the partners of the Core Property Capital have owned and operated commercial real estate since 1998 with an approximate portfolio value of $750,000,000.

Core Property Capital was involved as a non-controlling partner in a prior loan foreclosure in 2023, unrelated to the CPC Retail Portfolio Properties. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. Additionally, one of the two non-recourse carveout guarantors of the CPC Retail Portfolio Mortgage Loan, Mr. Thomas Clarence Lund, is involved as a co-defendant in a civil action related to his role as an investor in a lab testing company. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The CPC Retail Portfolio Properties are managed by CPC JV Property Manager, LLC, an affiliate of the borrower sponsors (see “The Borrower Sponsors” above).

Escrows and Reserves. As of the date of origination of the CPC Retail Portfolio Mortgage Loan, the borrowers were required to deposit, at or shortly after origination, (i) $339,938 in a real estate tax reserve account, (ii) $381,276 in a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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replacement reserve account, (iii) $87,313 in an immediate repairs reserve account, (iv) $1,750,000 in a general leasing reserve, (v) $504,811 in a rent concession reserve for the tenants Bob’s Discount Furniture and Ross Dress for Less, (vi) $1,333,171 in an existing TI/LC reserve for the tenants Bob’s Discount Furniture and Hibbett’s Sports and (vii) $300,000 in an Burlington reserve (related to the tenant’s February 2026 lease expiration). Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $61,858).

Insurance Reserve – The CPC Retail Portfolio Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the CPC Retail Portfolio Properties are covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrowers provide the lender with evidence of renewal of such policies; and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates.

Replacement Reserve – The CPC Retail Portfolio Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,702, which the lender may require the borrower to increase (not more than once per year) upon 30 days’ notice to the borrower if the lender reasonably determines such increase is necessary to maintain the proper operation of the CPC Retail Portfolio Properties.

Leasing Reserve – The CPC Retail Portfolio Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $18,508. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be capped at $750,000 as long as no Cash Trap Event Period (as defined below) is continuing. During the continuance of a Cash Trap Event Period, no cap will apply on the leasing reserve.

Lockbox / Cash Management. The CPC Retail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to notify and advise each tenant under each lease to send all rent payments directly to the deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrower or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.50% (tested quarterly) (a “Low NCF DY Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to $300,000 (with such deposit being required every subsequent six month period in which a Low NCF DY Event is continuing) (the “DSCR Cash Trap Avoidance Collateral”), no Low NCF DY Event will be deemed to have occurred;
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to $300,000 (with such deposit being required every subsequent six month period in which a Low DSCR Event is continuing) (the “DSCR Cash Trap Avoidance Collateral”), no Low DSCR Event will be deemed to have occurred;
(iv)	a Major Tenant Event Period (as defined below); or
(v)	a Target Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 8.75% for two consecutive calendar quarters;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters;
●	with regard to clause (iv), a Major Tenant Event Period Cure (as defined below); or
●	with regard to clause (v), a Target Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to Burlington, Ross and any JoAnn Fabric Replacement Tenant (as defined below), as well as its successors and assigns, and any replacement tenant for 70% or more of such tenant’s space (individually or collectively, as applicable, “Major Tenant”):

(i)	a Major Tenant, or its parent or guarantor filing, or otherwise becoming involved as debtor in a bankruptcy or similar insolvency proceeding;
(ii)	a Major Tenant “going dark”, vacating or otherwise failing to continually occupy its space (or any material portion thereof), failing to be open for business at the respective CPC Retail Portfolio Property during customary hours, or giving notice of its intent to commence any of the foregoing (specifically excluding a Burlington Reduction Event (as defined below));
(iii)	a Major Tenant surrendering, terminating or canceling its lease (or any material portion thereof), or otherwise failing or ceasing to be in full force and effect, or a Major Tenant giving notice of, or commencing a legal proceeding asserting any of the foregoing (specifically excluding a Burlington Reduction Event);
(iv)	a default occurring (beyond any applicable notice and cure period) under a Major Tenant lease;
(v)	a Major Tenant (except Burlington) failing to renew or extend the term of its lease on or prior to the date that is the earlier of (x) six months prior to the date of scheduled expiration and (y) the deadline to renew such lease as set forth therein, to the extent that such lease expressly provides for such deadline;
(vi)	Burlington failing to renew or extend the term of its lease for a term of not less than five years, on or prior to February 1, 2026 (specifically excluding a Burlington Reduction Event); or
(vii)	a Major Tenant delivering actual notice of its intention to not renew its lease.

For the avoidance of doubt, a Burlington Reduction Event is not a Major Tenant Event Period.

A “Major Tenant Event Period Cure” will occur upon:

●	solely with regards to clause (i) above, (x) a Major Tenant Re-Tenanting Event (as defined below) having occurred or (y) two consecutive calendar quarters after the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, such Major Tenant’s lease having been affirmed and the terms of such lease, as affirmed, being satisfactory to the lender;
●	solely with regards to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable Major Tenant having resumed its normal business operations in its entire space for a period of two consecutive calendar quarters;
●	solely with regards to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) such Major Tenant having (A) revoked any notification of any such termination, cancellation, or surrender of such lease and (B) delivered to the lender a tenant estoppel certificate reasonably acceptable to the lender;
●	solely with regards to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the subject default having been cured and no other default under the related lease having occurred (beyond any applicable notice and cure period) for a period of two consecutive calendar quarters;
●	solely with regards to clauses (v) and (vii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the lender having received evidence that the Major Tenant extended the term of its lease pursuant to the terms thereof (or on terms and conditions otherwise acceptable to the lender), such evidence to include, without limitation, a tenant estoppel certificate from the applicable Major Tenant acceptable to the lender, confirming that all obligations of the borrowers to such Major Tenant with respect to tenant improvements and leasing commissions having been satisfied in full and that such Major Tenant is then paying full, unabated rent pursuant to the terms thereof;
●	solely with regards to clause (vi) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the lender having received evidence that Burlington has extended the term of its lease pursuant to the terms thereof (or on terms and conditions otherwise acceptable to the lender) for a period of no less than five years, such evidence to include, without limitation, a tenant estoppel certificate from Burlington acceptable to the lender, confirming that all obligations of the borrowers to Burlington with respect to tenant improvements and leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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commissions having been satisfied in full and that Burlington is then paying full, unabated rent pursuant to the terms thereof.

A “Target Event Period” will commence upon the earliest to occur of the following:

(i)	Target, located at 1395D Western Boulevard, Jacksonville, North Carolina 28546 (“Target Western”), filing as a debtor, or otherwise becoming involved as debtor in a bankruptcy or similar insolvency proceeding; or
(ii)	Target Western “going dark”, vacating or otherwise failing to continually occupy its space (or any material portion thereof) or failing to be open for business at the property during customary hours.

A “Target Event Period Cure” will occur upon:

●	solely with regards to clause (i) above, (x) a Target Tenant Re-Tenanting Event (as defined below) having occurred or (y) two consecutive calendar quarters after the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, Target Western’s lease having been affirmed and the terms of such lease, as affirmed and Target Western having resumed/continued its normal business operations in its space for a period of two consecutive calendar quarters; or
●	solely with regards to clause (ii) above, (x) a Target Tenant Re-Tenanting Event having occurred or (y) Target Western having resumed its normal business operations in its entire space and being open during customary hours for a period of two consecutive calendar quarters.

A “Burlington Reduction Event” means (i) Burlington reduces the amount of space it leases at the Westland Plaza Property to not less than 25,000 square feet, (ii) the aggregate amount of rent paid by Burlington under its lease is equal to or greater than $164,000.00 annually (net) and (iii) any tenant at the Westland Plaza Property which has a co-tenancy clause in connection with a downsize has waived their co-tenancy rights in writing.

A “JoAnn Fabric Replacement Tenant” includes any future tenant (a) that occupies the space leased to the tenant known as “JoAnn Fabric” as of the date of origination and (b) whose base rent (only rent, not recoveries) is greater than 9% of rental income calculated using all the CPC Retail Portfolio Properties. For the avoidance of doubt, even if the JoAnn Fabric lease is assumed in the bankruptcy, JoAnn Fabric may not be a JoAnn Fabric Replacement Tenant.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, a satisfactory tenant estoppel) that (i) all of the applicable Major Tenant space at the CPC Retail Portfolio Properties has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease; (ii) each such tenant is in occupancy of its premises, is open for normal business and is paying full, unabated rent pursuant to the terms of its lease (or such abatement having been reserved); and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease having been paid (or sufficient funds having been deposited into the leasing reserve subaccount for payment of such amounts).

A “Target Re-Tenanting Event” will occur upon the Target Western space having been leased to one or more replacement tenants, that each such tenant is in occupancy of its premises and open for business during customary hours.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,500,000	Title:	Fee
Cut-off Date Principal Balance:	$25,500,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.1%	Net Rentable Area (Units)(1):	66
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	9-11 Maiden Owner LLC and Phoenix Equity 9-11 Maiden Owner LLC	Year Built / Renovated:	1900 / 1985
Borrower Sponsor:	Howard Lifshitz	Occupancy(2):	95.5%
Interest Rate:	6.17000%	Occupancy Date:	3/11/2025
Note Date:	3/26/2025	4th Most Recent NOI (As of):	$1,714,401 (12/31/2022)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of):	$2,159,917 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,223,603 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,228,954 (2/28/2025 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,169,390
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,732,612
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,436,778
Additional Debt:	No	UW NCF:	$2,407,714
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$44,500,000 / $674,242
Additional Debt Type:	NAP	Appraisal Date:	2/18/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$386,364
Taxes:	$405,554	$81,111	N/A	Maturity Date Loan / Unit:	$386,364
Insurance:	$127,758	$14,195	N/A	Cut-off Date LTV:	57.3%
Replacement Reserve:	$0	$1,550	N/A	Maturity Date LTV:	57.3%
TI / LC Reserve:	$0	$873	N/A	UW NCF DSCR:	1.51x
Malt House Rent Reserve:	$263,043	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,500,000	92.6%	Loan Payoff	$26,445,374	96.0%
Borrower Sponsor Equity	2,041,469	7.4	Closing Costs(4)	299,739	1.1
			Upfront Reserves	796,356	2.9
Total Sources	$27,541,469	100.0%	Total Uses	$27,541,469	100.0%
(1)	The 9-11 Maiden Lane Property (as defined below) also contains 10,470 square feet of commercial space.
(2)	Occupancy represents residential occupancy only. The commercial space at the 9-11 Maiden Lane Property is 100.0% leased.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Closing Costs include an origination fee of $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane

The Loan. The ninth largest mortgage loan (the “9-11 Maiden Lane Mortgage Loan”) is secured by the borrowers’ fee interest in a 66-unit multifamily property located in New York, New York (the “9-11 Maiden Lane Property”). The 9-11 Maiden Lane Mortgage Loan was originated by Greystone Select Company II LLC on March 26, 2025. The 9-11 Maiden Lane Mortgage Loan accrues interest at a rate of 6.17000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $25,500,000. The 9-11 Maiden Lane Mortgage Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the 9-11 Maiden Lane Mortgage Loan is April 6, 2030.

The Property. The 9-11 Maiden Lane Property is a 66-unit high-rise multifamily property built in 1900. As of March 11, 2025, the residential portion of the 9-11 Maiden Lane Property was 95.5% leased. The 9-11 Maiden Lane Property is located in the Financial District of Manhattan, proximate to World Trade Center Transportation Hub connecting to 13 subway lines, PATH trains and ferry service, and the Fulton Street Station, connecting to nine subway lines.

The 9-11 Maiden Lane Property consists of a 15-story building featuring 66 residential units and 10,470 square feet of commercial space. The residential units feature studio, 1-bedroom, 2-bedroom, and 3-bedroom layouts, all are leased as market units. The 9-11 Maiden Lane Property also features a tenant laundry room operated by Hercules Corp. Units contain stainless steel appliances, hardwood flooring and dishwashers.

The commercial space at the 9-11 Maiden Lane Property is 100% leased to five tenants, which collectively account for 20.2% of underwritten gross potential rent. The largest commercial tenant, Malt House, occupies 5,720 SF comprised of 2,800 SF of grade-level space, 2,200 SF of basement space, and 720 SF of mezzanine space, on a lease with an expiration date of December 31, 2028. Malt House has been a tenant at the 9-11 Maiden Lane Property since 2013 and operates a restaurant and bar with private event space. Malt House has a surrender notice in the guaranty of its lease which enables the tenant to vacate its leased space at any time with three months’ notice. The second largest commercial tenant, AB Hospitality, Inc. doing business as La Parisienne Café and La Parisienne Upstairs, leases 2,400 SF comprised of a 600 SF grade-level café and an 1,800 SF event suite on the second floor, on a lease with an expiration date of October 31, 2031. AB Hospitality, Inc. has a right to terminate its lease with respect to the La Parisienne Upstairs space, upon three months’ notice.

The following table presents certain information relating to the unit mix at the 9-11 Maiden Lane Property:

9-11 Maiden Lane Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio	2	3.0%	505	$3,173	$6.28	$3,175	$6.29
1 Bedroom	2	3.0	605	$3,420	$5.65	$3,500	$5.79
2 Bedroom	44	66.7	705	$4,044	$5.74	$4,000	$5.67
3 Bedroom	18	27.3	805	$5,123	$6.36	$5,000	$6.21
Collateral Total/Wtd. Avg.	66	100.0%	723	$4,287	$5.93	$4,233	$5.84
(1)	Based on the underwritten rent roll dated as of March 11, 2025.
(2)	Market rent per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane

The Market. According to the appraisal, the 9-11 Maiden Lane Property is located in the Financial District multifamily submarket of the New York market. As of the third quarter of 2024, the Financial District multifamily submarket had an inventory of 15,538 units, monthly market rent of $5,570 per unit, and a vacancy rate of approximately 3.5%.

The following table presents certain information relating to comparable multifamily rental properties to the 9-11 Maiden Lane Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
9-11 Maiden Lane(2) New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	505 605 705 805	$6.28 $5.65 $5.74 $6.36	$3,173 $3,420 $4,044 $5,123
56 Beaver Street New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	540 950 880 1,180	$5.92 $4.42 $5.22 $5.00	$3,195 $4,195 $4,595 $5,895
100 Maiden Lane New York, NY	Studio 1 Bedroom 2 Bedroom	500 740 1,000	$7.02 $6.06 $5.01	$3,509 $4,486 $5,013
85 John Street New York, NY	Studio 1 Bedroom 2 Bedroom	600 610 800	$6.42 $7.37 $6.00	$3,850 $4,495 $4,800
88 Fulton Street New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	600 750 1,250 1,500	$5.00 $4.67 $4.20 $4.67	$3,000 $3,500 $5,250 $7,000
66 Pearl Street New York, NY	3 Bedroom	NAV	NAV	$5,995
86 Nassau Street New York, NY	3 Bedroom	NAV	NAV	$5,745
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of March 11, 2025.

Environmental. According to the Phase I environmental site assessment dated February 24, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the 9-11 Maiden Lane Property. No further action was recommended other than the continued implementation of the existing O&M plan.

Appraisal. According to the appraisal valuation dated as of February 18, 2025, the 9-11 Maiden Lane Property had an “as-is” appraised value of $44,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$44,500,000	5.50%
(1)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy at the 9-11 Maiden Lane Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
97.0%	96.1%	95.2%	95.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows at the 9-11 Maiden Lane Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	T-12 2/28/2025	Underwritten	Per Unit	%(1)
Gross Potential Rent(2)	$3,886,494	$3,818,866	$3,811,797	$4,254,908	$64,468	100.0%
Net Rental Income	$3,886,494	$3,818,866	$3,811,797	$4,254,908	$64,468	100.0%
(Vacancy/Credit Loss)(2)	0	0	0	(212,469)	(3,219)	(5.0)
Other Income	112,209	135,248	142,857	126,951	1,923	3.0
Effective Gross Income	$3,998,702	$3,954,114	$3,954,654	$4,169,390	$63,173	98.0%
Total Expenses	$1,838,786	$1,730,511	$1,725,700	$1,732,612	$26,252	41.6%
Net Operating Income	$2,159,917	$2,223,603	$2,228,954	$2,436,778	$36,921	58.4%
Total TI/LC, Capex/RR	0	0	0	29,064	440	0.7
Net Cash Flow	$2,159,917	$2,223,603	$2,228,954	$2,407,714	$36,481	57.7%
(1)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Gross Potential Rent based on the underwritten rent roll as of March 11, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Underwritten Vacancy is 5.0% for both the residential component and the commercial component.

The Borrowers. The borrowers are 9-11 Maiden Owner LLC and Phoenix Equity 9-11 Maiden Owner LLC, as tenants-in-common. Each of the borrowers is a Delaware limited liability company and special purpose entity with one independent director in its organizational structure.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Howard Lifshitz. Howard Lifshitz is the founder of DSA Property Group, a family-owned real estate company based in New York. Howard Lifshitz has a real estate portfolio of over 20 multifamily and commercial properties, primarily located in New York City.

Property Management. The 9-11 Maiden Lane Property is managed by DSA Management Co., Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $405,554 for real estate taxes, (ii) $127,758 for insurance, and (iii) $263,043 for the Malt House Rent Reserve Funds (as defined below).

The “Malt House Rent Reserve Funds” are equal to approximately six months of base rent for the Malt House commercial tenant. The Malt House Rent Reserve Funds will be released provided that, among other things, (i) the Malt House lease is in full force and effect with no defaults thereunder and (ii) for at least 18 consecutive calendar months, Malt House (x) has been occupying all of the space demised under its lease, (y) has been open for and operating its business and (z) has paid full, unabated rent on or before the date such rent payment was due under its lease.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $81,111.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $14,195.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $1,549.50 for replacement reserves ($250 per multifamily unit and $0.20 per commercial SF, annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $872.50 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 9-11 Maiden Lane

Lockbox / Cash Management. The 9-11 Maiden Lane Mortgage Loan is structured with a springing lockbox and springing cash management.

Upon the occurrence of a 9-11 Maiden Lane Trigger Event (as defined below), the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrowers or the property manager into such lockbox within two business days of receipt. During the continuance of a 9-11 Maiden Lane Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 9-11 Maiden Lane Mortgage Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 9-11 Maiden Lane Mortgage Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 9-11 Maiden Lane Mortgage Loan. To the extent that no 9-11 Maiden Lane Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “9-11 Maiden Lane Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 9-11 Maiden Lane Mortgage Loan documents or (ii) the date on which the debt yield is less than 8.0% based on the net cash flow for the trailing 12 months.

A 9-11 Maiden Lane Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt yield based on the trailing 12-month period being at least 8.25% for one calendar quarter.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,125,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,125,000	Property Type – Subtype:	Retail – Lifestyle Center
% of IPB:	3.4%	Net Rentable Area (SF):	389,431
Loan Purpose:	Refinance	Location:	Redmond, WA
Borrower:	FHR Main Retail Center, LLC	Year Built / Renovated:	1996, 1999, 2013 / NAP
Borrower Sponsor:	Fairbourne Properties, LLC	Occupancy:	97.1%
Interest Rate:	6.70000%	Occupancy Date:	2/7/2025
Note Date:	3/6/2025	4th Most Recent NOI (As of):	$9,085,832 (12/31/2021)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$10,154,248 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,856,956 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$12,087,496 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,859,706
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$6,009,419
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,850,287
Additional Debt(1):	Yes	UW NCF:	$12,247,459
Additional Debt Balance(1):	$100,375,000	Appraised Value / Per SF:	$180,000,000 / $462
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/22/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$312
Taxes:	$0	$81,900	NAP	Maturity Date Loan / SF:	$312
Insurance:	$31,904	$15,952	NAP	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	$4,960	$178,560	Maturity Date LTV:	67.5%
TI / LC Reserves:	$1,562,694	$44,785	$1,612,260	UW NCF DSCR:	1.48x
Other Reserves(3):	$15,275	$0	NAP	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$121,500,000	100.0%	Loan Payoff	$96,437,598	79.4%
			Return of Equity	21,888,141	18.0
			Upfront Reserves	1,609,873	1.3
			Closing Costs	1,564,388	1.3
Total Sources	$121,500,000	100.0%	Total Uses	$121,500,000	100.0%
(1)	The Redmond Town Center Mortgage Loan (as defined below) is part of the Redmond Town Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The information under Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Redmond Town Center Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Initial Reserves is comprised of a $15,275 free rent reserve.

The Loan. The tenth largest mortgage loan (the “Redmond Town Center Mortgage Loan”) is part of a whole loan (the “Redmond Town Center Whole Loan”) secured by the borrower’s fee interest in a 389,431 square foot lifestyle center located in Redmond, Washington (the “Redmond Town Center Property”). The Redmond Town Center Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The Redmond Town Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFBNA”). The Redmond Town Center Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis. The Redmond Town Center Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $21,125,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The table below identifies the promissory notes that comprise the Redmond Town Center Whole Loan. The relationship between the holders of the Redmond Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Redmond Town Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2025-V14	Yes
A-2	$21,125,000	$21,125,000	BMO 2025-5C10	No
A-3	$30,375,000	$30,375,000	BANK 2025-5YR14	No
Whole Loan	$121,500,000	$121,500,000

The Property. The Redmond Town Center Property is a 389,431 square foot lifestyle center located in Redmond, Washington, a suburb of the Seattle-Tacoma-Bellevue metropolitan statistical area (the “Seattle MSA”). The Redmond Town Center Property was constructed between 1996 and 2013 and is comprised of nine one- and two-story buildings located on an approximately 19.9-acre site. The Redmond Town Center Property has 1,658 surface and garage parking spaces, resulting in a parking ratio of approximately 4.26 spaces per 1,000 square feet. The Redmond Town Center Property is part of a large development project within Redmond, Washington that includes the Seattle Marriott Redmond Hotel, the Residence Inn by Marriott Seattle East/Redmond, and the Archer Hotel, as well as a residential apartment complex and office buildings leased to Amazon, Microsoft, and AT&T. The Redmond Town Center Property is located near Interstate 405 and benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025. We cannot assure you whether the new stop will open as expected or at all.

As of February 7, 2025, the Redmond Town Center Property was 97.1% leased to a diverse tenant pool of 108 tenants, which includes a variety of retail, restaurant, medical office, office and cinema spaces. Office space at the Redmond Town Center Property represents 12.8% of the net rentable area and 16.0% of underwritten base rent. As of February 7, 2025, the office component was 100.0% leased to a mix of medical and traditional office tenants. The Redmond Town Center Property is subject to one ground lease between the borrower, as landlord, and BJ's Restaurant & Brewhouse, as tenant, with ground rent of $272,250 per year. In addition, the rent roll at the Redmond Town Center Property is granular, with the largest tenant representing 10.0% of net rentable area, and no other tenant exceeding 4.0% of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are iPic Theaters, Allegro Pediatrics and Gene Juarez Salon & Spa.

iPic Theaters (38,858 square feet; 10.0% of net rentable area; 5.1% of underwritten base rent). iPic Theaters is a national chain of movie theatres with 13 locations across eight states. iPic Theaters has been a tenant at the Redmond Town Center Property since October 2008 and has a current lease term through September 2030 with two, five-year renewal options remaining and no termination options.

Allegro Pediatrics (10,996 square feet; 2.8% of net rentable area; 4.1% of underwritten base rent). Allegro Pediatrics is a pediatric care chain with eight locations in the Seattle metropolitan area. The location at the Redmond Town Center Property has 12 doctors who primarily deal with newborns, well care visits, sick or injured children, behavioral health, teens, and immunizations. Allegro Pediatrics has been at the Redmond Town Center Property since October 2018 and has a current lease term through September 2028 with two, five-year renewal options remaining and no termination options.

Gene Juarez Salon & Spa (9,568 square feet; 2.5% of net rentable area; 3.5% of underwritten base rent). Gene Juarez Salon & Spa is a full salon and spa that offers haircuts, hair extensions, waxing, facials, manicures and pedicures, among other options. Gene Juarez Salon & Spa has been a tenant at the Redmond Town Center Property since February 2009 and has a current lease term through May 2034 with one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

Appraisal. According to the appraisal, the Redmond Town Center Property had an “as-is” appraised value of $180,000,000 as of January 22, 2025, as shown in the table below.

Redmond Town Center Appraised Value(1)
Property	Value	Capitalization Rate
Redmond Town Center	$180,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated February 3, 2025, there was no evidence of any recognized environmental conditions at the Redmond Town Center Property.

The following table presents certain information relating to the historical and current occupancy of the Redmond Town Center Property.

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current (2)
90.8%	87.6%	92.6%	92.1%	97.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated February 7, 2025.

The following table presents certain information relating to the largest tenants by underwritten base rent at the Redmond Town Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent Per SF	U/W Base Rent	% Total U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration
Major Tenants
iPic Theaters	NR/NR/NR	38,858	10.0%	$16.50	$641,157	5.1%	$682,039(4)	13.4%	9/30/2030
Allegro Pediatrics	B2/B/NR	10,996	2.8%	$46.50	$511,314	4.1%	NAV	NAV	9/30/2028
Gene Juarez Salon & Spa	NR/NR/NR	9,568	2.5%	$45.37	$434,115	3.5%	$637.35	7.1%	5/31/2034
Evergreen Health	NR/NR/NR	8,167	2.1%	$39.25	$320,554	2.6%	NAV	NAV	8/31/2032
Brightmont Academy	NR/NR/NR	8,174	2.1%	$39.12	$319,798	2.5%	NAV	NAV	9/30/2025
FCS Group	NR/NR/NR	8,518	2.2%	$36.66	$312,273	2.5%	NAV	NAV	4/30/2030
Town Square Dentistry	NR/NR/NR	6,992	1.8%	$44.00	$307,648	2.4%	NAV	NAV	2/28/2034
Guitar Center	Caa2/CCC/NR	15,393	4.0%	$19.44	$299,240	2.4%	NAV	NAV	5/31/2030
Matts' Rotisserie & Oyster Lounge	NR/NR/NR	7,731	2.0%	$37.14	$287,143	2.3%	$613	6.1%	1/31/2031
BJ's Restaurant & Brewhouse(5)	NR/NR/NR	1	0.0%	$272,247.04	$272,250	2.2%	$5,555,473	4.9%	5/31/2033
Total Major Tenants		114,398	29.4%	$32.39	3,705,491	29.5%
Non- Major Tenants(6)		263,582	67.7%	$33.62	$8,861,248	70.5%
Total Occupied		377,980	97.1%	$33.25	$12,566,739	100.0%
Vacant		11,451	2.9%
Total		389,431	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, the U/W Base Rent is inclusive of $352,285 of contractual rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the TTM November 2024 sales information as provided by the borrower.
(4)	Sales PSF for iPic Theaters represent per screen sales based on seven screens.
(5)	BJ’s Restaurant & Brewhouse leases its space pursuant to a ground lease.
(6)	Non-Major Tenants is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 SF and 0 SF at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	# of Expiring Leases	Net Rentable Area Expiring	% of NRA Expiring	U/W Base Rent Expiring	% of U/W Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,451	2.9%	NAP	NAP	11,451	2.9%	NAP	NAP
2025 & MTM(2)	14	33,785	8.7%	$970,559	7.7%	45,236	11.6%	$970,559	7.7%
2026	8	27,326	7.0%	$630,720	5.0%	72,562	18.6%	$1,601,279	12.7%
2027	12	24,873	6.4%	$1,084,926	8.6%	97,435	25.0%	$2,686,205	21.4%
2028(3)	17	41,744	10.7%	$1,804,390	14.4%	139,179	35.7%	$4,490,595	35.7%
2029(4)	11	34,640	8.9%	$1,275,014	10.1%	173,819	44.6%	$5,765,610	45.9%
2030	14	97,226	25.0%	$2,452,481	19.5%	271,045	69.6%	$8,218,091	65.4%
2031	8	27,957	7.2%	$1,037,274	8.3%	299,002	76.8%	$9,255,365	73.6%
2032	6	23,888	6.1%	$880,165	7.0%	322,890	82.9%	$10,135,530	80.7%
2033(5)	10	41,036	10.5%	$1,370,242	10.9%	363,926	93.5%	$11,505,772	91.6%
2034	2	16,560	4.3%	$741,762	5.9%	380,486	97.7%	$12,247,534	97.5%
2035	3	7,662	2.0%	$227,881	1.8%	388,148	99.7%	$12,475,415	99.3%
2036 & Beyond	0	0	0.0%	$0	0.0%	388,148	99.7%	$12,475,415	99.3%
Other(6)	3	1,283	0.3%	$91,324	0.7%	389,431	100.0%	$12,566,739	100.0%
Total / Wtd. Avg.	108	389,431	100.0%	$12,566,739	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, the U/W Base Rent is inclusive of $352,285 of contractual rent steps through March 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2025 includes a parking agreement with Amazon.com Parking for 0 square feet and for which $67,892 of U/W Base Rent is attributable, a parking agreement with EVgo Car Charging Station for which 0 square feet and no rent is attributable, and a month to month lease to Fuego for which 1,210 square feet and $55,000 of U/W Base Rent is attributable.
(3)	2028 includes an antenna lease to T-Mobile which accounts for 0 square feet of net rentable area and $39,946 in U/W Base Rent.
(4)	2029 includes an antenna lease to Verizon which accounts for 0 square feet of net rentable area and $53,686 in U/W Base Rent.
(5)	2033 includes a ground lease to BJ’s Restaurant & Brewhouse which accounts for 1 square foot of net rentable area and $272,250 in U/W Base Rent.
(6)	Other is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 square foot and 0 SF at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Redmond Town Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW(1)	Per Square Foot	%(2)
Base Rent	$9,147,999	$9,961,051	$11,000,290	$11,468,412	$12,214,454	$31.36	63.6%
Contractual Rent Steps(3)	$0	$0	$0	$0	$352,285	$0.90	1.8%
Potential Income from Vacant Space	$0	$0	$0	$0	$483,914	$1.24	2.5%
Reimbursements	$4,732,078	$4,930,200	$5,933,657	$5,937,524	$6,146,693	$15.78	32.0%
Gross Potential Income	$13,880,077	$14,891,252	$16,933,947	$17,405,937	$19,197,346	$49.30	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($959,867)	($2.46)	(5.0%)
Percentage Rent	$101,850	$210,105	$185,641	$264,919	$264,919	$0.68	1.4%
Parking	$14,167	$170,000	$170,000	$170,000	$170,000	$0.44	0.9%
Other Income(4)	$41,243	$109,593	$121,809	$187,308	$187,308	$0.48	1.0%
Effective Gross Income	$14,037,337	$15,380,949	$17,411,397	$18,028,164	$18,859,706	$48.43	98.2%
Real Estate Taxes	$958,079	$928,300	$793,625	$895,841	$935,997	$2.40	5.0%
Management Fee	$452,297	$491,357	$530,601	$533,165	$565,791	$1.45	3.0%
Insurance	$101,739	$119,784	$155,457	$186,340	$182,309	$0.47	1.0%
Other Expenses(5)	$3,439,390	$3,687,261	$4,074,757	$4,325,322	$4,325,322	$11.11	22.9%
Total Operating Expenses	$4,951,505	$5,226,702	$5,554,441	$5,940,668	$6,009,419	$15.43	31.9%
Net Operating Income	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,850,287	$33.00	68.1%
Replacement Reserves	$0	$0	$0	$0	$58,415	$0.15	0.3%
TI/LC	$0	$0	$0	$0	$544,414	$1.40	2.9%
Net Cash Flow	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,247,459	$31.45	64.9%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated February 7, 2025.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps are inclusive of inclusive of $352,285 of contractual rent steps through March 1, 2026.
(4)	Other Income includes late fees from tenants, storage income, and other miscellaneous revenues.
(5)	Other Expenses includes repairs and maintenance, advertising and marketing expenses, utilities, general and administrative expenses, and security related costs, which include payroll and employee benefits of center-employed security personnel, contracted security services, equipment, uniforms and attributable supplies.

The Market. The Redmond Town Center Property is located in Redmond, Washington, which is part of the Seattle MSA, approximately 15.9 miles from downtown Seattle. Major employers in the Seattle MSA include The Boeing Company, Joint Base Lewis-McChord, Microsoft Corporation, Amazon.com, and the University of Washington. The Redmond Town Center Property benefits from regional linkages, including Interstate 405, which converge in various locations within three miles from the Redmond Town Center Property. Access to the Redmond Town Center Property is also provided via bus service through King County Metro Transit, which has bus stops on Redmond Way and connecting street Bear Creek Parkway. The Redmond Town Center Property also benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025.

According to the appraisal, the Redmond Town Center Property is located within the Seattle/Puget Sound retail market, which, as of December 31, 2024, consisted of 182,426,223 square feet of retail space with a market vacancy of rate of 3.4% and average gross asking rent of $24.08 per square foot. According to the appraisal, the Redmond Town Center Property is located in the Redmond retail submarket, which, as of December 31, 2024, consisted of 3,013,378 square feet of retail space with a vacancy rate of 1.4% and an average gross asking rent per square foot of $35.86.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redmond Town Center Property was 21,324, 107,707 and 260,339, respectively. The 2024 average household income within the same radii was $189,277, $216,004 and $217,851, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents information relating to comparable retail rentals for the Redmond Town Center Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Rent (PSF)
Redmond Town Center(2) 7525 166th Avenue Northeast Redmond, WA	-	Hobby Town	5,500	Sept-23	120 mos.	$22.73
Ground Floor Retail 7405 168th Avenue Northeast Redmond, WA	0.2 mi	Musashi's	2,032	Oct-24	60 mos.	$42.00
Bel Red Design Center 13500 Northeast Bel-Red Road Bellevue, WA	3.8 mi	AgencyOne	4,298	Jun-23	60 mos.	$35.00
Northup Center 12121 Northup Way Bellevue, WA	3.9 mi	Yoga Tenant	1,925	Mar-24	60 mos.	$32.00
Woodinville Plaza 14001-14235 NE Woodinville Duvall Road, Woodinville, WA	5.9 mi	Club Pilates	1,519	Jan-23	60 mos.	$36.00
Heritage Square 710 Northwest Gilman Boulevard, Issaquah, WA	9.4 mi	Restaurant Tenant	3,803	Mar-24	120 mos.	$47.00
Fairwood Square 14202 Southeast Petrovitsky Road, Renton, WA	15.8 mi	The Red Tea Room	1,275	Mar-23	60 mos.	$23.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 7, 2025.

The Borrower and the Borrower Sponsor. The borrower is FHR Main Retail Center, LLC, a Delaware limited liability company and single purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redmond Town Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Fairbourne Properties, LLC (“Fairbourne Properties”). Founded in 2016, Fairbourne Properties is a full-service real estate investment and property management company focused on the acquisition, management and asset management of office, retail and mixed-use properties throughout the United States. Fairbourne Properties has total assets under management of approximately $1.8 billion consisting of 18 properties totaling approximately 7.7 million square feet.

Property Management. The Redmond Town Center Property is managed by Fairbourne Properties, the borrower sponsor and non-recourse carveout guarantor.

Escrows and Reserves. At origination of the Redmond Town Center Whole Loan, the borrower deposited approximately (i) $31,904 into an insurance reserve, (ii) $1,562,694 into a leasing reserve for tenant improvements and/or leasing commissions (the “Leasing Reserve Upfront Deposit Funds”) and (iii) $15,275 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $81,900).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $15,952).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,960; provided that the borrower will not be required to make any such deposit to the extent it would cause the amount on deposit in such replacement reserve to exceed $178,560.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $44,785 for future tenant improvements and leasing commissions; provided that the borrower will not be required to make any such deposit to the extent it would cause the funds in such reserve (excluding any remaining balance of the Leasing Reserve Upfront Deposit Funds) to exceed $1,612,260.

Lockbox / Cash Management. The Redmond Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account and is thereafter required to promptly cause all revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account within two business days of receipt thereof. The borrower was required to deliver a notice to all tenants at the Redmond Town Center Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Redmond Town Center Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Redmond Town Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Redmond Town Center Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Redmond Town Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x (provided, however, that no Trigger Period will be deemed to exist pursuant to clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default (or the waiver by the lender in its sole discretion of such event of default) and (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for two consecutive calendar quarters.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the Redmond Town Center Whole Loan, in an amount equal to $2,065,000, and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each one-year anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in an amount equal to $2,065,000 or to increase the amount of the letter of credit by an amount equal to $2,065,000, as applicable.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 11 – Maple Leaf Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Multifamily - Garden
% of IPB:	3.2%	Net Rentable Area (Units):	377
Loan Purpose:	Refinance	Location:	University Park, IL
Borrower:	Avatar Real Estate Holdings LLC	Year Built / Renovated:	1974 / 2004
Borrower Sponsors:	Paras Ram Sharma, Indra Sharma, Vishal Sharma, Veekash Sharma and Arun Sharma	Occupancy:	92.8%
Interest Rate:	6.55000%	Occupancy Date:	3/26/2025
Note Date:	4/4/2025	4th Most Recent NOI (As of):	$2,058,230 (12/31/2022)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of):	$2,419,681 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,209,792 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$2,266,276 (TTM 1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	88.5%
Amortization Type:	Interest Only	UW Revenues:	$5,041,504
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$2,518,510
Lockbox / Cash Management:	Springing / Springing	UW NOI(1):	$2,522,994
Additional Debt:	No	UW NCF:	$2,380,185
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$49,600,000 / $131,565
Additional Debt Type:	NAP	Appraisal Date:	3/5/2025

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$99,114	$49,557	N/A
Insurance:	$65,929	$32,964	N/A
Replacement Reserves:	$0	$11,901	N/A
Deferred Maintenance:	$108,113	$0	N/A

Financial Information
Cut-off Date Loan / Unit:	$53,050
Maturity Date Loan / Unit:	$53,050
Cut-off Date LTV:	40.3%
Maturity Date LTV:	40.3%
UW NCF DSCR:	1.79x
UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$15,912,774	79.6%
			Return of Equity	3,399,395	17.0
			Closing Costs	414,676	2.1
			Upfront Reserves	273,155	1.4
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	The increase from Most Recent NOI to UW NOI is primarily attributable to actual insurance premiums reducing $271,432 from most recent insurance premiums. This reduction is primarily attributable to the borrower sponsors’ insurance premiums spiking in 2023 after their previous insurance provider dropped multifamily coverage, causing them to have to enter into an off-market insurance program. At origination, the borrower sponsors were able to obtain a new insurance provider and reduce their insurance premiums.

The Loan. The eleventh largest mortgage loan (the “Maple Leaf Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a 16 building, 377-unit, garden-style multifamily complex located in University Park, Illinois (the “Maple Leaf Apartments Property”). The Maple Leaf Apartments Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $20,000,000. The Maple Leaf Apartments Mortgage Loan was originated on April 4, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.55000% per annum. The Maple Leaf Apartments Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Maple Leaf Apartments Mortgage Loan is April 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 11 – Maple Leaf Apartments

The Property. The Maple Leaf Apartments Property is a 377-unit, garden-style multifamily complex located in University Park, Illinois. The Maple Leaf Apartments Property was originally constructed in 1974 and subsequentially renovated in 2004. The Maple Leaf Apartments Property is comprised of 16, two- and five-story residential buildings and is situated on an approximately 29.6-acre site. Amenities at the Maple Leaf Apartments Property include on-site laundry facilities and 590 parking spaces, resulting in a parking ratio of approximately 1.56 spaces per unit.

The unit mix at the Maple Leaf Apartments Property consists of 69 one-bedroom / one-bathroom units, 260 two-bedroom / one and a half bathroom units, 18 two-bedroom / two-bathroom units, and 30 three-bedroom / two-bathroom units. Unit amenities at the Maple Leaf Apartments Property include balconies/patios, full appliance packages and washer/dryer hookups for select units. As of March 26, 2025, 22 tenants at the Maple Leaf Apartments Property received some form of rental assistance through various programs. Additionally, there were 45 tenants that receive Section 8 rental assistance vouchers. In addition, approximately 113 units are leased on a month-to-month basis. As of March 26, 2025, the Maple Leaf Apartments Property was 92.8% occupied.

The following table presents certain information relating to the multifamily unit mix at the Maple Leaf Apartments Property:

Maple Leaf Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit(2)	Average Monthly Market Rent Per Unit(3)
1 BD / 1 BA	69	18.3%	63	91.3%	729	$1,077	$1,220
2 BD / 1.5 BA	260	69.0%	242	93.1%	995	$1,212	$1,436
2 BD / 2 BA	18	4.8%	16	88.9%	1,100	$1,233	$1,500
3 BD / 2 BA	30	8.0%	29	96.7%	1,335	$1,240	$1,628
Total/Wtd. Avg.	377	100.0%	350	92.8%	978	$1,191	$1,415
(1)	Based on the underwritten rent roll dated March 26, 2025.
(2)	Average Monthly Rental Rate Per Unit is based on occupied units.
(3)	Source: Appraisal

Appraisal. According to the appraisal, the Maple Leaf Apartments Property had an “as-is” appraised value of $49,600,000 as of March 5, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary (1)
Property	Value	Capitalization Rate
Maple Leaf Apartments	$49,600,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated September 20, 2024, there was no evidence of any recognized environmental conditions at the Maple Leaf Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 11 – Maple Leaf Apartments

The following table presents certain information relating to the current multifamily occupancy of the Maple Leaf Apartments Property:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
Maple Leaf Apartments	88.1%	91.0%	92.0%	92.8%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy represents occupancy as of March 26, 2025.

The following table presents certain information relating to the Underwritten Net Cash Flow of the Maple Leaf Apartments Property:

Underwritten Net Cash Flow
	2022	2023	2024	January 2025 TTM(1)	Underwritten(1)	UW Per Unit	%(2)
Base Rent	$4,424,677	$4,926,271	$4,892,950	$4,890,119	$5,001,253	$13,266	88.3%
Potential Income from Vacant Units	0	0	0	0	455,100	1,207	8.0%
Gross Potential Rent	$4,424,677	$4,926,271	$4,892,950	$4,890,119	$5,456,353	$14,473	96.3%
Other Income(3)	461,777	393,358	208,019	210,744	210,744	559	3.7%
Net Rental Income	$4,886,454	$5,319,629	$5,100,969	$5,100,863	$5,667,097	$15,032	100.0%
(Vacancy / Credit Loss)	(499,761)	(176,814)	(62,507)	(59,359)	(625,593)	(1,659)	(11.0%)
Effective Gross Income	$4,386,693	$5,142,815	$5,038,462	$5,041,504	$5,041,504	$13,373	89.0%
Real Estate Taxes	568,229	544,171	579,200	582,778	566,367	1,502	11.2%
Insurance	234,884	681,975	670,906	648,167	376,735	999	7.5%
Management Fee	131,601	154,284	151,154	151,245	151,245	401	3.0%
Utilities	528,593	486,620	534,213	474,634	474,634	1,259	9.4%
Payroll & Benefits	240,096	163,170	362,205	393,039	393,039	1,043	7.8%
Other Expenses(4)	625,062	692,914	530,992	525,366	556,490	1,476	11.0%
Total Expenses	$2,328,463	$2,723,134	$2,828,670	$2,775,228	$2,518,510	$6,680	50.0%
Net Operating Income	$2,058,230	$2,419,681	$2,209,792	$2,266,276	$2,522,994	$6,692	50.0%
Replacement Reserve	0	0	0	0	142,809	379	2.8%
Net Cash Flow	$2,058,230	$2,419,681	$2,209,792	$2,266,276	$2,380,185	$6,313	47.2%
(1)	The increase from January 2025 TTM to Underwritten NOI is primarily attributable to a $271,432 reduction from actual insurance premiums to most recent insurance premiums. This reduction is primarily attributable to the borrower sponsors’ insurance premiums spiking in 2023 after their previous insurance provider dropped multifamily coverage, causing them to have to enter into an off-market insurance program. At origination, the borrower sponsors were able to obtain a new insurance provider and reduce their insurance premiums.
(2)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Total Effective Gross Income for the remainder of the fields.
(3)	Other Income includes net expense reimbursements such as water and sewer, gas, and electric as well as late fees, termination fees, and administrative fees.
(4)	Other Expenses consist of repairs and maintenance, advertising and marketing, and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 11 – Maple Leaf Apartments

The Market. The Maple Leaf Apartments Property is located at 759 Burr Oak Lane in University Park, Illinois. The Maple Leaf Apartments Property is located approximately 38 miles south of Chicago and is within the Chicago-Naperville-Elgin, IL-IN metropolitan statistical area. Primary access to the Maple Leaf Apartments Property is provided by Burr Oak Lane and Burham Drive with major transportation arterials in close proximately including State Route 1 and State Route 50. The Maple Leaf Apartments Property is located within the Chicago MSA multifamily market which, as of the fourth quarter of 2024, had total inventory of 764,488 units, a vacancy rate of 4.6%, effective rent of $2,091 per unit and positive net absorption of 3,422 units.

According to the appraisal, the Maple Leaf Apartments Property is located in the Will County multifamily submarket of the Chicago MSA multifamily market. As of the fourth quarter of 2024, the Will County multifamily submarket had total inventory of 18,402 units, a vacancy rate of 3.4%, effective rent of $1,774 per unit and positive net absorption of 182 units.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Maple Leaf Apartments Property was 8,057, 41,040 and 70,749, respectively. The 2024 average household income within the same radii was $88,714, $96,738 and $103,265, respectively.

The following table presents certain information relating to comparable multifamily properties to the Maple Leaf Apartments Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Occupancy	# of Units	Unit Type	Average SF per unit	Average Rent per Unit
Maple Leaf Apartments(2)	-	1974 / 2004	92.8%	377	1 BD / 1 BA	729 SF	$1,077
					2 BD / 1.5 BA	995 SF	$1,212
					2 BD / 2 BA	1,100 SF	$1,233
					3 BD / 2 BA	1,335 SF	$1,240
Governors House Apartments 871 Burnham Drive University Park, IL 60484	0.2 mi	1973 / 2010	100.0%	96	1BR/1BA	680 SF	$1,177
					3BR/2BA	1,088 SF	$1,597
Westbridge Apartments 23439 Western Avenue Park Forest, IL 60466	1.7 mi	1972 / NAP	97.5%	156	1BR/1BA	733 SF	$1,211
					2BR/1BA	776 SF	$1,393
					2BR/2BA	975 SF	$1,479
Autumn Ridge Apartments 119 Sycamore Drive Park Forest, IL 60466	1.6 mi	1972 / NAP	99.0%	384	Studio/1BA	600 SF	$1,000
					1BR/1BA	882 SF	$1,176
					2BR/2BA	1,168 SF	$1,458
					3BR/2.5BA	1,375 SF	$1,729
Linden Park Apartments 316 W. 34th Street Steger, IL 60475	2.4 mi	1973 / NAP	98.9%	667	Studio/1BA	380 SF	$919
					1BR/1BA	630 SF	$1,049
					2BR/1BA	791 SF	$1,296
					2BR/1.5BA	870 SF	$1,349
					3BR/1.5BA	1,060 SF	$1,621
					3BR/2BA	1,060 SF	$1,676
Cedar Ridge 100 Cedar Ridge Lane Richton Park, IL 60471	2.7 mi	1980 / NAP	97.7%	150	1BR/1BA	630 SF	$1,225
					2BR/1BA	914 SF	$1,516
					3BR/1BA	1,050 SF	$1,552
Arbors at Hickory Creek 4791 Hickory Creek Drive Richton Park, IL 60471	3.1 mi	2004 / NAP	98.6%	176	1BR/1BA	730 SF	$1,421
					2BR/1BA	954 SF	$1,490
					3BR/2BA	1,203 SF	$1,767

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 26, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 12 – Project Midway
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$19,000,000	Property Type – Subtype(8):	Various – Various
% of IPB:	3.0%	Net Rentable Area (SF):	1,280,399
Loan Purpose:	Refinance	Location(8):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(8):	Various / Various
Borrower Sponsor(3):	BRE Edison L.P.	Occupancy(9):	93.6%
Interest Rate(4):	5.911647%	Occupancy Date(9):	Various
Note Date:	2/6/2025	4th Most Recent NOI (As of):	$67,373,039 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$69,116,914 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$71,478,126 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$73,837,657 (11/30/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$105,742,803
Call Protection(5):	YM1(27),DorYM1(26),O(7)	UW Expenses:	$26,847,975
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$78,894,828
Additional Debt(1)(5):	Yes	UW NCF:	$77,934,529
Additional Debt Balance(1)(6):	$511,000,000 / $235,000,000	Appraised Value / Per SF(10):	$1,290,000,000 / $1,007
Additional Debt Type(1)(6):	Pari Passu / B-Notes	Appraisal Date(10):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$414	$597
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$414	$597
TI / LC Reserve:	$0	Springing	$1,280,399	Cut-off Date LTV:	41.1%	59.3%
Unfunded Obligations(7):	$15,452,130	$0	N/A	Maturity Date LTV:	41.1%	59.3%
Ground Lease Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.23x	1.51x
				UW NOI Debt Yield:	14.9%	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$530,000,000	48.7%	Loan Payoff	$1,056,493,006	97.2%
Sponsor Equity	322,245,136	29.6	Reserves	15,452,130	1.4
Subordinate Loan(1)	235,000,000	21.6	Closing Costs	15,300,000	1.4
Total Sources	$1,087,245,136	100.0%	Total Uses	$1,087,245,136	100.0%
(1)	The Project Midway Mortgage Loan (as defined below) is part of the Project Midway Whole Loan (as defined below) with an aggregate principal balance of $765,000,000 evidenced by 18 senior pari passu promissory notes with an aggregate principal balance of $530,000,000 (the “Project Midway Senior Notes”) and three junior promissory notes with an aggregate balance of $235,000,000 (the “Project Midway Junior Notes”). The information under Financial Information in the chart above under "Senior Loan" is based on the aggregate principal balance of the Project Midway Senior Notes and under "Whole Loan" is based on the aggregate principal balance of all the promissory notes comprising the Project Midway Whole Loan.
(2)	The borrowers are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR - 10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR-Road to the Cure LP, BMR - 180 Oyster Point LP, BMR - 200 Oyster Point LP, BMR - 450 Kendall Street LLC and BMR-500 Kendall Street LLC, each a Delaware limited liability company or limited partnership, as applicable.
(3)	The borrower sponsor is also the non-recourse carveout guarantor. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.
(4)	5.911647% represents the per annum interest rate associated with the Project Midway Mortgage Loan. The weighted average interest rate for the Project Midway Senior Notes is 6.512978886792450% per annum and the weighted average interest rate for the Project Midway Whole Loan is 6.65459975163399% per annum.
(5)	The borrowers are permitted to voluntary prepay the Project Midway Whole Loan in whole or in part, together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to August 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Project Midway Whole Loan being prepaid and (y) a yield maintenance premium. The defeasance lockout period will be at least 27 months beginning with and including the first payment date on March 6, 2025. Defeasance of the Project Midway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 6, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BMO 2025-5C10 securitization in May 2025. The actual defeasance lockout period may be longer.
(6)	The borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans after the earlier of (i) 120 days from origination, which occurred on February 6, 2025, and (ii) securitization of the Project Midway Senior Notes (the “Mezzanine Loan”), subject to the satisfaction of certain conditions precedent set forth in the Project Midway Whole Loan documents, including that no Project Midway Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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event of default is then continuing and the principal amount of the Mezzanine Loan, after giving effect thereto, yields (a) an aggregate loan-to- value ratio not greater than 59.3% and (b) a debt yield not less than 9.96%.

(7)	At origination, the borrowers were required to deposit $15,452,130 into an unfunded obligations reserve related to outstanding free rent, tenant improvement allowances and leasing commissions outstanding as of the origination date under certain leases identified in the Project Midway Whole Loan documents.
(8)	See “The Properties” below.
(9)	Occupancy is based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.
(10)	Based on appraisals dated from September 23, 2024 to October 29, 2024.

The Loan. The twelfth largest mortgage loan (the “Project Midway Mortgage Loan”) is part of a whole loan (the “Project Midway Whole Loan”) with an aggregate principal balance of $765,000,000 evidenced by the Project Midway Senior Notes and the Project Midway Junior Notes. The Project Midway Whole Loan is secured by the borrowers’ fee and leasehold interests in a portfolio of seven mixed use assets located in Cambridge, Massachusetts, San Diego, California, South San Francisco, California, and Seattle, Washington, as well as an office asset located in San Diego, California (each, individually, a “Project Midway Portfolio Property” and, collectively, the “Project Midway Portfolio Properties”). The Project Midway Whole Loan has a five-year term, is interest-only for the loan term and accrues interest at a fixed rate of 6.65459975163399% per annum on an Actual/360 basis. The Project Midway Whole Loan was co-originated by German American Capital Corporation (“GACC”), Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A. on February 6, 2025 and Notes A-4-1, A-4-2 and A-4-3 were subsequently acquired by Bank of Montreal. The Project Midway Mortgage Loan is evidenced by the non-controlling Note A-4-3 being contributed by BMO, and Note A-6-4 and Note A-7-2 being contributed by CREFI, with an aggregate original principal balance of $19,000,000. The relationship between the holders of the Project Midway Whole Loan is governed by a co-lender agreement. The Project Midway Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2025-BIO3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Project Midway Pari Passu-A/B Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Project Midway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$120,000,000	$120,000,000	BX 2025-BIO3	No
A-2	$90,000,000	$90,000,000	BX 2025-BIO3	No
A-3	$90,000,000	$90,000,000	BX 2025-BIO3	No
A-4-1	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-4-2	$20,000,000	$20,000,000	Benchmark 2025-V14	No
A-4-3	$6,000,000	$6,000,000	BMO 2025-5C10	No
A-5-1	$20,000,000	$20,000,000	BBCMS 2025-5C33	No
A-5-2-1	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-5-2-2	$5,000,000	$5,000,000	Benchmark 2025-V14	No
A-5-3	$11,000,000	$11,000,000	Benchmark 2025-V14	No
A-6-1	$12,000,000	$12,000,000	BBCMS 2025-5C33	No
A-6-2	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-6-3	$10,000,000	$10,000,000	Benchmark 2025-V14	No
A-6-4	$3,000,000	$3,000,000	BMO 2025-5C10	No
A-7-1	$24,000,000	$24,000,000	Benchmark 2025-V14	No
A-7-2	$10,000,000	$10,000,000	BMO 2025-5C10	No
A-8	$50,000,000	$50,000,000	MSBAM 2025-5C1	No
A-9	$19,000,000	$19,000,000	MSBAM 2025-5C1	No
Senior Loan	$530,000,000	$530,000,000
B-1	$94,000,000	$94,000,000	BX 2025-BIO3	Yes(1)
B-2	$70,500,000	$70,500,000	BX 2025-BIO3	No
B-3	$70,500,000	$70,500,000	BX 2025-BIO3	No
Whole Loan	$765,000,000	$765,000,000
(1)	The controlling note B-1 has been contributed to the BX 2025-BIO3 securitization.

The Properties. The Project Midway Portfolio Properties consist of eight lab/office capable assets totaling 1,280,399 square feet diversified across top life science markets in the United States, including Boston/Cambridge, the San Francisco Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Area, San Diego and Seattle. As of February 7, 2025 and May 6, 2025, the Project Midway Portfolio Properties were 93.6% leased to 25 tenants, with no single tenant accounting for more than 26.8% of the total net rentable area. The Project Midway Portfolio Properties exhibit a weighted average remaining lease term of 6.0 years and 81.5% of UW Base Rent is derived from investment-grade tenants. Based on borrower sponsor identified market rents, the Project Midway Portfolio Properties are leased 19.6% below market. The Project Midway Portfolio Properties have been consistently occupied at an average occupancy of approximately 98% dating back to 2021.

The following table presents certain information relating to the Project Midway Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	Net Rentable Area (SF) (2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value	UW NOI(2)	% of UW NOI(2)
500 Kendall Street	2002 / 2019	349,325	100.0%	$318,500,000	41.6%	$455,000,000	35.3%	$34,132,482	43.3%
i3	2017 / NAP	316,262	100.0%	$127,900,000	16.7	$248,700,000	19.3	$13,603,132	17.2
Science Center at Oyster Point	2009, 2010 / NAP	204,887	100.0%	$107,200,000	14.0	$216,600,000	16.8	$9,808,874	12.4
500 Fairview Avenue	2015 / NAP	123,838	75.8%	$56,700,000	7.4	$101,800,000	7.9	$5,903,805	7.5
MODA Sorrento	1984 / 2014	104,577	64.3%	$49,800,000	6.5	$91,000,000	7.1	$4,423,009	5.6
Road to the Cure	1978 / 2014	67,998	100.0%	$48,300,000	6.3	$73,100,000	5.7	$5,128,254	6.5
450 Kendall Street	2015 / 2020	63,520	100.0%	$45,200,000	5.9	$70,300,000	5.4	$4,826,104	6.1
10240 Science Center Drive	2002 / NAP	49,992	69.7%	$11,400,000	1.5	$33,500,000	2.6	$1,069,170	1.4
Total / Wtd. Avg.		1,280,399	93.6%	$765,000,000	100.0%	$1,290,000,000	100.0%	$78,894,828	100.0%
(1)	Source: Appraisals, unless otherwise noted.%
(2)	Based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.

500 Kendall Street Property (the “500 Kendall Street Property”) (27.3% of NRA; 40.5% of underwritten base rent). The 500 Kendall Street Property is the largest asset of the Project Midway Portfolio Properties, representing 43.3% of underwritten net operating income. The 500 Kendall Street Property is a lab/office facility that is 98.2% leased to Shire Human Genetic Therapies, a subsidiary of Takeda Pharmaceuticals U.S.A., Inc. (“Takeda”). Takeda is in the process of creating a unified Cambridge campus in Kendall Square, which is expected to serve as its United States forward base of operations. Takeda is investing significantly in Kendall Square and recently extended its lease at the 500 Kendall Street Property by eight years and executed a 600,000 square foot lease to occupy 100% of 585 Third Street (non-collateral), a ground up development. In addition, Takeda, which occupies space at the nearby 650 Kendall Street (non-collateral), has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Street Property. The 500 Kendall Square Property is located adjacent to MIT, Harvard, Massachusetts General Hospital and several pharmaceutical companies.

i3 Property (the “i3 Property”) (24.7% of NRA; 17.3% of underwritten base rent). The i3 Property is a three-building lab/office campus 100% leased to Illumina, Inc. The i3 Property is located near La Jolla Village Drive with access to I-805 in the University Town Centre submarket of San Diego. The i3 Property has amenities including a restaurant, fitness center, conference facility, event lawn, bocce courts, ping pong courts, an herb garden and a dining terrace. Within each structure, a central scientific lab zone has been designed with an emphasis on modularity, flexibility and adaptability. The i3 Property holds a LEED Platinum certification, featuring sustainable designs and facilities including on-site fuel cells, bio-filtration systems, green rooftops with heat and drought tolerant plants and water recycling systems.

Science Center at Oyster Point Property (the “Science Center at Oyster Point Property”) (16.0% of NRA; 12.6% of underwritten base rent). The Science Center at Oyster Point Property is a Class A lab/office property located in South San Francisco, California, consisting of two buildings that are 100% leased to Life Technologies Corp., a subsidiary of Thermo Fisher Scientific. The Science Center at Oyster Point Property acts as a campus for Life Technologies Corp. and has state-of-the-art building systems, a cafeteria, bay and mountain views, secured subterranean parking, modern HVAC systems, 16 foot floor-to-floor heights and a modern fitness center. Life Technologies Corp. uses the property for its genetic sequencing department, which helps with vaccine development and research, and has over 700 employees that are actively utilizing the Science Center at Oyster Point Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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500 Fairview Avenue Property (the “500 Fairview Avenue Property”) (9.7% of NRA; 9.0% of underwritten base rent). The 500 Fairview Avenue Property is a seven-story lab/office facility located in the growing hub of Seattle’s life science community in South Lake Union. The 500 Fairview Avenue Property is one of the two buildings (along with 530 Fairview Avenue, non-collateral) that make up the Vue Research Center and is certified LEED Gold. The 500 Fairview Avenue Property has been designed to meet the specific criteria of life science organizations while adhering to the principles of sustainable design. The 500 Fairview Avenue Property is subject to a ground lease that expires in January 2088. The current ground rent is approximately $62,388 per month and increases annually by the higher of 2.0% or Seattle’s cost of living adjustment, but not exceeding 5.0%.

MODA Sorrento Property (the “MODA Sorrento Property”) (8.2% of NRA; 5.6% of underwritten base rent). The MODA Sorrento Property is a 104,577 square foot, research and lab/office four-building campus with 74,250 and 30,327 square feet of lab and office space, respectively. The MODA Sorrento Property was designed with an indoor/outdoor meeting area and includes a market leasing amenity package with a fitness center, conference space, tenant lounge with a café and ping pong, foosball and bocce ball tables.

Road to the Cure Property (the “Road to the Cure Property”) (5.3% of NRA; 6.4% of underwritten base rent). The Road to the Cure Property is a 67,998 square foot lab/office located adjacent to Johnson & Johnson’s San Diego headquarters, and within walking distance from the University of California, San Diego campus. The amenities at the Road to the Cure Property include a conference center, fitness room and vivarium. The borrower sponsor reports that it is planning to invest an additional $1.1 million ($16.18 per square foot) for any requested tenant improvements and leasing costs as tenants renew or roll.

450 Kendall Street Property (the “450 Kendall Street Property”) (5.0% of NRA; 6.9% of underwritten base rent). The 450 Kendall Street Property is a LEED Gold, lab/office and research facility located in a 10-acre master-planned development in the center of the top life science market in the United States. The master-planned development features a community of office and lab space, multifamily apartments, restaurants and retail shopping.

10240 Science Center Drive Property (the “10240 Science Center Drive Property”) (3.9% of NRA; 1.7% of underwritten base rent). The 10240 Science Center Drive Property is an office property located in the heart of the University Town Centre submarket and is surrounded by research institutions, government agencies and biotech companies. The 10240 Science Center Drive Property is situated on Science Center Drive near Genesse Avenue and I-5, which provides easy access to the greater San Diego market and proximity to the airport.

Major Tenants.

Shire Human Genetic Therapies (343,000 square feet; 26.8% of portfolio NRA; 40.5% of portfolio underwritten base rent). Acquired by Takeda (NYSE: TAK; Moody’s / Fitch / S&P: Baa1 / NR / BBB+) in 2019, Shire Human Genetic Therapies (“Shire”) is a global biotechnology company focusing on rare diseases and other highly specialized conditions. Founded in 1781, Takeda is a pharmaceutical corporation focused on R&D, manufacturing, sales, and import/export of pharmaceutical drugs. Takeda employs over 49,000 people globally.

Illumina, Inc. (316,262 square feet; 24.7% of portfolio NRA; 17.3% of portfolio underwritten base rent). Illumina, Inc. (“Illumina”; Nasdaq: ILMN; Moody’s / Fitch / S&P: Baa3 / BBB / BBB) is a leader in DNA sequencing and array-based technologies, with a focus on seeking advancements in life sciences, oncology, reproductive health, genetic disease, agriculture, microbiology, and other emerging segments. Illumina employs over 9,250 people. Illumina vacated its space at the i3 Property in August 2023 due to corporate downsizing and is current on all rent and reimbursements due under its lease as of January 1, 2025. The borrower sponsor has begun marketing the space for rent and the appraisal concluded a 12-month lease-up period after the conclusion of the Illumina lease in December 2027.

Life Technologies Corp. (204,887 square feet; 16.0% of portfolio NRA; 12.6% of portfolio underwritten base rent). Life Technologies Corp. is a biotech company founded in 2008 and currently owned by Thermo Fisher Scientific, Inc. (“Thermo Fisher”; NYSE: TMO; Moody’s / Fitch / S&P: A3 / A- / A-). Thermo Fisher is a leader in serving science with approximately 50,000 employees across 50 countries. Thermo Fisher delivers innovative technologies, purchasing convenience and pharmaceutical services through brands including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon, and PPD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Eli Lilly and Company (47,061 square feet; 3.7% of portfolio NRA; 5.8% of portfolio underwritten base rent). Eli Lilly and Company (“Eli Lilly”; NYSE: LLY; Moody’s/ Fitch / S&P: Aa3 / NR / A+) is a biotechnology company focused on neuroscience, cardiometabolic health, cancer and immunology. As of January 1, 2025, Eli Lilly is dark and not utilizing its space at the 450 Kendall Street Property. Eli Lilly has not given notice of intent to vacate the space and is current on its rent obligations. Takeda, which occupies space at the nearby 650 Kendall Street property (non-collateral) and the 500 Kendall Street Property, has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Property.

Bruker Corporation, Inc. (40,542 square feet; 3.2% of portfolio NRA; 3.5% of portfolio underwritten base rent). Bruker Spatial Biology, Inc. is a subsidiary of Bruker Corporation, Inc. (“Bruker”; Nasdaq: BRKR), which develops high-performance scientific instruments and high-value analytical and diagnostic solutions that enables scientists to explore life and materials at molecular, cellular, and microscopic levels. Bruker employs over 9,700 people across 90 locations.

The following table presents certain information relating to the historical and current occupancy of the Project Midway Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
99.5%	99.1%	98.8%	93.6%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.

Environmental. According to Phase I environmental reports dated from April 8, 2024 to December 3, 2024, there was no evidence of any recognized environmental conditions at the Project Midway Portfolio Properties. The Phase I environmental reports identified controlled recognized environmental conditions at the 500 Kendall Street Property and the Science Center at Oyster Point Property.

The following table presents certain information relating to the lease rollover schedule at the Project Midway Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	82,532	6.4%	$0	0.0%	82,532	6.4%	$0	0.0%
2025 & MTM	4	9,052	0.7	192,138	0.3	91,584	7.2	192,138	0.3
2026	9	159,528	12.5	10,935,828	14.6	251,112	19.6	11,127,965	14.9
2027	5	392,819	30.7	17,446,237	23.3	643,931	50.3	28,574,202	38.2
2028	2	238,719	18.6	12,004,893	16.0	882,650	68.9	40,579,095	54.2
2029	0	0	0.0	0	0.0	882,650	68.9	40,579,095	54.2
2030	1	19,459	1.5	1,548,304	2.1	902,109	70.5	42,127,399	56.3
2031	0	0	0.0	0	0.0	902,109	70.5	42,127,399	56.3
2032	3	35,290	2.8	2,426,384	3.2	937,399	73.2	44,553,782	59.5
2033	0	0	0.0	0	0.0	937,399	73.2	44,553,782	59.5
2034	0	0	0.0	0	0.0	937,399	73.2	44,553,782	59.5
2035	0	0	0.0	0	0.0	937,399	73.2	44,553,782	59.5
2036 & Beyond	1	343,000	26.8	30,273,180	40.5	1,280,399	100.0	74,826,962	100.0
Total/Wtd. Avg.	25	1,280,399	100.0%	$74,826,962	100.0%
(1)	Based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information regarding the major tenants at the Project Midway Portfolio Properties:

Top 10 Tenant Summary(1)
Tenant Name	Property	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Shire	500 Kendall Street	Baa1/NR/BBB+	343,000	26.8%	$30,273,180	40.5%	$88.26	1/31/2039
Illumina, Inc.(3)	i3	Baa3/BBB/BBB	316,262	24.7%	$12,960,393	17.3%	$40.98	12/31/2027
Life Technologies Corp.	Science Center at Oyster Point	A3/A-/A-	204,887	16.0%	$9,460,349	12.6%	$46.17	3/31/2028
Eli Lilly and Company(3)	450 Kendall Street	Aa3 / NR / A+	47,061	3.7%	$4,322,578	5.8%	$91.85	3/31/2026
Bruker Corporation, Inc.	500 Fairview Avenue	NR/NR/NR	40,542	3.2%	$2,642,898	3.5%	$65.19	2/12/2026
Lyell Immunopharma, Inc.	500 Fairview Avenue	NR/NR/NR	33,832	2.6%	$2,544,544	3.4%	$75.21	12/31/2028
Eurofins Advantar Laboratories, Inc.	MODA Sorrento	Baa3/BBB-/NR	28,577	2.2%	$2,350,573	3.1%	$82.25	11/30/2026
Aspen Neuroscience, Inc.	Road to the Cure	NR/NR/NR	30,791	2.4%	$2,188,274	2.9%	$71.07	9/15/2027
Mozart Therapeutics, Inc.	500 Fairview Avenue	NR/NR/NR	19,459	1.5%	$1,548,304	2.1%	$79.57	4/30/2030
Lundbeck La Jolla Research Center(4)	Road to the Cure	NR/NR/BBB-	17,403	1.4%	$1,185,315	1.6%	$68.11	10/4/2032
Subtotal/Wtd. Avg.			1,081,814	84.5%	$69,476,407	92.8%	$64.22
Other Tenants			116,053	9.1%	$5,350,555	7.2%	$46.10
Occupied Subtotal/Wtd. Avg.			1,197,867	93.6%	$74,826,962	100.0%	$62.47

Vacant Space			82,532	6.4%
Total/Wtd. Avg.			1,280,399	100.0%
(1)	Based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Illumina, Inc. and Eli Lilly and Company are dark but current with respect to all obligations under their respective leases as of January 1, 2025.
(4)	Lundbeck La Jolla Research Center has the one-time option to terminate its lease effective as of May 4, 2030 by delivering to the landlord on or before May 4, 2029, written notice and a termination fee of $876,771.82.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten cash flows of the Project Midway Portfolio Properties:

Underwritten Net Cash Flow
	2021	2022	2023	11/30/2024 TTM	Underwritten	PSF	%(1)
Gross Potential Rent(2)	$67,772,822	$69,773,104	$72,381,673	$75,043,972	$87,237,487	$68.13	82.5%
Other Income	1,101,715	1,151,012	1,176,809	1,180,147	1,180,147	0.92	1.1
Discounts Concessions	22,800,637	22,196,696	24,011,968	24,411,973	24,365,611	19.03	23.0
Vacancy & Credit Loss	0	0	0	0	(7,040,442)	(5.50)	(6.7)

Effective Gross Income	$91,675,173	$93,120,812	$97,570,450	$100,636,093	$105,742,803	$82.59	100.0%

Real Estate Taxes	9,603,330	10,409,834	10,807,284	11,109,187	11,109,187	8.68	10.5
Insurance	930,436	848,226	903,902	1,149,889	1,113,933	0.87	1.1
Other Expenses(3)	13,768,368	12,745,838	14,381,137	14,539,359	14,624,855	11.42	13.8
Total Expenses	$24,302,134	$24,003,898	$26,092,324	$26,798,435	$26,847,975	$20.97	25.4%

Net Operating Income	$67,373,039	$69,116,914	$71,478,126	$73,837,657	$78,894,828	$61.62	74.6%

Replacement Reserves	0	0	0	0	320,100	0.25	0.3
TI/LC	0	0	0	0	640,200	0.50	0.6

Net Cash Flow	$67,373,039	$69,116,914	$71,478,126	$73,837,657	$77,934,529	$60.87	73.7%
(1)	% column represents percent of Effective Gross Income.
(2)	UW Gross Potential Rent is based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025 and includes rent steps through February 1, 2026 totaling $2,477,573, and Credit Tenant Straight Line Rent of $2,892,509.
(3)	Other Expenses include management fees, utilities, general and administrative, common area maintenance, non-recoverable expenses, and ground rent.

The Market. The Project Midway Portfolio Properties are located in three states across four major markets including Boston/Cambridge (49.4% of portfolio underwritten NOI), San Diego (30.7% of portfolio underwritten NOI), San Francisco Bay Area (12.4% of portfolio underwritten NOI) and Seattle (7.5% of portfolio underwritten NOI).

Boston is home to academic and research institutions, as well as renowned medical facilities. The top three National Institutes of Health (“NIH”) funded hospitals are located in the Cambridge submarket including Massachusetts General Hospital, Brigham and Women’s Hospital and Boston Children’s Hospital. The Boston economy has experienced faster growth than the overall United States economy for several years, driven by a highly educated workforce that supports the area’s knowledge-oriented industries. In Boston, over 51% of adults aged 25 or older hold at least a bachelor’s degree, higher than the national average of 36.7%. Life sciences employment accounts for 4.5% of the regions total employment and added over 5,000 new jobs in the first four months of 2024. Anchored in Cambridge, biotechnology research is a strength of the Boston economy. AstraZeneca, Moderna, Sanofi, Takeda and Vertex Pharmaceuticals are among the established and emerging firms that helped Boston’s economy to grow by over 116% from 2017 to 2021. Cambridge recorded 214,500 square feet of positive absorption for life science properties in the second quarter of 2024. Containing nearly 20 million square feet of existing lab inventory, Cambridge and Kendall Square remain centers of global life sciences research, with asking rents over $110 PSF NNN in East Cambridge and $90 PSF NNN in West Cambridge.

More than 80 research institutes are located in San Diego, including the Scripps Research Institute and Salk Institute for Biological studies. In the second quarter of 2024, the San Diego laboratory market recorded over 200,000 square feet of positive net absorption, producing the largest net absorption figure since the second quarter of 2022. San Diego leasing activity has seen over 740,000 square feet of activity in 2024. The second quarter of 2024 saw an increase in life sciences jobs with 68,500 posted in March. Additionally, jobs are up 12.9% since February 2020, reflecting ongoing life sciences growth. Torrey Pines / UTC acts as the heart of San Diego’s life science clusters with a low vacancy rate of 5.0% and leading leasing activity. Significant lease transactions are clustered in Torrey Pines and Sorrento Mesa, with over 310,854 and 367,443 square feet of recent lease transactions, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 12 – Project Midway

The San Francisco Bay Area is considered to be the birthplace of the life sciences sector and is home to well-known companies in the industry. The life sciences industry benefits from the talent pool fostered by universities with specialties in biology and biomedical fields including Stanford, UCSF and University of California, Berkeley. Life sciences companies continued to add headcount during the second quarter of 2024, growing by 992 jobs, bringing the overall employment for the sector to 146,731. At the close of the second quarter of 2024, total inventory of life sciences facilities in the Bay Area stood at 41.6 million square feet.

The Seattle life sciences market continually ranks in the top 10 nationally in venture capital and NIH funding, as well as patents issued, demonstrating its position as an innovation hub. Seattle’s population grew 1.2% over the past year, compared to 0.5% nationally. Life science employment grew from below 30,000 jobs to over 35,000 jobs between 2020 and 2023. Seattle saw the largest increase of any metropolitan area in NIH funding, increasing 30% to $1.4 billion in 2022. Life science asking rents grew rapidly in 2020 and continue to remain just below $70 per square foot as of the third quarter of 2023, with 8% vacancy rates.

The following table presents certain market rent information relating to the Project Midway Portfolio Properties:

Market Rent Summary(1)
Property	UW Rental Rate PSF(2)	Occupancy(2)	Properties	Allocated Whole Loan Amount	Submarket Rent PSF	Submarket Vacancy
Boston/Cambridge	$85.85	100.0%	2	$363,700,000	$83.89	10.8%
San Diego	$47.69	90.3%	4	$237,400,000	$50.50	10.1%
San Francisco Bay Area	$46.17	100.0%	1	$107,200,000	$55.41	12.1%
Seattle	$71.78	75.8%	1	$56,700,000	$41.46	13.0%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated February 7, 2025 and May 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$18,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$18,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.9%	Net Rentable Area (SF)(3):	870,478
Loan Purpose:	Refinance	Location:	Rogers, AR
Borrowers:	Pinnacle Hills, LLC and Pinnacle South, LLC	Year Built / Renovated:	2006 / 2014
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and JH Retail Holdings, LLC	Occupancy:	93.7%
Interest Rate:	7.14000%	Occupancy Date:	11/30/2024
Note Date:	12/19/2024	4th Most Recent NOI (As of)(4):	$11,115,614 (12/31/2021)
Maturity Date:	1/1/2030	3rd Most Recent NOI (As of)(4):	$13,982,311 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$16,029,125 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$16,603,935 (10/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	94.4%
Amortization Type:	Interest Only	UW Revenues:	$22,832,752
Call Protection:	L(28),D(25),O(7)	UW Expenses:	$5,092,797
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$17,739,955
Additional Debt(1):	Yes	UW NCF:	$16,695,381
Additional Debt Balance(1):	$112,000,000	Appraised Value / Per SF:	$298,650,000 / $343
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/25/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$149
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$149
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.5%S
Replacement Reserves:	$0	Springing	$348,192	Maturity Date LTV:	43.5%
TI / LC Reserve:	$463,705(2)	$72,540	$1,740,960	UW NCF DSCR:	1.77x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	100.0%	Loan Payoff	$97,957,785	75.4%
			Return of Equity	30,570,061	23.5
			Closing Costs	1,008,449	0.8
			Reserves	463,705	0.4
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)	The Pinnacle Hills Promenade Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes, with an aggregate original principal balance of $130,000,000 (the “Pinnacle Hills Promenade Whole Loan”). The information under Financial Information in the chart above is based on the Pinnacle Hills Promenade Whole Loan.
(2)	On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in lieu of depositing approximately $1,300,000 into a TI/LC reserve, pursuant to which it guaranteed payment of the Pinnacle Hills Promenade Whole Loan in an amount equal to $1,300,000. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrowers or their affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Pinnacle Hills Promenade Whole Loan documents. At origination, the borrowers were required to deposit $1,763,705 (the “Upfront Rollover Amount”) into a TI / LC reserve. In lieu of depositing the Upfront Rollover Amount, the non-recourse carveout guarantor provided a Guaranty of Limited Payment in the amount of approximately $1,300,000 for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions and, as such, the remaining $463,705 was deposited into the TI / LC reserve at origination. In addition, the Pinnacle Hills Promenade Whole Loan documents provide for ongoing monthly deposits of $72,540 into the TI / LC reserve for future tenant improvements, landlord work, tenant improvement allowances and leasing commissions, provided that the borrowers’ obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed $1,740,960.
(3)	Net Rentable Area (SF) does not include 399,140 square feet of space associated with Dillard’s, Target and Cabela’s, each of which is a non-collateral anchor tenant.
(4)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributed to increased leasing activity with positive leasing spreads following the COVID pandemic.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to leasing activity, with eight new leases signed in 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The Loan. The thirteenth largest mortgage loan (the “Pinnacle Hills Promenade Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $130,000,000. The Pinnacle Hills Promenade Whole Loan is secured by a first priority fee mortgage encumbering an 870,478 square foot retail property located in Rogers, Arkansas (the “Pinnacle Hills Promenade Property”). The Pinnacle Hills Promenade Whole Loan was co-originated by Societe Generale Financial Corporation (“SGFC”) and Barclays Capital Real Estate Inc. (“BCREI”). The Pinnacle Hills Promenade Mortgage Loan is evidenced by the non-controlling Note A-1-2 with an original principal balance of $18,000,000. The Pinnacle Hills Promenade Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Pinnacle Hills Promenade Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BMO 2025-5C9	Yes
A-1-2	$18,000,000	$18,000,000	BMO 2025-5C10	No
A-2-1	$35,000,000	$35,000,000	Benchmark 2025-V13	No
A-2-2	$17,000,000	$17,000,000	Benchmark 2025-V13	No
Total	$130,000,000	$130,000,000

The Property. The Pinnacle Hills Promenade Property is an 870,478 square foot retail property, which is part of a larger 1,269,618 square foot lifestyle shopping center (the “Pinnacle Hills Promenade Shopping Center”) located in Rogers, Arkansas. As of November 30, 2024, the Pinnacle Hills Promenade Property was 93.7% occupied by approximately 113 tenants (87.1% of NRA and 92.1% of underwritten base rent are represented by the retail tenants). The tenant mix consists of retail, office, outparcel, storage and other tenants. The Pinnacle Hills Promenade Property is anchored by JCPenney and a 12-screen Malco Theatre, and is shadow anchored by Dillard’s, Target and Cabela’s. Dillard’s, Target and Cabela’s each own their respective spaces and do not serve as collateral for the Pinnacle Hills Promenade Whole Loan. Other notable national tenants at the Pinnacle Hills Promenade Property include Williams Sonoma, lululemon athletica, The Fresh Market, DSW, Banana Republic, Sephora, Athleta, Pottery Barn and Best Buy. There are also office tenants located on the second floor of the Pinnacle Hills Promenade Property’s central corridor. Since 2019, the borrower sponsors have invested approximately $15.4 million in capital expenditures at the Pinnacle Hills Promenade Property, including property development and tenant improvements.

The following table presents certain information relating to the sales history at the Pinnacle Hills Promenade Property:

Tenant Sales History(1)
	2021 Sales	2022 Sales	2023 Sales	TTM 10/31/2024 Sales
Gross Sales (Tenants < 10,000 SF)	$94,820,554	$110,331,478	$122,120,367	$131,072,229
Sales PSF (Tenants < 10,000 SF)	$443	$485	$549	$544
Occupancy Cost (Tenants < 10,000 SF)(2)	9.2%	9.3%	9.6%	9.6%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

Major Tenants. The four largest tenants by net rentable area at the Pinnacle Hills Promenade Property are JCPenney, Hobby Lobby, Malco Theatre and Haverty’s Furniture.

JCPenney (98,540 square feet; 11.3% of NRA; 0.0% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Pinnacle Hills Promenade Property since 2006, has a lease expiration date of September 30, 2026, and has eight, five-year extension options remaining and no termination options.

Hobby Lobby (61,751 square feet; 7.1% of NRA; 3.0% of underwritten base rent). Founded in 1972 and headquartered in Oklahoma City, Oklahoma, Hobby Lobby is a privately owned arts and crafts retailer operating more than 1,000 stores. Hobby Lobby has over 46,000 employees in 48 states. Hobby Lobby’s affiliated company, Mardel Christian & Education Supply, is also a tenant at the Pinnacle Hills Promenade Shopping Center and offers books, bibles, gifts, church and education supplies, and homeschooling supplies. Hobby Lobby has been a tenant at the Pinnacle Hills Promenade Property since 2022, has a lease expiration date of February 29, 2032, and has two, five-year extension options remaining and no termination options.

Malco Theatre (42,860 square feet; 4.9% of NRA; 1.5% of underwritten base rent). Malco Theatre (“Malco”) is a family-owned theater chain based in Memphis, Tennessee with over 37 locations in Arkansas, Tennessee, Missouri, Louisiana, Mississippi, and Kentucky. Additionally, Malco operates three bowling centers and a family entertainment center in southern Louisiana and a family entertainment center in Oxford, Mississippi. Malco’s 12-screen first-run theater at the Pinnacle Hills Promenade Property reported sales of approximately $288,865 per screen as of the TTM ended October 2024. Malco has been a tenant at the Pinnacle Hills Promenade Property since 2006, has a lease expiration date of January 31, 2027, and has four, five-year extension options remaining and no termination options.

Haverty's Furniture (33,039 square feet; 3.8% of NRA; 2.4% of underwritten base rent). Haverty’s Furniture (“Haverty’s”) is a retail furniture company founded in 1885 in Atlanta, Georgia. Haverty’s has grown to become one of the top furniture retailers in the south and central United States with over 120 stores in the southern and Midwest regions. Haverty’s has been a tenant at the Pinnacle Hills Promenade Property since 2015, has a lease expiration date of April 30, 2030, and has two, five-year extension options remaining and no termination options.

The following information presents certain information relating to the historical and current occupancy of the Pinnacle Hills Promenade Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
90.0%	96.1%	96.1%	93.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of November 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The following table presents a summary relating to the major tenants at the Pinnacle Hills Promenade Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney(3)	NR/NR/NR	98,540	11.3%	$0	0.0%	$0.00	9/30/2026	8, 5-year	N
Malco Theatre	NR/NR/NR	42,860	4.9%	$250,000	1.5%	$5.83	1/31/2027	4, 5-year	N
Dillard's (non-collateral)(4)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Target (non-collateral)(4)	A/A2/A	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Cabela's (non-collateral)(4)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Wtd. Avg.		141,400	16.2%	$250,000	1.5%	$1.77

Major Tenants
Hobby Lobby	NR/NR/NR	61,751	7.1%	$503,271	3.0%	$8.15	2/29/2032	2, 5-year	N
Haverty’s Furniture	NR/NR/NR	33,039	3.8%	$399,772	2.4%	$12.10	4/30/2030	2, 5-year	N
TJ Maxx	NR/A2/A	31,229	3.6%	$290,190	1.8%	$9.29	11/30/2027	1, 5-year	N
Best Buy	NR/A3/BBB+	30,399	3.5%	$577,581	3.5%	$19.00	1/31/2027	1, 5-year	N
Mardel Christian & Education	NR/NR/NR	30,000	3.4%	$240,000	1.5%	$8.00	1/31/2028	None	N
PetSmart	NR/B1/B+	20,539	2.4%	$297,816	1.8%	$14.50	6/30/2028	1, 5-year	N
Blue Zoo	NR/NR/NR	19,893	2.3%	$664,983	4.0%	$33.43	1/31/2033	None	N
Dave & Buster’s	NR/B1/B	19,625	2.3%	$326,700	2.0%	$16.65	1/31/2034	2, 5-year	N
DSW	NR/NR/NR	17,932	2.1%	$220,000	1.3%	$12.27	1/31/2030	1, 5-year	N
The Fresh Market	NR/NR/NR	17,493	2.0%	$222,686	1.3%	$12.73	7/31/2027	3, 5-year	N
Subtotal/Wtd. Avg.		281,900	32.4%	$3,742,997	22.6%	$13.28

Other Tenants(5)		392,560	45.1%	$12,546,318	75.9%	$31.96
Occupied Subtotal/Wtd. Avg.		815,860	93.7%	$16,539,316	100.0%	$20.27

Vacant Space		54,618	6.3%
Total/Wtd. Avg.		870,478	100.0%
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes rent steps totaling $1,558,479 through December 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	JCPenney owns its improvements and ground leases the underlying land from the borrower sponsors. JCPenney is only responsible for paying real estate tax reimbursements and common area maintenance recovery income.
(4)	Dillard’s, Target and Cabela's (which are not part of the Pinnacle Hills Promenade Property) occupy 399,140 square feet and anchor the Pinnacle Hills Promenade Shopping Center. Such non-collateral anchors do not have operating covenants in place.
(5)	Includes 3,163 square feet of inline tenant space as to which only percentage rent totaling $58,169 is due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The following table presents certain information relating to tenant sales history in order of square feet:

Tenants Sales(1)
Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF / Screen	2023 Sales	2023 Sales PSF / Screen	TTM 10/31/2024 Sales	TTM 10/31/2024 Sales PSF / Screen	TTM 10/31/2024 Occupancy Cost(2)
Malco Theatre(3)	42,860	$3,069,397	$255,783	$3,783,028	$315,252	$3,466,383	$288,865	13.2%
Blue Zoo	19,893	NAV	NAV	$2,666,764	$134	$1,952,735	$98	34.5%
Dave & Buster's	19,625	$4,971,531	$253	$6,174,235	$315	$6,262,276	$319	6.0%
Pottery Barn	12,500	$5,893,817	$472	$5,873,436	$470	$6,003,827	$480	6.5%
Texas De Brazil Churrasca	9,000	$0	$0	$3,314,821	$368	$3,707,012	$412	6.6%
Versona Accessories	8,493	$1,108,205	$130	$1,056,465	$124	$1,016,427	$120	22.1%
Victoria’s Secret/Pink	7,454	$4,008,365	$538	$3,622,573	$486	$3,694,942	$496	11.3%
Local Lime	7,434	$5,550,840	$747	$6,009,610	$808	$6,165,392	$829	5.5%
Hollister	7,296	$2,217,960	$304	$2,329,541	$319	$2,880,529	$395	8.7%
P.F. Chang’s Asian Bistro	6,826	$5,817,803	$852	$6,416,004	$940	$6,631,345	$971	5.4%
lululemon athletica	6,776	$8,182,126	$1,208	$9,316,628	$1,375	$9,046,348	$1,335	5.0%
Windsor	6,528	$1,220,851	$187	$1,215,050	$186	$1,241,310	$190	7.6%
Williams-Sonoma	6,501	$2,382,683	$367	$2,588,164	$398	$2,758,216	$424	6.2%
Gap	6,490	$1,266,669	$195	$1,543,248	$238	$1,772,833	$273	15.4%
Banana Republic	6,000	$1,636,635	$273	$1,517,677	$253	$1,515,569	$253	15.1%
Sephora	5,709	$7,369,859	$1,291	$10,786,994	$1,889	$11,487,185	$2,012	4.1%
Hibbett Sports	5,496	$1,693,928	$308	$1,613,757	$294	$1,522,530	$277	13.9%
Big Orange Burgers	5,451	$3,709,482	$681	$3,853,699	$707	$3,856,596	$708	5.7%
American Eagle Outfitters	5,317	$2,765,339	$520	$2,872,378	$540	$2,886,897	$543	13.6%

(1)	Information obtained from the borrowers.
(2)	TTM 10/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(3)	Malco Theatre sales are based on 12 screens.

The following table presents certain information relating to the lease rollover schedule at the Pinnacle Hills Promenade Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
Vacant	NAP	54,618	6.3%	6.3%	NAP	NAP	NAP	NAP
MTM & 2024	4	1,617	0.2%	6.5%	$61,603	0.4%	0.4%	$38.10
2025	18	34,482	4.0%	10.4%	$1,163,971	7.0%	7.4%	$33.76
2026	20	185,955	21.4%	31.8%	$2,411,686	14.6%	22.0%	$12.97
2027	17	171,214	19.7%	51.5%	$3,155,690	19.1%	41.1%	$18.43
2028	13	95,919	11.0%	62.5%	$2,278,824	13.8%	54.8%	$23.76
2029	13	64,491	7.4%	69.9%	$1,617,868	9.8%	64.6%	$25.09
2030	7	80,960	9.3%	79.2%	$1,583,385	9.6%	74.2%	$19.56
2031(3)	5	33,228	3.8%	83.0%	$774,494	4.7%	78.9%	$23.31
2032	5	77,545	8.9%	91.9%	$1,174,962	7.1%	86.0%	$15.15
2033	4	36,652	4.2%	96.1%	$1,278,217	7.7%	93.7%	$34.87
2034	5	32,797	3.8%	99.9%	$968,615	5.9%	99.6%	$29.53
2035 & Beyond	1	1,000	0.1%	100.0%	$70,000	0.4%	100.0%	$70.00
Total/Wtd. Avg.(4)	112	870,478	100.0%		$16,539,316	100.0%		$20.27
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes rent steps totaling $1,558,479 through December 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 3,163 square feet of inline tenant space as to which only percentage rent is due.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The Market. The Pinnacle Hills Promenade Property is located in Rogers, Arkansas, within the Fayetteville-Springdale-Rogers core based statistical area (the “Fayetteville CBSA”). The northwest area of Arkansas is home to Fortune 500 companies JB Hunt, Tysons Foods, Murphy USA, Dillard’s and Walmart. These global corporations are economic drivers for the Fayetteville CBSA. Approximately 400 Fortune 500 companies maintain a presence in northwest Arkansas and over 1,600 Walmart vendors have chosen the area for corporate offices. Three of the largest companies in the Fayetteville CBSA, Walmart, Tysons and J.B. Hunt, have all reinvested in the growth of the area. Walmart is building a new world-class headquarters in Bentonville and is expected to take up more than 350 acres spread across 12 office buildings. In 2017, Tyson Foods opened its second office, a new 56,000 square foot technology hub, in downtown Springdale. J.B. Hunt has also made multiple expansions in the region to address its growth needs. Additionally, the University of Arkansas with a student enrollment of over 30,000 students is located approximately 20 miles from the Pinnacle Hills Promenade Property.

The Pinnacle Hills Promenade Property is located at the intersection of Interstate Highway 49 and Promenade Boulevard approximately 10 miles east of the Northwest Arkansas National Airport. According to a third-party market research report, the Pinnacle Hills Promenade Property is located within the Northwest Arkansas retail market and the West Rogers retail submarket. According to a third-party market research report, as of the third quarter of 2024, the Northwest Arkansas retail market reported vacancy of 2.8% with an average asking rental rate of $18.85 per square foot and inventory of approximately 37.3 million square feet. According to a third party market research report, as of the fourth quarter of 2024, the West Rogers retail submarket reported vacancy of 2.0% with an average asking rental rate of $24.79 per square foot and inventory of approximately 4.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Pinnacle Hills Promenade Property was 3,538, 50,560 and 125,235, respectively. The 2023 average household income within the same radii was $182,237, $151,444 and $123,313, respectively.

The following table presents information relating to the appraisal’s market rent conclusions for the Pinnacle Hills Promenade Property:

Market Rent Summary(1)
Space Type	Market Rent PSF(2)	Renewal %	Term (Years)	Tenant Allowances(2)
				New	Renewal
Anchor	$12.35	75%	20	$1.00	$0.50
Strip Center	$17.10	75%	16	$7.28	$3.64
Inline	$39.89	75%	6	$32.53	$16.26
(1)	Source: Appraisal and the underwritten rent roll dated November 30, 2024.
(2)	Represents weighted average.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The appraisal identified six shopping centers in the Pinnacle Hills Promenade Property’s primary competitive set as outlined below:

Inline Competitive Set Summary(1)
Name	Pinnacle Hills Promenade (subject)	1710 W Hudson Rd Strip Center	Shoppes On the Trail	2012 Promenade Blvd	Kantz Center	College Marketplace	Northwest Arkansas Mall
Address	2203 South Promenade Boulevard	1710 West Hudson Road	Bella Vista Way	2012 Promenade Boulevard	2668 East Citizens Drive	3379 North. College Avenue	4201 North Shiloh Drive
City, State	Rogers, AR	Rogers, AR	Bella Vista, AR	Rogers, AR	Fayetteville, AR	Fayetteville, AR	Fayetteville, AR
Gross Leasable Area (SF)	870,478(2)	9,282	10,771	14,543	15,811	80,176	820,581
Year Built	2006	1998	2020	2007	2000	2015	1972
Tenants	Restock AR, Face Foundrie, Claire’s, PLNK RGR and Lego(3)	Cali2Ark	Premiere Physical Therapy & Sports Rehab	Prime IV Wellness Glo Tanning	Burn Bootcamp	Hollywood Feed	Zales Jewelers Kay Jewelers
Tenant SF	1,000 – 4,001	3,229	1,449	4,089	6,800	4,690	3,506
Initial Rent PSF	$50.46(2)	$23.00	$35.00	$36.00	$68.45	$45.00	$119.25 - $125.00
Lease Term (Yrs.)	8.6(2)	10.0	7.0	5 - 10	6.0	5.0	10.0
Lease Type	Net	Net	Net	Net	Net	Net	Net
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated November 30, 2024.
(3)	Represents retail tenants at the Pinnacle Hills Promenade Property that executed leases since the beginning of 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 13 – Pinnacle Hills Promenade

The following table presents certain information relating to the underwritten cash flows of the Pinnacle Hills Promenade Property:

Operating History and Underwritten Net Cash Flow (1)
	2019	2020	2021	2022	2023	TTM 10/31/2024	UW	UW PSF
Gross Potential Rent(1)	$14,016,464	$13,164,670	$12,694,110	$14,845,907	$16,983,017	$17,337,739	$19,339,100	$22.22
Vacancy & Collection Loss	(164,727)	(352,383)	(372,809)	277,355	(32,748)	(228,528)	(1,365,450)	(1.57)
Reimbursements	3,730,080	3,357,693	2,810,475	3,146,445	3,399,747	3,670,201	4,027,305	4.63
Other Income	466,712	564,836	456,807	406,838	685,214	831,797	831,797	0.96
Effective Gross Income	$18,048,528	$16,734,816	$15,588,583	$18,676,545	$21,035,230	$21,611,209	$22,832,752	$26.23

Real Estate Taxes	1,512,696	1,374,340	1,297,551	1,295,661	1,310,606	1,379,726	1,415,219	1.63
Insurance	122,834	137,345	169,629	184,958	192,270	214,042	215,210	0.25
Other Operating Expenses	3,284,439	3,065,801	3,005,788	3,213,616	3,503,229	3,413,507	3,462,368	3.98
Total Operating Expenses	$4,919,969	$4,577,486	$4,472,969	$4,694,234	$5,006,105	$5,007,274	$5,092,797	$5.85

Net Operating Income(2)(3)(4)	$13,128,560	$12,157,330	$11,115,614	$13,982,311	$16,029,125	$16,603,935	$17,739,955	$20.38
Replacement Reserves	0	0	0	0	0	0	174,096	0.20
TI/LC	0	0	0	0	0	0	870,478	1.00
Net Cash Flow	$13,128,560	$12,157,330	$11,115,614	$13,982,311	$16,029,125	$16,603,935	$16,695,381	$19.18
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes (i) rent increases totaling $1,558,479 through December 31, 2025, (ii) overage rent totaling $1,276,166, (iii) percent-in-lieu of base rent totaling $58,169 and (iv) overage telecom rent totaling $100,000.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily due to new leasing throughout 2022 and an approximately $1,408,524 increase in percentage rent. In such time period, eight new leases totaling approximately $1.8 million of gross rent and 91,187 square feet were executed.
(3)	The increase from 2022 Net Operating Income to 2023 Net Operating Income is primarily due to new leasing throughout 2023. In 2023, 10 new leases totaling approximately $2.2 million of gross rent and 82,199 square feet were executed.
(4)	The increase from TTM 10/31/2024 Net Operating Income to UW Net Operating Income is primarily due to new leasing throughout 2024. Since the beginning of 2024, six new leases totaling approximately $895,694 of gross rent and 14,770 square feet have been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 14 – Springfield Hotel Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type - Subtype:	Hospitality - Various
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	428
Loan Purpose:	Refinance	Location:	Springfield, IL
Borrowers:	3000 South Dirksen, LP and 3050 South Dirksen, LP	Year Built / Renovated:	Various / 2016
Borrower Sponsors:	Carlos Rodriguez, Sr., David Buddemeyer, Daniel Klinger and Sami Shiro	Occupancy / ADR / RevPAR:	55.2% / $118.38 / $65.31
Interest Rate:	7.80000%	Occupancy / ADR / RevPAR Date:	2/28/2025
Note Date:	1/29/2025	4th Most Recent NOI (As of):	$1,132,608 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$1,325,202 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,898,164 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,973,251 (TTM 2/28/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	54.8% / $116.78 / $63.96
Amortization Type:	Interest Only	UW Revenues:	$15,036,120
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$12,039,035
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,997,085
Additional Debt:	No	UW NCF:	$2,395,640
Additional Debt Balance:	NAP	Appraised Value / Per Room:	$27,000,000 / $63,084
Additional Debt Type:	NAP	Appraisal Date:	12/9/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$39,720
Taxes:	$202,736	$33,789	N/A	Maturity Date Loan / Room:	$39,720
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	63.0%
ADA Work Reserve(2):	$50,000	$0	N/A	Maturity Date LTV:	63.0%
Seasonality Reserve:	$20,000	$78,000	N/A	UW NCF DSCR:	1.78x
Immediate Repairs Reserve:	$48,400	$0	N/A	UW NOI Debt Yield:	17.6%
Replacement Reserves:	$0	(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	100.0%	Loan Pay-off	$15,258,442	89.8%
			Return of Equity	$884,533	5.2
			Closing Costs	$535,889	3.2
			Upfront Reserves	$321,136	1.9
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%
(1)	Monthly deposits into the insurance reserve equal to 1/12th of the annual insurance premiums will be required if the borrowers do not obtain a blanket policy acceptable to the lender.
(2)	The borrowers were required to deposit $50,000 at closing into an ADA Work Reserve based on a third-party engineer’s review of the required work to be completed.
(3)	On a monthly basis, the borrowers are required to escrow the greater of (i) 4% of projected gross income or (ii) the amount required by the franchise agreement for replacement reserves.

The Loan. The fourteenth largest mortgage loan (the “Springfield Hotel Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,000,000 and is secured by the borrowers’ fee interest in a 288-room, full-service hotel and a 140-room, limited-service hotel located in Springfield, Illinois (collectively the “Springfield Hotel Portfolio Properties”). The Springfield Hotel Portfolio Mortgage Loan was originated on January 29, 2025 by BMO. The Springfield Hotel Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Springfield Hotel Portfolio Mortgage Loan is February 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 14 – Springfield Hotel Portfolio

The Property. The Springfield Hotel Portfolio Properties are comprised of (1) a 140-room limited-service hotel called Holiday Inn Express & Suites Springfield (“Holiday Inn Express & Suites Springfield Property”), and (2) a 288-room full-service hotel called Crowne Plaza Springfield – Convention CTR (“Crowne Plaza Springfield – Convention CTR Property”), each of which is located in Springfield, Illinois, and, in the aggregate, total 428 rooms. The Springfield Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated, surrendered, expires, or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Springfield Hotel Portfolio Mortgage Loan borrowers have entered into a replacement franchise agreement. Individual property releases are not permitted for the Springfield Hotel Portfolio Mortgage Loan.

The following table presents certain information relating to the Springfield Hotel Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Crowne Plaza Springfield – Convention CTR 3000 South Dirksen Parkway, Springfield, IL 62703	1996 / 2016	288	$11,050,000	65.0%	$ 17,000,000	$2,143,559	71.5%
Holiday Inn Express & Suites Springfield 3050 South Dirksen Parkway, Springfield, IL 62703	1974 / 2016	140	$5,950,000.	35.0%	$ 10,000,000	$853,526	28.5%
Total		428	$17,000,000	100.0%	$ 27,000,000	$2,997,085	100.0%

Crowne Plaza Springfield - Convention CTR

The Crowne Plaza Springfield – Convention CTR Property is a thirteen-story, full-service hotel situated on an approximately 12.88-acre site at 3000 South Dirksen Parkway, Springfield, Illinois. The Crowne Plaza Springfield – Convention CTR Property was originally constructed in 1996, and in 2016, the borrower sponsors completed a soft room and bathroom renovation for both the rooms and common areas. The Crowne Plaza Springfield – Convention CTR Property consists of 288 rooms and includes the Long 9 Restaurant, Harvest Bakery, Long 9 Lounge, indoor pool, business center, fitness center, sundry shop, casino gaming room, 70,626 square feet of meeting & event space, and an 850 space parking lot.

According to the appraisal, demand segmentation is expected to be 30% commercial (107.44% market penetration in 2024), 30% leisure (117.29% market penetration in 2024), and 40% meeting & group (120.68% market penetration in 2024).

Holiday Inn Express & Suites Springfield

The Holiday Inn Express & Suites Springfield Property is a four-story, limited-service hotel situated on an approximately 3.06-acre site at 3050 South Dirksen Parkway, Springfield, Illinois. The Holiday Inn Express & Suites Springfield Property was originally constructed in 1974 and converted into the current hotel in 1998. In 2016, the borrower sponsors completed a soft goods and bathroom renovation for both the rooms and common areas. The Holiday Inn Express & Suites Springfield Property consists of 140 rooms and includes a complimentary breakfast area, business center, fitness center, laundry, sundry shop, 1,200 square feet of meeting space, and a 215-space parking lot.

According to the appraisal demand segmentation is expected to be 60% commercial (111.74% market penetration in 2024), 25% leisure (76.28% market penetration in 2024), and 15% meeting & group (134.91% market penetration in 2024).

The Holiday Inn Express & Suites Springfield Property is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire on January 25, 2035.

The Crowne Plaza Springfield – Convention CTR Property is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire on January 5, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 14 – Springfield Hotel Portfolio

Environmental. According to the Phase I environmental assessments dated December 13, 2024, there is no evidence of any recognized or controlled recognized environmental conditions at the Springfield Hotel Portfolio Properties.

The Market. The Springfield Hotel Portfolio Properties are located in the Sangamon County of Springfield, Illinois within the Illinois South Hospitality market. According to the appraisal, the Illinois South Hospitality market is comprised of 264 hotel properties totaling 16,618 rooms. According to the appraisal, as of 2024, the Illinois South Hospitality market had an occupancy rate of 52.6%, 12-month ADR of $101, and a 12-month RevPAR of $53. The local area draws corporate demand from regional offices and local businesses including the Memorial Health System, Hospital Sisters Health System, and the Springfield Clinic. Additionally, the local area is home to attractions such as the Abraham Lincoln Presidential Library & Museum and Abraham Lincoln’s home. In recent years, the competitive market supply has remained consistent with no proposed hotels anticipated to enter the area in the near future.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Crowne Plaza Springfield – Convention CTR(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	42.3%	$110.05	$46.61	47.9%	$111.43	$53.34	113.0%	101.3%	114.4%
2024	44.3%	$121.62	$53.82	52.7%	$114.94	$60.54	119.0%	94.5%	112.5%
TTM(3)	41.8%	$125.14	$52.32	50.8%	$122.95	$62.44	121.5%	98.2%	119.3%
(1)	The competitive set includes Comfort Suites Near Route 66, President Abraham Lincoln Springfield, Wyndham Springfield City Centre, and Ramada Springfield North.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties are attributable to differing reporting methodologies and/or timing differences.
(3)	TTM represents the trailing 12-month period ending February 28, 2025.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Express & Suites Springfield(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	57.1%	$103.99	$59.37	51.1%	$109.50	$55.97	89.5%	105.3%	94.3%
2024	57.0%	$107.40	$61.26	55.5%	$110.83	$61.49	97.3%	103.2%	100.4%
TTM(3)	58.2%	$110.06	$64.02	57.0%	$117.65	$67.11	98.1%	106.9%	104.8%
(1)	The competitive set includes Comfort Suites Near Route 66, Country Inn & Suites by Radisson Springfield, IL, MainStay Suites Springfield, Hilton Garden Inn Springfield, Ramada Springfield North, and Drury Inn & Suites Springfield IL.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties are attributable to differing reporting methodologies and/or timing differences.
(3)	TTM represents the trailing 12-month period ending February 28, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 14 – Springfield Hotel Portfolio

The following table presents certain information relating to the operating history and the underwritten cash flows at the Springfield Hotel Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy(4)	36.1%	47.7%	54.2%	55.2%	54.8%
ADR(4)	$103.06	$109.65	$113.18	$118.38	$116.78
RevPAR(4)	$37.24	$52.32	$61.36	$65.31	$63.96
Room Revenue	$5,817,765	$8,173,991	$9,585,478	$9,992,786	$9,991,873	$23,345	66.5%
Food & Beverage Revenue	1,838,248	3,594,263	4,564,258	4,706,081	4,765,876	11,135	31.7
Other Departmental Revenue	126,253	176,396	207,419	274,765	278,370	650	1.9
Total Revenue	$7,782,266	$11,944,650	$14,357,155	$14,973,632	$15,036,120	$35,131	100.0%
Room Expense	$1,577,015	$2,735,591	$2,936,638	$2,901,086	$2,900,577	$6,777	29.0%
Food & Beverage Expense	746,104	2,235,632	2,873,034	2,496,900	2,528,626	5,908	53.1
Other Expense	56,832	48,181	85,735	92,925	94,152	220	33.8
Departmental Expenses	$2,379,951	$5,019,404	$5,895,408	$5,490,911	$5,523,355	$12,905	36.7%
Gross Operating Income	$5,402,314	$6,925,246	$8,461,747	$9,482,721	$9,512,765	$22,226	63.3%
Total Undistributed Expenses(5)	$3,686,482	$5,045,293	$5,881,013	$5,782,132	$5,789,654	$13,527	38.5%
Gross Operating Profit	$1,715,832	$1,879,953	$2,580,734	$3,700,589	$3,723,111	$8,699	24.8%
Total Fixed Expenses(6)	$583,224	$554,751	$682,570	$727,338	$726,026	$1,696	4.8%
Net Operating Income	$1,132,608	$1,325,202	$1,898,164	$2,973,251	$2,997,085	$7,003	19.9%
FF&E	311,291	477,786	597,335	604,054	601,445	1,405	4.0
Net Cash Flow	$821,318	$847,416	$1,300,828	$2,369,197	$2,395,640	$5,597	15.9%
(1)	TTM column reflects the trailing 12 months ending February 28, 2025.
(2)	Per Room values are based on 428 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expenses and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties are attributable to differing reporting methodologies and/or timing differences.
(5)	Total Undistributed Expenses include general and administrative, IT, marketing, franchise fee, management fee, property operations and maintenance, and utilities.
(6)	Total Fixed Expenses include real estate taxes, insurance, equipment lease expense, ground lease payment, and other.

The following table presents certain information relating to the Crowne Plaza Springfield – Convention CTR Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2025 Occupancy(3)	2025 ADR(3)	2025 RevPAR(3)
Crowne Plaza Springfield – Convention CTR	1996	288	30%	40%	30%	52.8%	$120.23	$63.52
Comfort Suites Near Route 66	1995	92	60%	10%	30%	50% - 55%	$100 - $105	$50 - $55
President Abraham Lincoln Springfield	1985	310	25%	40%	35%	50% - 55%	$130 - $140	$65 - $70
Wyndham Springfield City Centre	1974	369	20%	60%	20%	25% - 30%	$115 - $125	$30 - $35
Ramada Springfield North	1993	97	60%	10%	30%	50% - 55%	$115 - $125	$60 - $65
Total/Wtd. Avg.		1,156	30%	41%	28%	43.0%	$123.72	$53.68
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties are attributable to differing reporting methodologies and/or timing differences.
(3)	The Occupancy, ADR and RevPAR for the Crowne Plaza Springfield – Convention CTR Property is as of trailing-twelve month period ending February 28, 2025 and the remainder are estimated for 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 14 – Springfield Hotel Portfolio

The following table presents certain information relating to the Holiday Inn Express & Suites Springfield Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2025 Occupancy(3)	2025 ADR(3)	2025 RevPAR(3)
Holiday Inn Express & Suites Springfield	1974	140	60%	15%	25%	60.0%	$114.98	$69.02
Comfort Suites Near Route 66	1995	92	60%	10%	30%	50% - 55%	$105 - $115	$50 - $60
Country Inn & Suites by Radisson Springfield, IL	2013	78	60%	5%	35%	60% - 65%	$105 - $115	$60 - $70
MainStay Suites Springfield	1987	109	60%	5%	35%	50% - 55%	$75 - $80	$35 - $45
Hilton Garden Inn Springfield	2005	117	50%	20%	30%	60% - 65%	$110 - $120	$65 - $75
Ramada Springfield North	1993	97	60%	10%	30%	50% - 55%	$115 - $125	$55 - $65
Drury Inn & Suites Springfield IL	1993	117	40%	10%	50%	60% - 65%	$135 - $145	$80 - $90
Total/Wtd. Avg.		750	55%	11%	33%	56.0%	$113.83	$64.24
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Springfield Hotel Portfolio Properties are attributable to differing reporting methodologies and/or timing differences.
(3)	The Occupancy, ADR and RevPAR for the Holiday Inn Express & Suites Springfield Property is as of trailing-twelve month period ending February 28, 2025 and the remainder are estimated for 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 15 – 3105 Patrick Henry
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,600,000	Title:	Fee
Cut-off Date Principal Balance:	$16,600,000	Property Type - Subtype:	Industrial – R&D/Flex
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	55,944
Loan Purpose:	Refinance	Location:	Santa Clara, CA
Borrower:	Patrick Henry Recovery Acquisition LLC	Year Built / Renovated:	1978 / NAP
Borrower Sponsor(1):	Cross Lake Partners LLC	Occupancy:	100.0%
Interest Rate:	7.03100%	Occupancy Date:	5/6/2025
Note Date:	2/10/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$1,839,696 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,786,425 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,923,066 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,335,704
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$595,951
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,739,753
Additional Debt:	No	UW NCF:	$1,672,620
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$24,900,000 / $445
Additional Debt Type:	NAP	Appraisal Date:	10/28/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$297
Taxes:	$0	$23,535	N/A	Maturity Date Loan / SF:	$297
Insurance:	$65,004	$16,251	N/A	Cut-off Date LTV(3):	66.7%
Replacement Reserve:	$0	$932	$22,378	Maturity Date LTV(3):	66.7%
TI / LC Reserve:	$559,440	$4,662	$111,888	UW NCF DSCR:	1.41x
Free Rent Reserve(2):	$453,147	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,600,000	96.3%	Loan Payoff	$15,012,147	87.1%
Borrower Sponsor Equity	637,627	3.7	Closing Costs(4)	1,147,889	6.7
			Upfront Reserves	1,077,590	6.3
Total Sources	$17,237,627	100.0%	Total Uses	$17,237,627	100.0%
(1)	The non-recourse carveout guarantor is Paulson Real Estate Master Fund II LLC, a closed end fund that has commenced the process to wind down pursuant to the applicable fund governance documents, which permit additional 1-year extensions of the fund’s term. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.
(2)	The tenant has free rent from July through September 2025.
(3)	The 3105 Patrick Henry Property has a dark value of $19,300,000, which results in a Cut-off Date LTV and Maturity Date LTV of 86.0%.
(4)	Closing Costs include an interest rate buy-down credit of $498,000.

The Loan. The fifteenth largest mortgage loan (the “3105 Patrick Henry Mortgage Loan”) is secured by the borrower’s fee interest in an R&D/flex industrial property located in Santa Clara, California (the “3105 Patrick Henry Property”). The 3105 Patrick Henry Mortgage Loan was originated on February 10, 2025 by German American Capital Corporation. The 3105 Patrick Henry Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $16,600,000, has a five-year term, accrues interest at a fixed rate of 7.03100% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the 3105 Patrick Henry Mortgage Loan is March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 15 – 3105 Patrick Henry

The Property. The 3105 Patrick Henry Property is a 55,944 square foot R&D/flex industrial property positioned on a 3.49 acre parcel. The 3105 Patrick Henry Property was built in 1978 and consists of one low-rise building that was extensively renovated since then. The current buildout of the 3105 Patrick Henry Property includes R&D lab space, manufacturing space, a cleanroom, and shipping/receiving space as well as office space and employee meeting rooms. The 3105 Patrick Henry Property is currently zoned ML (light industrial) and features 3,000 AMP/480-277 volts of power, two-grade high loading doors, and 18-foot clear heights. Additionally, the 3105 Patrick Henry Property features concrete tilt-up walls supported by concrete columns, steel frame interiors, and a TPO roofing system. Heating and cooling are provided by 22 rooftop units with capacities between four and twenty tons. Site access is provided by two entrances from Patrick Henry Drive and the 3105 Patrick Henry Property features 189 parking spaces.

The 3105 Patrick Henry Property is 100% leased to Picarro, Inc (“Picarro”). Picarro was founded in 1997 and offers solutions to measure greenhouse gas concentrations, trace gases and stable isotopes across many research and industrial applications. Picarro currently has 320 employees and, along with its headquarters at the 3105 Patrick Henry Property, has satellite offices in China, Switzerland, India, the Netherlands, South Korea, and Taiwan.

The following table presents certain information relating to the sole tenant at the 3105 Patrick Henry Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Picarro, Inc	NR / NR / NR	55,944	100.0%	$32.40	$1,812,586	100.0%	6/30/2028
Occupied Collateral Total / Wtd. Avg.		55,944	100.0%	$32.40	$1,812,586	100.0%

Vacant Space		0	0.0%

Collateral Total		55,944	100.0%

(1)	Based on the underwritten rent roll dated May 6, 2025.

The following table presents certain information relating to the lease rollover schedule at the 3105 Patrick Henry Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	1	55,944	100.0	1,812,586	100.0		55,944	100.0%	$1,812,586	100.0%
2029	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2030	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2031	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2032	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2033	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2034	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2035	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
2036 & Beyond	0	0	0.0	0	0.0		55,944	100.0%	$1,812,586	100.0%
Total	1	55,944	100.0%	$1,812,586	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

169

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 15 – 3105 Patrick Henry

The following table presents certain information with respect to the historical and current occupancy of the 3105 Patrick Henry Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year unless specified.
(2)	Current Occupancy is as of May 6, 2025.

Environmental. According to a Phase I environmental assessment dated November 7, 2024, there was no evidence of any recognized environmental conditions at the 3105 Patrick Henry Property.

The Market. The 3105 Patrick Henry Property is located in Santa Clara, California. According to the appraisal, the 3105 Patrick Henry Property is located in the Santa Clara County flex market. According to the appraisal, the Santa Clara County flex market has a vacancy rate of approximately 9.6% and average asking rents of $32.06 per square foot as of 2023. According to the appraisal, over the past ten years the Santa Clara County flex market supply has decreased by 0.5% as some properties become redeveloped to more intensive office or residential uses. The vacancy rate has been relatively consistent, ranging only from 9.2% to 12.0%. The average asking rental rate has been increasing every year – even through the pandemic and subsequent economic conditions, ending 2023 at a ten-year high.

According to the appraisal, the 3105 Patrick Henry Property is located within the Santa Clara flex submarket. As of 2023, the Santa Clara flex submarket had a vacancy rate of 8.6% and market rent of $30.26 per square foot. The Santa Clara flex submarket has seen supply decrease by 0.4% over the past ten years. Over the same time period, the average asking rental rate increased every year before dropping slightly in 2023.

The following table presents certain information relating to comparable industrial rental properties to the 3105 Patrick Henry Property:

Comparable Properties Summary(1)
Property Address	Year Built	Occupancy	NRA	Property Type	Capitalization Rate
3105 Patrick Henry Drive Santa Clara, CA(2)	1978	100.0%	55,944	R&D / Flex	6.50%
3011 N. 1st Street San Jose, CA	1986	100.0%	146,159	R&D	6.41%
1010 Rincon Circle San Jose, CA	1984	100.0%	90,871	R&D	7.30%
825 Stewart Drive Sunnyvale, CA	1968	100.0%	75,350	R&D	NAV
3205 Bassett Street Santa Clara, CA	2001	100.0%	33,257	R&D	NAV
1710 Automation Parkway San Jose, CA	1997	100.0%	196,647	R&D	5.00%

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Occupancy and NRA are based on the borrower rent roll dated May 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

170

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 15 – 3105 Patrick Henry

The following table presents certain information with respect to the underwritten cash flow of the 3105 Patrick Henry Property:

Underwritten Net Cash Flow
	2022	2023	TTM (6/30/2024)	Underwritten	Per SF	%(1)
Gross Potential Rent	$1,754,600	$1,807,238	$1,833,946	$1,812,586	$32.40	73.7%
CAM + Other Reimbursements	582,399	514,232	614,354	595,945	10.65	24.2
Other/Misc. Income	0	0	27,521	50,105	0.90	2.0
Net Rental Income	$2,336,999	$2,321,470	$2,475,821	$2,458,636	$43.95	100.0%
Vacancy	0	0	0	(122,932)	(2.20)	(5.0)
Effective Gross Income	$2,336,999	$2,321,470	$2,475,821	$2,335,704	$41.75	95.0%

Total Expenses(2)	$497,303	$535,045	$552,755	$595,951	$10.65	25.5%

Net Operating Income	$1,839,696	$1,786,425	$1,923,066	$1,739,753	$31.10	74.5%

Replacement Reserves	0	0	0	11,189	0.20	0.5
TI/LC	0	0	0	55,944	1.00	2.4
Net Cash Flow	$1,839,696	$1,786,425	$1,923,066	$1,672,620	$29.90	71.6%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Total Expenses include management fee, repairs and maintenance, real estate taxes and insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171

Structural and Collateral Term Sheet	BMO 2025-5C10
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

172

Structural and Collateral Term Sheet	BMO 2025-5C10
Contacts
Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

173

Structural and Collateral Term Sheet	BMO 2025-5C10
Contacts
Societe Generale – Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

John D'Elisa	john.d'elisa@sgcib.com	(212) 278-4608
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

UBS - CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS - CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

174